UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALL FOR ONE MEDIA CORP.
(Exact name of registrant as specified in its charter)

Utah	7819	81-5006786
(State of Incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

236 Sarles Street

Mt. Kisco, New York 10549

(914) 574-6174

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Please send copies of all communications to:

BRUNSON CHANDLER & JONES, PLLC

175 South Main Street, Suite 1410

Salt Lake City, Utah 84111

801-303-5772

(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(do not check if a smaller reporting company)		Emerging Growth Company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be registered	Number of shares of common stock to be registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common Stock	10,500,000	.05	525,000	65.36

___________

(1)

In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)

Based on the lowest trading price of the Company’s common stock during the ten (10) consecutive trading day period immediately preceding the filing of this Registration Statement of approximately $0.05. The shares offered, hereunder, may be sold by the selling stockholder from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.

(3)	The fee is calculated by multiplying the aggregate offering amount by .0001245, pursuant to Section 6(b) of the Securities Act of 1933.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall, thereafter, become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

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PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED  August ____, 2018

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

All For One Media Corp.

10,500,000 Common Shares

The selling stockholder identified in this prospectus may offer an indeterminate number of shares of its common stock, which will consist of up to 10,500,000 shares of common stock to be sold by GHS Investments LLC (“GHS”) pursuant to an Equity Financing Agreement (the “Financing Agreement”) dated April 11, 2018. If issued presently, the 10,500,000 of common stock registered for resale by GHS would represent 23.12% of our issued and outstanding shares of common stock as of July 12, 2018.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

We will not receive any proceeds from the sale of the shares of our common stock by GHS. However, we will receive proceeds from our initial sale of shares to GHS pursuant to the Financing Agreement. We will sell shares to GHS at a price equal to 80% of the lowest trading price of our common stock during the ten (10) consecutive trading day period beginning on the date on which we deliver a put notice to GHS (the “Market Price”).

GHS is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is traded on OTC Markets under the symbol “AFOM”. On July 3, 2018, the last reported sale price for our common stock was $0.057 per share.

Prior to this offering, there has been a very limited market for our securities. While our common stock is on the OTC Markets, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 8. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is  August __, 2018.

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations, and prospects may have changed since those dates. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “All For One Media” the “Company,” “we,” “us,” and “our” refer to All For One Media Corp., a Utah corporation.

Item 3. SUMMARY INFORMATION

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

Overview

All for One Media Corp. (referred to herein as the “Company,” “All for One” or “AFOM”) was incorporated under the laws of the State of Utah on March 2, 2004, as “Early Equine, Inc.” The Company is principally engaged in content development of media targeted at the “tween” demographic consisting of children between the ages of seven and fourteen. We specialize in creating, launching, and marketing original pop music performed by “boy bands” and “girl groups,” though we also produce motion pictures, pre-recorded music, television, live concert performances, and licensed merchandise. On October 26, 2015, the Company entered into an asset exchange agreement with Crazy for the Boys, LLC, a Delaware limited liability company (“CFTB”), wherein the Company acquired movie screenplays, master recordings, trademarks, URLs, and other assets from CFTB in exchange for 5,201,500 shares of the Company’s common stock. On November 4, 2015 the Company changed its name to All for One Media Corp.

We have generated no revenues, we have an accumulated deficit of $7.47 million as of September 30, 2017, and we anticipate generating losses for the next twelve months. As of September 30, 2017, we had cash and cash equivalents of $109,785, and we will need to raise capital to implement our planned operations. If we are unable to do so, an entire investment in our stock could be lost. To address this concern, we have had discussions with prospective investors interested in financing the Company directly, as well as joint venture partners who have expressed interest in funding or co-funding certain of our projects. Our independent public accounting firm has issued an audit opinion, which includes a statement that the results of our operations and our financial condition raise substantial doubt about our ability to continue as a going concern.

Competition

The Company competes with all forms of entertainment. A large number of companies, many with significantly more resources than All for One Media, Inc., produce and distribute film and music recordings, exploit products in the home entertainment market, and produce music for live theater and performance. Our competitive position primarily depends on the amount and quality of the content produced, its distribution and marketing success, and public response. We also compete to obtain creative and performing talents, story properties, and many other rights that are essential to the success of our business. Operating results for these offerings are influenced by seasonal consumer purchasing behavior, consumer preferences, levels of marketing and promotion, and by the timing and performance of releases, which may be directly or indirectly influenced by competitors.

Trademarks & Copyrights

We own the website URLs www.crazyfortheboys.com, www.allforone.media, and www.thescab.org.

Effect of Existing or Probable Governmental Regulations on the Business

Children’s Privacy

Various laws and regulations intended to protect the interests of children are applicable to our business, including measures designed to protect the privacy of minors online. As we are currently focused on marketing content to this demographic, we will be subject to these regulations. The U.S. Children’s Online Privacy Protection Act (“COPPA”) limits the collection of personal information online from children under the age of 13 by operators of websites or online services. Effective July 1, 2013, the Federal Trade Commission adopted revisions to regulations under COPPA to further expand the scope of the regulations. Such regulations also limit the types of advertising we are able to sell on our websites and applications and impose strict liability for certain actions of advertisers, which could affect advertising demand and pricing. State and federal policymakers are also considering regulatory and legislative methods to protect consumer privacy on the Internet, and these efforts have focused particular attention on children and teens.

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Emerging Growth Company

We may be deemed to be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or “JOBS Act.” As long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and exemptions from the requirements of holding an annual nonbinding advisory vote on executive compensation and seeking nonbinding stockholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We will remain an “emerging growth company” for up to five years, although we would cease to be an “emerging growth company” prior to such time if we have more than $1 billion in annual revenue, more than $700 million in market value of our common stock is held by non-affiliates or we issue more than $1 billion of non-convertible debt over a three-year period.

Smaller Reporting Company

We are subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the disclosure requirements of Regulation S-K of the SEC, as a “smaller reporting company.” That designation will relieve us of some of the informational requirements of Regulation S-K.

Sarbanes-Oxley Act

We are also subject to the Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act created a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and strengthens auditor independence. It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, compensation and oversight of the work of public companies’ auditors; management assessment of our internal controls; prohibits certain insider trading during pension fund blackout periods; requires companies and auditors to evaluate internal controls and procedures; and establishes a federal crime of securities fraud, among other provisions. Compliance with the requirements of the Sarbanes-Oxley Act will substantially increase our legal and accounting costs.

Exchange Act Reporting Requirements

Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to our stockholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14; preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are forwarded to the our stockholders.

We are required to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the Securities Exchange Commission on a regular basis, and are required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a Current Report on Form 8-K.

Number of Total Employees and Number of Full Time Employees

The Company has two full-time employees and no part-time employees.

Corporate History

We are a Utah corporation, originally incorporated in 2004 under the name “Early Equine, Inc.” On October 26, 2015, the Company entered into an asset exchange agreement with Crazy for the Boys, LLC, a Delaware limited liability company (“CFTB”), wherein the Company acquired movie screenplays, master recordings, trademarks, URLs, and other assets from CFTB in exchange for 5,201,500 shares of the Company’s common stock. On November 4, 2015 the Company changed its name to All for One Media Corp.

Our principal executive and operations facility is located at 236 Sarles Street, Mt. Kisco, New York 10549. Our telephone number is (914) 574-6174.

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GHS Equity Financing Agreement and Registration Rights Agreement

Summary of the Offering

Shares currently outstanding:	45,399,864

Shares being offered:	10,500,000

Offering Price per share:

The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds:

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder. However, we will receive proceeds from our initial sale of shares to GHS, pursuant to the Financing Agreement. The proceeds from the initial sale of shares will be used for the purpose of working capital and for potential acquisitions.

OTC Markets Symbol:	AFOM

Risk Factors:	See “Risk Factors” beginning on page 6 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Financial Summary

The tables and information below are derived from our audited consolidated financial statements for the 12 months ended September 30, 2017 and the 12 months ended September 30, 2016.

	Year Ended September 30, 2017	Year End September 30, 2016

Cash	$109,785	$44,323
Total Assets	3,220,739	68,703
Total Liabilities	6,671,765	282,159
Total Stockholder’s Equity (Deficit)	(3,451,026)	(213,456)

Statement of Operations

	Year Ended September 30, 2017	Year End September 30, 2016

Revenue	-	-
Total Expenses	4,953,932	2,283,276
Net Loss for the Period	(4,889,704)	(2,283,000)
Net Loss per Share	(.25)	(.22)

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Special Information Regarding Forward-Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth herein under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non- reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

Risks Related to Our Business

RISKS RELATED TO OUR COMPANY

We may not achieve profitability or positive cash flow.

Our ability to achieve and maintain profitability and positive cash flow will be dependent upon such factors as our ability to organize and promote concerts. Based upon current plans, we expect to incur operating losses in future periods because we expect to incur expenses that will exceed revenues for an unknown period of time. We cannot guarantee that we will be successful in generating sufficient revenues to support operations in the future.

We have a limited operating history which may not be an indicator of our future results.

We are an early stage company with a limited capital base. We have been engaged in organization and start-up activities related to financing the launch of a girl group band. We have no operating history investors may use to evaluate our future performance. As a result of our limited operating history, our plan for rapid growth, and the increasingly competitive nature of the markets in which we operate, the historical financial data is of limited value in evaluating our future revenue and operating expenses. Our planned expense levels will be based in part on expectations concerning future revenue, which is difficult to forecast accurately based on current plans of expansion and growth. We may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue. Further, general and administrative expenses may increase significantly as we expand operations. To the extent that these expenses precede, or are not rapidly followed by, a corresponding increase in revenue, our business, operating results, and financial condition will suffer.

We have never produced, distributed or marketed a movie.

We intend to rely on a number of production, distribution, and marketing methods. Our primary focus will be the production, distribution, and marketing of Crazy For The Boys. Our management team has never produced, distributed or marketed a movie. Production, distribution, and marketing of movies is highly competitive and there can be no assurance that we will be able to market our product.

We are dependent on a limited number of proprietary copyrights.

We intend to derive all revenue from two properties, the Crazy For The Boys film and the Crazy For The Boys soundtrack, which, even if successful, will likely generate revenues for only a limited period of time. Because our licensing revenue is highly subject to the changing trends in the entertainment business, our licensing revenue may be subject to dramatic increases and decreases. Nevertheless, we feel that by promoting these two properties to launch our brand, we can successfully leverage the maturity of social media to connect tweens with content that is relevant and with which they can identify.

Competition in the entertainment industry may make it difficult to succeed long-term.

The recorded music, motion picture, and music publishing industries are highly competitive. Our competition includes major media and entertainment studios, independent film and music production companies, and television networks, both generally and concurrently at the time of release of our respective content. We compete with larger production studios that are better capitalized, who can fund projects based on the returns of prior productions. We will compete with these companies for artists, talent, airtime, and space in retail outlets. We are not at present, and do not expect in the foreseeable future to be, a significant participant in this marketplace. The market for music and movie production, distribution, and marketing is very competitive, and our lack of experience, compared to that of these competitors, may impair our ability to successfully produce content that creates a positive return on investment. Furthermore, we face indirect competition from alternative forms of leisure, such as travel, sporting events, outdoor recreation, and other cultural activities.

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The entertainment industry is highly competitive, rapidly evolving, and subject to constant change. Other entertainment companies currently offer one or more of each of the types of products and services we plan to offer. In addition, our music and motion picture productions will compete for audience acceptance and exhibition outlets with music and motion pictures produced and distributed by other larger, more established companies. As a result, the success of any of our recorded music products or motion pictures is dependent not only on the quality and acceptance of a particular production, but also on numerous independent companies with whom we may partner. Some of our competitors in the music business will include Motown, Time Warner Inc., Universal Music Group, Sony BMG, and EMI, and numerous independent companies. We expect that our film business will compete with well-established companies, including MGM, DreamWorks, Time Warner Inc., Sony, Paramount, and Universal, as well as numerous small independent companies, all of which produce, develop or market films, DVDs, television, and cable programming.

The Company must respond successfully to ongoing changes in the U.S. video entertainment industry and consumer viewing patterns to remain competitive.

The Company expects that a substantial portion of its revenues and profits will be derived from the production and licensing of video entertainment offerings. The U.S. video entertainment industry is evolving, with developments in technology leading to new video services that are experiencing rapid growth, resulting in higher overall video content consumption as well as a shift in consumer viewing patterns as consumers seek more control over when, where, and how they view video content. These changes pose risks to the traditional U.S. television industry and some of the Company’s business models, including the disruption of the traditional television content delivery model by video streaming services, some of which are growing rapidly. The Company’s strategy to address these risks, including continuing to produce high-quality original content, and investing in technology and working with partners to enhance our content offerings, may not be successful. The Company may incur significant costs to implement its strategy and respond to and mitigate the risks from these changes, and, if not successful, could experience a significant adverse impact on the Company’s competitive position, businesses and results of operations.

The popularity of content is difficult to predict and can change rapidly, and low public acceptance of the Company’s content will adversely affect its results of operations.

The revenues expected from the sale, distribution, and licensing of television programming, feature films, music, and other content will depend primarily on widespread public acceptance of that content, which is difficult to predict and can change rapidly. The Company must invest substantial amounts in the production and marketing of its content before it learns whether such content will reach anticipated levels of popularity with consumers. The popularity of the Company’s content depends on many factors, only some of which are within the Company’s control. Examples include the popularity of competing content (including locally-produced content internationally), the availability of alternative forms of leisure and entertainment activities, the Company’s ability to maintain or develop strong brand awareness and target key audiences, and the Company’s ability to successfully anticipate (and timely adapt its content to) changes in consumer tastes in the countries and territories in which the Company operates. Low public acceptance of the Company’s content will adversely affect its results of operations.

Generally, feature films that perform well upon initial release also have commercial success in subsequent distribution channels. Therefore, the underperformance of a feature film, especially an “event” film, upon its public release can result in lower than expected revenues for the Company from the license of the film to broadcast and cable networks. If a new “event” film fails to achieve commercial success upon release, it may limit the Company’s ability to create new content. The failure to develop successful new content could have an adverse effect on the Company’s results of operations.

Consumer purchasing habits are not consistent throughout the year.

Sales of music and licensed goods concepts are seasonal, with a high percentage of retail sales occurring during the third and fourth quarters of the calendar year. As a result of the seasonal nature of our industry, we would be significantly and adversely affected by unforeseen events that negatively impact the retail environment or consumer buying patterns, particularly if such events were to impact the key-selling season.

Some initiatives to respond to and address the changes to the U.S. entertainment industry and consumer viewing and listening patterns may be outside the Company’s control.

While the Company supports the development of better consumer interfaces, the development and implementation of these interfaces are often outside the Company’s control. In addition, the Company may not be able to introduce new business models and products to enhance the value of its content without the cooperation of affiliates or other partners.

Advances in technology may have a material adverse effect on our revenues.

Advances in technology may affect the manner in which entertainment content is distributed to consumers. These changes, which might affect the entertainment industry as a whole, include the proliferation of digital music players, cloud-based services that allow consumers to download and store single songs, and pay-per-view movie services. These developments have created new outlets for consumers to purchase entertainment content. These new outlets may affect the quantity of entertainment products available for purchase and may reduce the amount that consumers are willing to pay for particular products. As a result, there could be a negative impact on our ability to sell DVDs and CDs. Any failure to adapt our business model to these changes could have a material adverse effect on our revenues.

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Our success will depend on external factors in the music and film industries.

Operating in the music and film industries involves a substantial degree of risk. Each planned girl group and boy band music project or film production is an individual artistic work, and unpredictable audience reactions determine commercial success. The commercial success of a music or film project also depends on:

•	the quality and acceptance of other competing records or films released into the marketplace at or near the same time;
•	critical reviews;
•	the availability of alternative forms of entertainment and leisure activities;
•	general economic conditions; and
•	various other tangible and intangible factors.

Each of these factors is subject to change and cannot be predicted with certainty. There can be no assurance that our planned music and film projects will receive favorable ratings or reviews or that consumers will purchase our entertainment products and services.

The Company’s results of operations may be adversely affected if the Company’s efforts to increase sales of its video content and make digital ownership of content more compelling to consumers are not successful.

Several factors have contributed to an industry-wide decline in sales of home entertainment products in physical formats in recent years, including consumers shifting to on demand video subscriptions and electronic purchases and rentals; consumers electing to rent films using discount rental kiosks; changing retailer strategies and initiatives (e.g., reduction in floor space devoted to home entertainment products in physical formats); retail store closures; weak economic conditions; increasing competition for consumer discretionary time and spending; and piracy. The Company’s efforts to offset the decline in sales of home entertainment products in physical formats and to make digital ownership of content more attractive to consumers may not be successful or may take several more years to become successful.

The Company may be adversely affected if distributors fail to adequately promote our creative projects.

Decisions regarding the timing of release and promotional support of our girl group and boy band music, music video, motion picture, television, and related licensing products are important in determining the success of the Company. As with most production companies, we do not control the manner in which our distributing partners distribute our content to final consumers. Although our distributors will have a financial interest in the success of our girl group and boy band projects, and decision by our distributors to not promote our products, or to promote a competitor’s products, could have a material adverse effect on our business and financial condition.

If the Company fails to compete successfully against alternative sources of entertainment, there may be an adverse effect on the Company’s results of operations.

The Company competes with all other sources of entertainment, including television, premium pay television services, on demand video subscriptions, feature films, the Internet, home entertainment products, videogames, social networking, print media, pirated content, live sports and other events, for consumers’ leisure and entertainment time and discretionary spending. The increased number of media and entertainment choices available to consumers has made it much more difficult to attract and obtain their attention and time. There can be no assurance that the Company will be able to compete successfully in the future against existing or new competitors.

The Company must protect its intellectual property.

We will rely on copyright, trademark, and other proprietary rights law to protect the intellectual property of our girl group and boy band projects. Our business is subject to the risk of third parties infringing on these intellectual property rights. We may need to pursue litigation to protect our intellectual property and that of our authorized licensors, which could result in substantial costs and divert resources.

Threats of piracy of the Company’s content, products, and other intellectual property may further decrease the revenues received from the legitimate sale, licensing, and distribution of its content and adversely affect its business and profitability.

Though the Company has never been victim of copyright piracy, it may be negatively affected this practice, and any piracy of the Company’s content, products and other intellectual property could reduce the revenues the Company earns from the legitimate sale, licensing and distribution of its content, products and other intellectual property. The risks relating to piracy have increased in recent years due to technological developments that have made it easier to create, distribute and store high-quality unauthorized copies of content, such as the proliferation of cloud-based storage and streaming services, increased broadband Internet speeds and penetration rates, and increased availability and speed of mobile data transmission. Piracy is particularly prevalent in countries that lack effective copyright and technical legal protections or enforcement measures, and illegitimate operators based in those parts of the world can attract viewers from anywhere in the world. Once our projects are produced for mass distribution, the Company will devote the necessary resources to protect its content, products and intellectual property, but these efforts to enforce rights and combat piracy may not be successful.

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The Company may be subject to claims that it infringed intellectual property rights of others, which could require the Company to change its business practices.

Successful claims that the Company infringes on the intellectual property rights of others could require the Company to enter into royalty or licensing agreements on unfavorable terms, incur substantial monetary liability, be prohibited preliminarily or permanently from further use of the intellectual property in question or require the Company to change its business practices to stop the infringing use, which could limit its ability to compete effectively. Even if the Company believes a claim of intellectual property infringement is without merit, defending against the claim can be time-consuming and costly and divert management’s attention and resources away from its businesses.

We may be negatively affected by adverse general economic conditions.

Current conditions in domestic and global economies are extremely uncertain. Adverse changes may occur as a result of softening global economies, wavering consumer confidence caused by the threat of terrorism and war, and other factors capable of affecting economic conditions. Such changes could have a material adverse effect on our business, financial condition, and results of operations.

The Company’s businesses are subject to labor interruption.

The Company and some of its suppliers and business partners retain the services of writers, directors, actors, technicians, trade employees and others involved in the development and production of its television, feature film, and music content, who are covered by collective bargaining agreements. If negotiations to renew expiring collective bargaining agreements are not successful or become unproductive, the affected unions could take actions such as strikes, work slowdowns or work stoppages. Such actions or the possibility of such actions could result in delays in the production of the Company’s television programming and feature films. The Company could also incur higher costs from such actions, new collective bargaining agreements or the renewal of collective bargaining agreements on less favorable terms. Many of the collective bargaining agreements that cover individuals providing services to the Company are industry-wide agreements, and the Company may lack practical control over the negotiations and terms of these agreements. Depending on their duration, such union or labor disputes could have an adverse effect on the Company’s results of operations.

Our success depends largely on our management.

We are dependent on the continued employment of Brian Lukow, our President and CEO. Although we believe that we would be able to locate a suitable replacement, if we lose the services of Mr. Lukow, we cannot assure you that we would be able to do so. Additionally, our future operating results will substantially depend on our ability to attract and retain highly qualified management, financial, technical, creative, and administrative personnel. Competition for such people is intense and can lead to increased compensation expenses. We cannot assure you that we will be able to attract and retain the personnel necessary for the development of our business.

We need to obtain additional financing in order to continue our operations.

On a prospective basis, we will require both short-term financing for operations and long-term capital to fund our expected growth. We have no existing bank lines of credit and have not established any definitive sources for additional financing programs. The entertainment industry is rapidly evolving and our inability to take advantage of opportunities because of capital constraints may have a material adverse effect on our current business and future prospects.

RISKS RELATED TO OUR SECURITIES

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the OTC Pink and other similarly-tiered quotation boards have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

•	variations in our operating results;
•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
•	changes in operating and stock price performance of other companies in our industry;
•	additions or departures of key personnel; and
•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

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Our common shares may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume. Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on brokers-dealers who sell our securities. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock. This could prevent you from reselling your shares and may cause the value of your investment to decline.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

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Sales of our currently issued and outstanding stock and conversions of notes into issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

A majority of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (“Rule 144”). As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that one year following a company filing Form 10 information with the SEC to that effect, a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock. Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock.

We may finance our operations and develop strategic relationships by issuing equity or debt securities, which could significantly reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our stock and in any event, may have a dilutive impact on your ownership interest, which could cause the market price of our stock to decline.

Our preferred stock could be issued to inhibit potential investors or delay or prevent a change of control that may favor you.

Some of the provisions of our certificate of incorporation, our bylaws and Utah law could, together or separately, discourage potential acquisition proposals or delay or prevent a change in control. In particular, our board of directors has issued preferred stock with preferential voting rights to our CEO, Brian Lukow.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•

make a reasonable determination that the transaction in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

RISKS RELATED TO THIS OFFERING

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the GHS Financing Agreement.

The sale of our common stock to GHS Investments LLC in accordance with the Financing Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to GHS in order to exercise a put under the Financing Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

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The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the GHS Financing Agreement may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the GHS Financing Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Financing Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Financing Agreement is realized. Dilution is based upon common stock put to GHS and the stock price discounted to GHS’s purchase price of 80% of the lowest trading price during the pricing period.

GHS Investments LLC will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the GHS Financing Agreement will be purchased at a twenty percent (20%) discount, or eighty percent (80%) of the lowest trading price during the ten (10) consecutive trading days immediately preceding our notice to GHS of our election to exercise our "put" right.

GHS has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If GHS sells our shares, the price of our common stock may decrease. If our stock price decreases, GHS may have further incentive to sell such shares. Accordingly, the discounted sales price in the Financing Agreement may cause the price of our common stock to decline.

We may not have access to the full amount under the Financing Agreement.

The lowest traded price of the Company’s common stock during the ten (10) consecutive trading day period immediately preceding the filing of this Registration Statement was approximately $0.05. At that price we would be able to sell shares to GHS under the Financing Agreement at the discounted price of $0.04. At that discounted price, the 10,500,000 shares would only represent $420,000, which is far below the full amount of the Financing Agreement.

Item 4. USE OF PROCEEDS

The Company will use the proceeds from the sale of the Shares for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in good faith deem to be in the best interest of the Company.

Item 5. DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the GHS Financing Agreement. GHS may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Item 6. DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of our selling shareholders pursuant to the GHS Financing Agreement.

Item 7. SELLING SECURITY HOLDER

The selling stockholder identified in this prospectus may offer and sell up to 10,500,000 shares of our common stock, which consists of shares of common stock to be sold by GHS pursuant to the Financing Agreement. If issued presently, the shares of common stock registered for resale by GHS would represent 23.12% of our issued and outstanding shares of common stock as July 12, 2018.

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We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The selling stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

GHS will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.

Information concerning the selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholder upon termination of this offering, because the selling stockholders may offer some or all of the common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold, hereunder, will not exceed the number of shares offered, hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the selling stockholder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 45,399,864 shares of our common stock outstanding as of July 12, 2018.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

	Shares Owned by the Selling Stockholders	Shares of Common Stock		Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	before the Offering (1)	Being Offered		# of Shares (2)	% of Class (2)

GHS Investments LLC (3)	0	10,500,000	(4)	0	0%

Notes:

(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

(2)

Because the selling stockholders may offer and sell all or only some portion of the 10,500,000 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that any of the selling stockholders will hold upon termination of the offering.

(3)	Mark Grober exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by GHS Investments LLC.

(4)	Consists of up to 10,500,000 shares of common stock to be sold by GHS pursuant to the Financing Agreement.

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THE OFFERING

On April 11, 2018, we entered into an Equity Financing Agreement (the “Financing Agreement”) with GHS Investments LLC (“GHS”). Although we are not mandated to sell shares under the Financing Agreement, the Financing Agreement gives us the option to sell to GHS, up to $4,000,000 worth of our common stock over the period ending twenty-four (24) months after the date this Registration Statement is deemed effective. The $4,000,000 was stated as the total amount of available funding in the Financing Agreement because this was the maximum amount that GHS agreed to offer us in funding. There is no assurance the market price of our common stock will increase in the future. The number of common shares that remain issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Financing Agreement. If the bid/ask spread remains the same we will not be able to place a put for the full commitment under the Financing Agreement. Based on the lowest trading price of our common stock during the ten (10) consecutive trading day period preceding July 12, 2018 of approximately $0.05, the registration statement covers the offer and possible sale of $525,000 worth of our shares.

The purchase price of the common stock will be set at eighty percent (80%) of the lowest trading price of the common stock during the ten (10) consecutive trading day period immediately preceding the date on which the Company delivers a put notice to GHS. In addition, there is an ownership limit for GHS of 9.99%.

GHS is not permitted to engage in short sales involving our common stock during the term of the commitment period. In accordance with Regulation SHO, however, sales of our common stock by GHS after delivery of a put notice of such number of shares reasonably expected to be purchased by GHS under a put will not be deemed a short sale.

In addition, we must deliver the other required documents, instruments and writings required. GHS is not required to purchase the put shares unless:

•	Our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable put shall have been declared effective;
•	we shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities; and
•	we shall have filed all requisite reports, notices, and other documents with the SEC in a timely manner.

As we draw down on the equity line of credit, shares of our common stock will be sold into the market by GHS. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in our stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the equity line of credit. If our stock price declines, we will be required to issue a greater number of shares under the equity line of credit. We have no obligation to utilize the full amount available under the equity line of credit. Without taking into account the beneficial ownership limitations in the Financing Agreement (that limits GHS owning more than 4.99% of the total issued and outstanding common stock of the Company at any time), and based on the market price that would be used according to the Financing Agreement (a twenty percent discount to $0.05, the lowest trading price in the past ten days), the investor will be able to sell up to 10,500,000 registered shares of common stock to GHS. This is less than the amount that is available in the Financing Agreement (up to $4,000,000) that would be the equivalent of 100,000,000 shares.

Neither the Financing Agreement nor any of our rights or GHS’s rights thereunder may be assigned to any other person.

Other Agreements with GHS Investments, LLC

On June 27, 2018, the Company entered into an Amended Promissory Note with GHS Investments LLC in the amount of $16,500 for principal borrowings of up to $15,000. The Amended Promissory Note amended a certain 10% Convertible Promissory Note entered into on May 21, 2018 by removing to variability of the conversion feature of the note and establishing a fixed conversion price of $0,041 per share. principal and all accrued interest is due on January 24, 2018. The note is unsecured and bears interest at the rate of 10% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to $0.041 per share. If the entire principal and interest amount is converted by GHS after one year at the conversion rate, they will receive 442,683 shares of common stock.

We do not intend that the securities being registered herein will be issued in satisfaction of this debt obligation to GHS or by converting this or another promissory note. We have the ability to repay the indebtedness created by this note without recourse to the monies received or to be received under the Financing Agreement, as we anticipate generating revenue from the CFTB Movie. We do not have any other convertible promissory note arrangements with GHS.

On July 30, 2018, the Company entered into a Promissory Note with GHS Investments LLC in the amount of $40,000. The note is unsecured and bears interest at the rate of 8% per annum from the issuance date thereof until the note is paid. The maturity date of the note is January 30, 2019. The note is not convertible. We do not intend that the securities being registered herein will be issued in satisfaction of this debt obligation to GHS or by another promissory note. We have the ability to repay the indebtedness created by this note without recourse to the monies received or to be received under the Financing Agreement, as we anticipate generating revenue from the CFTB Movie.

Item 8. PLAN OF DISTRIBUTION

Each of the selling stockholders named above and any of their pledgees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	privately negotiated transactions;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; or

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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GHS is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. GHS has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock of our company. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholders. We may, however, receive proceeds from the sale of our common stock under the Financing Agreement with GHS. Neither the Financing Agreement with GHS nor any rights of the parties under the Financing Agreement with GHS may be assigned or delegated to any other person.

We have entered into an agreement with GHS to keep this prospectus effective until GHS has sold all of the common shares purchased by it under the Financing Agreement and has no right to acquire any additional shares of common stock under the Financing Agreement.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders.

Item 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate of seven hundred million (700,000,000) shares of common stock, $0.001 par value per share. As of July 12, 2018, we had 45,399,864 shares of common stock outstanding.

Each share of common stock shall have one (1) vote per share. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Dividends

We have not paid any dividends on our common stock since our inception and do not intend to pay any dividends in the foreseeable future.

The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

The Company has not issued warrants.

Options

The Company has no outstanding options.

Securities Authorized For Issuance Under Equity Compensation Plans

2017 Stock Incentive Plan

In February 2017, the Company’s Board of Directors authorized the 2017 Incentive Stock Plan covering 1,000,000 shares of common stock. The purpose of the plan is designed to retain directors, executives and selected employees and consultants and reward them for making major contributions to the success of the Company. These objectives are accomplished by making long-term incentive awards under the Plan thereby providing Participants with a proprietary interest in the growth and performance of the Company. The Company’s Board of Directors and majority shareholders approved the 2017 Incentive Stock Plan, as amended, on July 26, 2017 (the “Stock Option Plan”). The Stock Option Plan authorizes the issuance of up to 2,000,000 shares of common stock as incentive stock options.

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Preferred Stock

As of July 12, 2018, there are 51 shares of Series A preferred stock outstanding held by one shareholder of record.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and
•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Item 10. INTERESTS OF NAMED EXPERTS AND COUNSEL

The audited financial statements for the Company for the years ended September 30, 2017 and 2016 included in this prospectus have been audited by Malone Bailey, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Brunson Chandler, & Jones, PLLC.

Item 11. INFORMATION WITH RESPECT TO THE REGISTRANT

Overview

All for One Media Corp. (referred to herein as the “Company,” “All for One” or “AFOM”) was incorporated under the laws of the State of Utah on March 2, 2004, as “Early Equine, Inc.” The Company is principally engaged in content development of media targeted at the “tween” demographic consisting of children between the ages of seven and fourteen. We specialize in creating, launching, and marketing original pop music performed by “boy bands” and “girl groups,” though we also produce motion pictures, pre-recorded music, television, live concert performances, and licensed merchandise. On October 26, 2015, the Company entered into an asset exchange agreement with Crazy for the Boys, LLC, a Delaware limited liability company (“CFTB”), wherein the Company acquired movie screenplays, master recordings, trademarks, URLs, and other assets from CFTB in exchange for 5,201,500 shares of the Company’s common stock. On November 4, 2015 the Company changed its name to All for One Media Corp.

We have generated no revenues, we have an accumulated deficit of $7.47 million as of September 30, 2017, and we anticipate generating losses for the next twelve months. As of September 30, 2017, we had cash and cash equivalents of $109,785, and we will need to raise capital to implement our planned operations. If we are unable to do so, an entire investment in our stock could be lost. To address this concern, we have had discussions with prospective investors interested in financing the Company directly, as well as joint venture partners who have expressed interest in funding or co-funding certain of our projects. Our independent public accounting firm has issued an audit opinion, which includes a statement that the results of our operations and our financial condition raise substantial doubt about our ability to continue as a going concern.

Competition

The Company competes with all forms of entertainment. A large number of companies, many with significantly more resources than All for One Media, Inc., produce and distribute film and music recordings, exploit products in the home entertainment market, and produce music for live theater and performance. Our competitive position primarily depends on the amount and quality of the content produced, its distribution and marketing success, and public response. We also compete to obtain creative and performing talents, story properties, and many other rights that are essential to the success of our business. Operating results for these offerings are influenced by seasonal consumer purchasing behavior, consumer preferences, levels of marketing and promotion, and by the timing and performance of releases, which may be directly or indirectly influenced by competitors.

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Trademarks & Copyrights

We own the website URLs www.crazyfortheboys.com, www.allforone.media, and www.thescab.org.

Effect of Existing or Probable Governmental Regulations on the Business

Children’s Privacy

Various laws and regulations intended to protect the interests of children are applicable to our business, including measures designed to protect the privacy of minors online. As we are currently focused on marketing content to this demographic, we will be subject to these regulations. The U.S. Children’s Online Privacy Protection Act (“COPPA”) limits the collection of personal information online from children under the age of 13 by operators of websites or online services. Effective July 1, 2013, the Federal Trade Commission adopted revisions to regulations under COPPA to further expand the scope of the regulations. Such regulations also limit the types of advertising we are able to sell on our websites and applications and impose strict liability for certain actions of advertisers, which could affect advertising demand and pricing. State and federal policymakers are also considering regulatory and legislative methods to protect consumer privacy on the Internet, and these efforts have focused particular attention on children and teens.

Emerging Growth Company

We may be deemed to be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or “JOBS Act.” As long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and exemptions from the requirements of holding an annual nonbinding advisory vote on executive compensation and seeking nonbinding stockholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We will remain an “emerging growth company” for up to five years, although we would cease to be an “emerging growth company” prior to such time if we have more than $1 billion in annual revenue, more than $700 million in market value of our common stock is held by non-“affiliates” or we issue more than $1 billion of non-convertible debt over a three-year period.

Smaller Reporting Company

We are subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the disclosure requirements of Regulation S-K of the SEC, as a “smaller reporting company.” That designation will relieve us of some of the informational requirements of Regulation S-K.

Sarbanes-Oxley Act

We are also subject to the Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act created a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and strengthens auditor independence. It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, compensation and oversight of the work of public companies’ auditors; management assessment of our internal controls; prohibits certain insider trading during pension fund blackout periods; requires companies and auditors to evaluate internal controls and procedures; and establishes a federal crime of securities fraud, among other provisions. Compliance with the requirements of the Sarbanes-Oxley Act will substantially increase our legal and accounting costs.

Exchange Act Reporting Requirements

Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to our stockholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14; preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are forwarded to the our stockholders.

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We are required to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the Securities Exchange Commission on a regular basis, and are required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a Current Report on Form 8-K.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

Employees

The Company has two full-time employees and no part-time employee.

Corporate History

We are a Utah corporation, originally incorporated in 2004 under the name “Early Equine, Inc.” On October 26, 2015, the Company entered into an asset exchange agreement with Crazy for the Boys, LLC, a Delaware limited liability company (“CFTB”), wherein the Company acquired movie screenplays, master recordings, trademarks, URLs, and other assets from CFTB in exchange for 5,201,500 shares of the Company’s common stock. On November 4, 2015 the Company changed its name to All for One Media Corp.

Our principal executive and operations facility is located at 236 Sarles Street, Mt. Kisco, New York 10549. Our telephone number is (914) 574-6174.

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MARKET PRICE OF THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

Our common stock is dually listed on the OTC Bulletin Board (OTCBB) and the OTCQB quotation systems under the ticker symbol “AFOM.” The number of record holders of our common stock at July 12, 2018 was 74.

The high and low common stock share prices for the second quarter of 2018 and calendar years 2017 and 2016, as reported by the OTCBB, are as set forth in the following table. All share prices set forth in the table have been retroactively adjusted to reflect the reverse stock split (as discussed above) for all periods presented.

	2018		2017		2016
	High	Low	High	Low	High	Low
First Quarter	$0.0875	$0.04	$0.20	$0.0611	$3.85	$0.37
Second Quarter	$0.095	$0.04	$0.09	$0.032	$0.37	$0.11
Third Quarter			$0.0525	$0.015	$0.539	$0.16
Fourth Quarter			$0.089	$0.0375	$0.404	$0.017

Holders of Record

The number of record holders of our common stock at July 12, 2018 was 74.

Dividends

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future, if at all. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section labeled “Risk Factors.”

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project,” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Results of Operations

Comparison of 2017 and 2016

Net Revenues

The Company principally engaged in content development of media targeted at the “tween” demographic consisting of children between the ages of seven and fourteen. During the years ended September 30, 2017 and 2016, we did not generate any revenue.

Operating Expenses

Total operating expenses for the year ended September 30, 2017 as compared to the year ended September 30, 2016, were approximately $968,000 and $2,175,000, respectively. The $1,207,000 decrease in operating expenses for the year ended September 30, 2017 is comprised of a decrease of approximately $540,000 in compensation expenses and $911,000 in consulting expense as a result of a decrease in stock based compensation to our CEO and stock based consulting fees to our directors and consultants offset by an increase of $244,000 in general and administrative expenses primarily due to public company expenses, rent, marketing and travel related expenses as a result of an increase in operations of the Company.

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Other Expenses

Total other expense, net, for the year ended September 30, 2017 and 2016 were approximately $3,986,000 and $108,000, respectively, an increase of $3,878,000. The increase in other expense is the primary result of the recognition of derivative expense of approximately $1,774,000, loss resulting from the increase in fair value of derivative liabilities of approximately $1,364,000 and an increase in interest expense of $748,000 in connection with the issuance of convertible notes and amortization of debt discounts and $100,000 of other expense from loan guarantee.

Net loss

We reported a net loss attributable to All For One Media Corp. of approximately $4,890,000 for the year ended September 30, 2017, as compared to $2,283,000 for the year ended September 30, 2016.

Working Capital

	September 30, 2017	September 30, 2016
Current assets	$288,890	$68,703
Current liabilities	6,438,055	271,860
Working capital deficit	$6,149,165	$203,157

We anticipate generating losses and, therefore, may be unable to continue operations in the future. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party.

Going Concern Consideration

As reflected in the accompanying financial statements, the Company has no revenue generating operations and has an accumulated deficit of approximately $7.47 million. In addition, there is a working capital deficiency of approximately $6,149,000 and a stockholder’s deficiency of $3,451,000 as of September 30, 2017. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

Liquidity and Capital Resources

	Years ended September 30,
	2017	2016
Net Cash Used in Operating Activities	$(3,453,303)	$(218,830)
Net Cash Used in Investing Activities	-	-
Net Cash Provided by Financing Activities	3,518,765	263,051
Net Increase in Cash	$65,462	$44,221

Net cash used in operating activities was approximately $3,453,000 for the year ended September 30, 2017 as compared to approximately $219,000 for the year ended September 30, 2016. During the year ended September 30, 2017 cash was used as follows:

•	net loss was approximately $4,953,932, and
•	an increase in our prepaid expenses and other current assets of approximately $159,000,
•	an increase in our film cost of approximately $2,830,000, partially offset by
•	an increase in our total accounts payable and accrued liabilities of approximately $220,000,
•	an increase in total accrued interest of approximately $59,000, and
•

non-cash operating expense of amortization of approximately $527,000, non-cash interest of $129,000, non-cash other expense of $100,000 stock-based compensation of approximately $317,000, derivative expense of $1,774,000 and change in fair value of derivate liabilities of $1,364,000.

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Net cash used in operating activities was approximately $219,000 for the year ended September 30, 2016 as follows:

•	net loss was approximately $2,283,000, and
•	an increase in our prepaid expenses of approximately $20,000, and
•	a decrease in our total accounts payable and accrued expenses of approximately $6,500, partially offset by
•	a decrease in total accrued interest of approximately $12,000, and
•

non-cash operating expense of amortization of approximately $19,000, stock based compensation of approximately $1,984,000, derivative expense of $205,000 and offset by change in fair value of derivative liabilities of $119,000.

Net cash provided by financing activities for the year ended September 30, 2017 was approximately $3,518,000 as compared to approximately $263,000 for the year ended September 30, 2016. During the year ended September 30, 2017, we received proceeds of approximately $2,487,000 from the issuance of convertible notes and loans, $300,000 from a profit share arrangement, and $800,000 from the sale of membership interest in our subsidiary offset by repayments of $68,000 on our convertible notes. During the year ended September 30, 2016, we received proceeds of approximately $135,000 from the issuance of convertible notes, $205,000 from the issuance of our common stock and $2,700 from advance from related party offset by repayments on convertible notes of $80,300.

We currently have no external sources of liquidity, such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital. We expect to require additional financing to fund our current operations for fiscal 2018. There is no assurance that we will be able to obtain additional financing on acceptable terms or at all.

If we are unable to raise the funds required to fund our operations, we will seek alternative financing through other means, such as borrowings from institutions or private individuals. There can be no assurance that we will be able to raise the capital we need for our operations from the sale of our securities. We have not located any sources for these funds and may not be able to do so in the future. We expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to cease operations. If we fail to raise funds, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the financial statements.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet, and revenues and expenses for the period then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, stock-based compensation, valuation of derivative liabilities, and fair value of common stock issued.

Fair value of financial instruments

The Company adopted ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company analyzes all financial instruments with features of both liabilities and equity under the FASB’s accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Depending on the product and the terms of the transaction, the fair value of notes payable and derivative liabilities were modeled using a series of techniques, including closed-form analytic formula, such as the Black-Scholes option-pricing model.

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Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Film Costs

The Company capitalizes costs which were used in the production of films according to ASC 926, Entertainment – Films. For films produced by the Company, capitalized costs include all direct production and financing costs, capitalized interest and production overhead. Production overhead includes the costs of individuals or departments with exclusive or significant responsibility for the production of films. Production overhead does not include general and administrative expenses and marketing, selling and distribution costs. Capitalization of interest costs should generally commence when a film is set for production and end when a film is substantially complete and ready for distribution. Generally, the interest eligible for capitalization includes stated interest, imputed interest, and interest related to debt instruments as well as amortization of discounts and other debt issue costs.

Pursuant to ASC 926-20-35, the Company will begin to amortize capitalized film cost when a film is released and it begins to recognize revenue from the film. These costs for an individual film are amortized and participation costs are accrued to direct operating expenses in the proportion that current year’s revenues bear to management’s estimates of the ultimate revenue at the beginning of the current year expected to be recognized from the exploitation, exhibition or sale of such film. Ultimate revenue includes estimates over a period not to exceed ten years following the date of initial release of the motion picture.

Parties involved in the production of a film may be compensated in part by contingent payments based on the financial results of a film pursuant to contractual formulas (participations) and by contingent amounts due under provisions of collective bargaining agreements (residuals). Such parties are collectively referred to as participants, and such costs are collectively referred to as participation costs. Participations may be given to creative talent, such as actors or writers, or to entities from whom distribution rights are licensed. Participation costs are typically recognized evenly as the ultimate revenues are earned.

Unamortized film costs are tested for impairment when there is an indication that the fair value of the film may be less than unamortized costs. Consistent with the rules for recognizing impairment of long-lived assets in ASC 926, the standard sets forth examples of events or changes in circumstances that indicate that the entity must assess whether the fair value of the film (whether it has been completed or is still in production) is less than the carrying amount of its unamortized film costs.

1.	An adverse change in the expected performance of the film prior to its release

2.	Actual costs substantially in excess of budgeted costs

3.	Substantial delays in completion or release schedules

4.	Changes in release plans, such as a reduction in the initial release pattern

5.	Insufficient funding or resources to complete the film and to market it effectively

6.	Actual performance subsequent to release fails to meet prerelease expectations. (ASC 926-20-35-12)

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This guidance revises the accounting related to leases by requiring lessees to recognize a lease liability and a right-of-use asset for all leases. The new lease guidance also simplifies the accounting for sale and leaseback transactions. This ASU is effective for annual reporting periods beginning after December 15, 2018 and early adoption is permitted. The Company does not believe the guidance will have a material impact on its consolidated financial statements.

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In 2016, the FASB issued new guidance on restricted cash on the statement of cash flows. The new guidance requires the classification and presentation of changes in restricted cash and cash equivalents in the statement of cash flows. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning and ending balances shown on the statement of cash flows. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted. The Company early adopted ASU 2016-18 for the year ended September 30, 2017 and its adoption did not have a material impact on the Company’s consolidated financial statements.

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Non-controlling Interests with a Scope Exception”. The ASU was issued to address the complexity associated with applying generally accepted accounting principles (GAAP) for certain financial instruments with characteristics of liabilities and equity. The ASU, among other things, eliminates the need to consider the effects of down round features when analyzing convertible debt, warrants and other financing instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. The amendments are effective for fiscal years beginning after December 15, 2018, and should be applied retrospectively. Early adoption is permitted, including adoption in an interim period. The Company does not believe the guidance will have a material impact on its consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

ITEM 7A: QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

As a smaller reporting company, we are not required to provide this information.

Item 4. Controls and Procedures

We maintain a set of disclosure controls and procedures designed to ensure that information required to be disclosed by us in reports that we file or submit under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is recorded, processed, summarized, and reported, within the time periods specified in Securities and Exchange Commission (“Commission”) rules and forms. We carried out an evaluation under the supervision and with the participation of our management, including the Chief Executive Officer/Acting Chief Financial Officer, Gene Cartwright, of the effectiveness of its disclosure controls and procedures. Based on that evaluation, the Chief Executive Officer/Acting Chief Financial Officer has concluded that our disclosure controls and procedures were ineffective as of September 30, 2017, due to the existence of a material weakness in our internal control over financial reporting, described below, that we have yet to fully remediate.

Management’s Annual Report on Internal Control over Financial Reporting: Our management, including our Chief Executive Officer/Acting Chief Financial Officer, is responsible for establishing and maintaining adequate internal control over our financial reporting. Internal control over financial reporting is a process designed by, or under the supervision of, our Chief Executive Officer/Chief Financial Officer and implemented by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorization of our management and directors; and (ii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements. Because of their inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Under the supervision and with the participation of our management, including our Principal Executive Officer/Principal Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the 2013 version of the Internal Control – Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission.

Based on our evaluation, our management concluded that our internal control over financial reporting was ineffective as of September 30, 2017, due to the existence of the material weakness described below:

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The Company’s lack of segregation of duties, tax compliance issues, ineffective controls over financial reporting and the need for a stronger internal control environment. This deficiency has resulted in a material weakness in our internal control over financial reporting.

This annual report does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our independent registered public accounting firm pursuant to rules of the Commission that permit non-accelerated filers to provide only the management’s report in their annual reports on Form 10-K.

Except as described above, there were no changes to the Company’s internal controls over financial reporting occurred during the year ended September 30, 2017 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

CHANGES IN AND DISAGREMENTS WITH ACCOUNTANTS

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Identification of Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers. Unless otherwise indicated, the address of each person listed is c/o All for One Media Corp., 236 Sarles Street, Mt. Kisco, New York 10549.

Name and Business Address	Age	Position

Brian J. Lukow	58	President, Chief Executive Officer, Chief Financial Officer and Director

Brian Gold	61	Director

Aimee Ventura O’Brien	53	Secretary and Director

Howard Kra	60	Chief Operating Officer

Brian J. Lukow, 57, President and Director. Brian Lukow began his professional career on Wall Street. He was a senior vice President of Lehman Brothers from 1984 to 1991 and a managing director of Ladenburg Thalmann from 1992 to 1994. Mr. Lukow was most recently the highly talented co-creator and co-producer of Huckapoo. Prior to that, Mr. Lukow was the co-creator and executive producer of Dream Street, a successful boy band, and a best-selling pop music acts in recent years, whose debut album reached number one on the Billboard Magazine Independent charts. The original girl group concept is his creation and is built upon his experience and success with Dream Street and Huckapoo. In addition to his production credits, Mr. Lukow is also an accomplished songwriter. Among Mr. Lukow’s writing credits is the song “Jennifer Goodbye” which was recorded by Dream Street on its first album; that album went on to sell nearly one million units. Mr. Lukow is a co-writer on five of the original Huckapoo recordings as well. Additionally, Mr. Lukow is the associate producer of the motion picture “The Biggest Fan” starring Chris Trousdale, Cindy Williams, and Pat Morita. From 1994 to 1996 Mr. Lukow was President of Brirock Entertainment, a firm specializing in artist management.

Aimee Ventura O’Brien, 52, Secretary and Director. Aimee Ventura O’Brien has a diverse background in business, including experiences on Wall Street and in the world of architecture. On Wall Street, Ms. O’Brien traded complex equity derivatives for Credit Suisse and Fidelity Investment. She eventually decided to return to school to become an architect. Since graduating, Ms. O’Brien has worked for two large building envelope firms in New York, learning about the complex design of building skins. Ms. O’Brien holds a bachelor’s degree in mathematics and business from Skidmore College and a bachelor’s of architecture from NY Institute of Technology. Additionally, she has taken graduate courses at New York University. Ms. O’Brien has won awards from the American Institute of Architects, Henry Adams Certificate, Robert Jensen Memorial Award, and the Maria Bentel Memorial Thesis Travel Grant.

Brian D. Gold, 60, Director. Brian D. Gold is currently the president and CEO of his family’s business, Sultana Distribution Services, Inc., which is the largest candy re-distributor in the United States, selling to hundreds of wholesalers across the country. Mr. Gold started with the company in 1975, joining Sultana Crackers, Inc., a company started by his father, Bernard, in 1947, that was predominately a specialty cracker supplier and distributor. The company sold to independent wagon jobbers who then vended the products to bodegas in the Queens, NY region. Seeing the potential to expand the business, Brian began selling additional products, including candy. This venture prompted the company to expand its operation through sales to wholesale distributors. Brian has long been active in the snack industry and considers himself an original member of the New York City Confectionery Club, who named him their Man of the Year for 1978. Mr. Gold was inducted into the Candy Hall of Fame in 2014.

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Howard Kra, 60, Chief Operating Officer. Mr. Kra, 60, has business experience that spans Wall Street, Private Investment Firms, and his own startup companies. He began his career in 1982 as a wealth advisor at Lehman Brothers in New York, rising rapidly to become a Senior Vice President. In 1993, Mr. Kra relocated to Washington D.C. to join Morgan Stanley as a Senior Vice President, serving until 2002. During his time on Wall Street, Mr. Kra participated in industry consolidations/rollups in the advertising, courier/logistics, and telecommunications industries. Mr. Kra played an instrumental role in the launching of Streamline.com, a pioneering e-commerce company that he helped take public in 1999, raising $45 million before it was acquired by Peapod. Following that, Mr. Kra helped lead the founder of Advanced Communications Group through the process of going public and raising $115 million. In 2004, he became a partner and private investor at Atlantic Capital Group. While there, he worked closely with the beverage company Honest Tea (acquired by Coca-Cola Corp) both as an advisor and early investor. Most recently, Mr. Kra has been working closely with startups through his consulting company, Kra Consults. Mr. Kra received his Bachelor of Science degree from the University of Maryland.

Significant Employees

Other than the above-named officer and directors, we have no full-time employees whose services are materially significant to our business and operations.

Family Relationships

There are no familial relationships among any of our officers or directors. None of our directors or officers is a director in any other reporting companies. The Company is not aware of any proceedings to which any of the Company‚ officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company‚ subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Involvement in Other Public Companies

None.

During the past ten years, none of our present or former directors, executive officers or persons nominated to become directors or executive officers:

•	have been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
•

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•

have been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•

have been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

have been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or have been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of these forms received by us, we believe that, with respect to fiscal year 2017, our officers, directors were in compliance with all applicable filing requirements.

Compliance with Section 16(a) of the Exchange Act

Our common stock is registered under the Exchange Act, and therefore, the officers, directors and holders of more than 10% of our outstanding shares are subject to the provisions of Section 16(a) which requires them to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

27

Code of Ethics

The Company has a Code of Ethics.

Corporate Governance

Nominating Committee

We have not established a Nominating Committee because, due to our lack of operations, we believe that we are able to effectively manage the issues normally considered by a Nominating Committee. Following the entry into any business or the completion of any acquisition, merger or reorganization, a further review of this issue will no doubt be necessitated and undertaken by new management.

If we do establish a Nominating Committee, we will disclose this change to our procedures in recommending nominees to our Board of Directors.

Audit Committee

We have not established an Audit Committee because, due to our lack of material operations and the fact that we only have three directors and one executive officer, we believe that we are able to effectively manage the issues normally considered by an Audit Committee. Following the entry into any business or the completion of any acquisition, merger or reorganization, a further review of this issue will no doubt be necessitated and undertaken by new management.

EXECUTIVE COMPENSATION

Summary Table. The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company, or any of its subsidiaries, for the years ended September 30, 2017 and 2016:

Compensation Table for Executives

Name & Principal Position	Year	Salary ($)	Bonus	Stock Awards ($)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total ($)

Brian Lukow,	2016	61,452	0	652,250	0	0	0	713,702
President	2017	60,000	0	114,040	0	0	0	174,040

Aimee Ventura O’Brien,	2016	0	0	0	0	0	0	0
Secretary	2017	0	0	0	0	0	0	0

Employment Agreements

The Company has an employment contract with Brian Lukow, its President, which provides for a monthly salary of $5,000 plus 20,000 shares of common stock. The employment contract also has customary provisions for other benefits and includes non-competition and non-solicitation clauses. The employment agreement was entered into October 2015, constitutes an “at will” employment arrangement, and may be terminated by either Lukow or the Company upon two months written notice if without cause.

The Company has no other formal employment agreements.

Outstanding Equity Awards at Fiscal Year-End

None; not applicable.

Compensation of Directors

Summary Table. The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named Directors for all services rendered in all capacities to our company, or any of its subsidiaries, for the year ended September 30, 2017:

28

Compensation Table for Directors

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All Other Compensation ($)	Total ($)

Brian Lukow	0	2,954	0	0	0	0	2,954

Brian Gold	0	2,954	0	0	0	0	2,954

Aimee Ventura O’Brien	0	2,954	0	0	0	0	2,954

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table lists, as of July 12, 2018, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using beneficial ownership‚ concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 45,399,864 shares of our common stock issued and outstanding and 51 shares of our Series A Preferred Stock issued and outstanding as of July 12, 2018. We do not have any outstanding options, or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o All for One Media Corp., 236 Sarles Street, Mt. Kisco, New York 10549.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Brian Lukow (3)	Common Stock	8,779,886	19.34%
	Preferred Stock	51	100%
Brian Gold (4)	Common Stock	3,112,580	6.86%
Aimee Ventura O’Brien (5)	Common Stock	1,452,580	3.2%
Directors and Officers as a Group		13,345,046	29.39%
Crazy for the Boys, LLC (6)	Common Stock	5,201,500	11.46%

___________

1.

The number and percentage of shares beneficially owned is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

2.	Based on 45,399,864 issued and outstanding shares of common stock as of July 12, 2018.
3.

Brian Lukow is a director and the Company’s President. Mr. Lukow’s ownership listed in this table includes the 3,578,386 shares Mr. Lukow owns directly and the 5,201,500 shares Mr. Lukow controls indirectly through his position as managing member of Crazy for the Boys, LLC. Additionally, Mr. Lukow owns 51 shares of preferred stock with voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (x) the Numerator. These preferred shares give Mr. Lukow majority voting rights.

4.

Brian Gold is a director of the Company. Mr. Gold’s ownership listed in this table includes the common shares Mr. Gold owns directly; he also owns an indirect interest through his ownership in Crazy for the Boys, LLC, but all of those interests are controlled by Mr. Lukow as the managing member.

5.	Aimee Ventura O’Brien is a director and the Company’s Secretary.
6.

Brian Lukow, the Company’s President and director, is the managing member of Crazy for the Boys, LLC and owns approximately 17% of CFTB. Brian Gold, a director of the Company, owns approximately 20% of CFTB.

29

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person. Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person. At the present time there are no outstanding options or warrants.

Changes in Control

Not applicable.

See Item 5 of this report for information regarding Securities Authorized for Issuance under Equity Compensation Plans.

TRANSACTIONS WITH RELATED PERSONS

In December 2015, the Company through its then- wholly-owned subsidiary, Tween Entertainment, executed a month-to month operating lease agreement with the CEO of the Company. The lease premise is located in Mt. Kisco, New York and the initial term was for a period of 12 months commencing in December 2015 and expiring in December 2016. The lease is currently on a month to month lease. The lease requires the Company to pay a monthly base rent of $1,000. The Company has paid rent $12,000 and $6,700 during the year ended September 30, 2017 and September 30, 2016 respectively.

On January 5, 2016, the Company entered into a two month consulting agreement with a consultant company to provide business advisory services. Pursuant to the consulting agreement, the Company paid a total of $5,000 during the term of the agreement. One of the members of CFTB is an affiliate of this consulting company.

During April 2016, the CEO and a director of the Company loaned $201 and $2,500, respectively, to the Company for working capital purposes. This loan is non-interest bearing and is due on demand.

On April 5, 2016, the Company sold 40,000 shares of the Company’s common stock to a director of the Company for gross proceeds of $4,000.

In June 2016, the Company sold 1,000,000 shares of the Company’s common stock to a consultant at $0.0025 per common share or $2,500. The Company received the proceeds of $2,500 as of September 30, 2016 from the consultant. The consultant is one of the members of CFTB.

In July 2017, the Company sold 1and ½ Class A units of membership interest in CFTB Movie to an affiliated company for $150,000. The affiliated company is owned by a director of the Company (see Note 8).

The CEO of the Company, Brian Lukow, who is the creator, writer, actor and producer of the movie is entitled to receive a writer’s fee of $25,000 and producer’s fee of $100,000 to be paid from gross revenues derived from the movie or the sale of ancillary products. As of September 30, 2017, the Company recorded a total of $125,000 in accrued expenses for services rendered by the CEO of the Company and a corresponding increase in film cost.

In July 2017, the Company sold 1 and ½ Class A units of membership interest in CFTB Movie to an affiliated company for $150,000. The affiliated company is owned by a director of the Company.

The CEO of the Company, who is the creator, writer and also acted as a producer of the Movie is entitled to receive a writer’s fee of $25,000 and producer’s fee of $100,000 to be paid from gross revenues derived from the Movie or the sale of ancillary products. As of September 30, 2017, the Company recorded a total of $125,000 in accrued expenses for services rendered by the CEO of the Company.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system which has a requirement that a majority of directors be independent. Our board of directors has undertaken a review of the independence of each director by the standards for director independence set forth in the NASDAQ Marketplace Rules. Under these rules, a director is not considered to be independent if he or she also is an executive officer or employee of the corporation or a shareholder of the corporation. Our board of directors has determined that the Company does not have any independent directors.

30

ALL FOR ONE MEDIA CORP.

31

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2018	2017
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$114,136	$109,785
Prepaid expenses and other current assets	105,189	179,105
Total current assets	219,325	288,890
Other assets:
Film production costs	2,886,501	2,931,849

TOTAL ASSETS	$3,105,826	$3,220,739

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued liabilities	$192,699	$256,273
Accrued interest	119,524	30,380
Convertible notes payable, net of debt discounts - current	661,075	183,915
Note payable	200,000	-
Loans payable, net of debt discounts	1,832,873	1,740,258
Due to related parties	2,701	2,701
Derivative liabilities	2,227,805	4,224,528
Total current liabilities	5,236,677	6,438,055

Long-term liabilities:
Convertible notes payable including accrued interest, net of debt discounts - long term	206,438	233,710
Total liabilities	5,443,115	6,671,765

Commitments and Contingencies (see Note 8)

Stockholders' deficit:
Preferred stock, $0.001 par value; 5,000,000 shares authorized
Series A Preferred stock ($0.001 Par Value; 51 shares authorized;
51 and 51 shares issued and outstanding
at March 31, 2018 and September 30, 2017, respectively)	-	-
Common stock, $0.001, 700,000,000 shares authorized:
35,442,759 shares and 25,235,361 shares issued and outstanding
as of March 31, 2018 and September 30, 2017, respectively	35,443	25,236
Additional paid-in capital	4,450,094	3,813,095
Accumulated deficit	(6,885,700)	(7,470,559)
Total All For One Media Corp. Stockholders' deficit	(2,400,163)	(3,632,228)

Non-controlling interest in subsidiary	62,874	181,202

Total Stockholders' deficit	(2,337,289)	(3,451,026)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$3,105,826	$3,220,739

See accompanying notes to unaudited interim consolidated financial statements.

F-1

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net revenues	$1,338	-	$1,338	-

Operating expenses:
Compensation expense	$151,620	$22,000	$171,680	$54,520
Professional and consulting expense	75,662	263,585	176,944	309,518
General and administrative expense	38,653	25,840	64,281	74,127
Total operating expense	265,935	311,425	412,905	438,165
Loss from operations	(264,597)	(311,425)	(411,567)	(438,165)

Other income (expense)
Derivative expense	(427,350)	(63,112)	(549,741)	(198,225)
Change in fair value of derivative liabilities	1,491,990	(200,996)	2,659,618	30,565
Interest expense	(704,974)	(99,043)	(1,231,779)	(168,281)
Total other income (expense)	359,666	(363,151)	878,098	(335,941)

Income (loss) before provision for income taxes	95,069	(674,576)	466,531	(774,106)

Provision for income taxes	-	-	-	-
Net income (loss)	95,069	(674,576)	466,531	(774,106)

Losses attributable to non-controlling interest	62,762	-	118,328	-

Net income (loss) attributable to All For One Media Corp.	$157,831	$(674,576)	$584,859	$(774,106)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	29,137,404	17,734,428	27,578,635	17,125,521
Diluted	98,042,735	17,734,428	96,483,966	17,125,521

NET INCOME (LOSS) PER COMMON SHARE OUTSTANDING
Basic	$0.01	$(0.04)	$0.02	$(0.05)
Diluted	$(0.00)	$(0.04)	$(0.01)	$(0.05)

See accompanying notes to unaudited interim consolidated financial statements.

F-2

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	March 31,
	2018	2017
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$466,531	$(774,106)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization of debt discounts	679,608	153,508
Stock-based compensation	152,707	181,900
Derivative expense	549,741	198,225
Change in fair value of derivative liabilities	(2,659,618)	(30,565)
Non-cash interest expense	435,263	-
Changes in assets and liabilities:
Prepaid expenses and other current assets	48,916	(15,142)
Film production costs	(255,614)	(78,383)
Accounts payable and accrued liabilities	(20,494)	3,403
Accrued interest	69,211	14,761
NET CASH USED IN OPERATING ACTIVITIES	(533,749)	(346,399)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on loan payable	(25,000)	-
Payments on convertible notes payable	(78,000)	-
Restricted cash received for subscription payable	-	250,000
Proceeds from note payable	200,000	-
Proceeds from convertible notes payable, net of issuance cost	441,100	321,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	538,100	571,500

NET CHANGE IN CASH AND CASH EQUIVALENTS	4,351	225,101

CASH AND CASH EQUIVALENTS - beginning of year	109,785	44,323

CASH AND CASH EQUIVALENTS - end of period	$114,136	$269,424

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$42,903	$-
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Discount on derivative liabilities	$441,100	$314,879
Reclassification of derivative liabilities to equity upon conversion	$327,946	$120,398
Issuance of common stock in connection with conversion of note payable	$166,553	$30,000
Capitalized interest related to production included in film cost	$46,918	$-
Reclassification from prepaid expense to a note payable as payment	$25,000	$-
Reduction of accounts payable and notes payable and film cost due to the release agreement	$347,880	$-

See accompanying notes to unaudited interim consolidated financial statements.

F-3

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

All for One Media Corp. (the “Company”) was incorporated in the State of Utah on March 2, 2004. The Company is a media and entertainment company focused on creating, launching and marketing original pop music groups commonly referred to as “boy bands” and “girl groups.” The Company’s former operations were in the business of acquiring, training, and reselling horses with an emphasis in the purchase of thoroughbred weanlings or yearlings that were resold as juveniles.

On October 26, 2015, the Company entered into an Asset Exchange Agreement (the “Asset Exchange”) with Crazy for the Boys, LLC (“CFTB”), a privately held company, and certain members owning membership interest in CFTB whereby the Company acquired certain assets from CFTB in exchange for 5,201,500 shares of the Company’s common stock. The assets that were acquired included a movie screenplay, master recordings, trademarks, and web domain names (the “CFTB Assets”).

On December 7, 2016, the Company organized a subsidiaries in the state of Nevada, Crazy for the Boys Movie, LLC (“CFTB Movie”) which was created for the sole purpose of financing, producing and commercially exploiting (via all distribution sources and other means of revenue generation) one feature-length motion picture as a coming of age, musical dramedy, entitled “Crazy For The Boys” (the “Movie”) and all of its allied, ancillary, subsidiaries and merchandising rights. The Company is the Managing Member of CFTB Movie and will have the sole and exclusive right to operate CFTB Movie. As of March 31, 2018, the Company owns approximately 73% of CFTB Movie, the Company’s majority owned subsidiary.

In May 2017, the Company entered into an Assignment and Transfer Agreement with Crazy for the Boys GA LLC (“CFTB GA”), a company organized in the state of Georgia, whereby CFTB GA assigned and transferred all ownership, asset rights and other interest in CFTB GA to CFTB Movie. CFTB GA was created for the sole purpose of producing the one feature-length motion picture entitled “Crazy for the Boys” in the State of Georgia, in the city of Savannah, which offers production incentives up to 30% of Georgia production expenditures in transferable tax credits. The Georgia tax incentive program is available for qualifying projects, including feature films, television series, commercials, music videos, animation and game development. Consequently, CFTB GA became a wholly owned subsidiary of CFTB Movie and as of March 31, 2018, the consolidated financial statements of the Company include the accounts of CFTB GA. Filming for the Movie has been completed in July 2017 and is now in post-production phase.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation

The accompanying interim unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information, which includes consolidated unaudited interim financial statements and present the consolidated unaudited interim financial statements of the Company and its wholly- owned subsidiaries as of March 31, 2018. All intercompany transactions and balances have been eliminated. In the opinion of management, all adjustments necessary to present fairly our financial position, results of operations, and cash flows as of March 31, 2018 and 2017, and for the periods then ended, have been made. Those adjustments consist of normal and recurring adjustments. Certain information and note disclosures normally included in our annual financial statements prepared in accordance with generally accepted accounting principles have been or omitted. The unaudited financial statements should be read in conjunction with the audited financial statements as of and for the year ended September 30, 2017 and footnotes thereto included in the Company’s Report on Form 10K filed with the SEC on January 15, 2018. The results of operations for the three and six months ended March 31, 2018 are not necessarily indicative of the results to be expected for the full year.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company did not have cash equivalents at March 31, 2018. The Company places its cash with high credit quality financial institutions. The Company’s accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At March 31, 2018, the Company had not reached bank balances exceeding the FDIC insurance limit on interest bearing accounts. To reduce its risk associated with the failure of such financial institutions, the Company evaluates at least annually the rating of the financial institutions in which it holds deposits.

F-4

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Prepaid expenses and other current assets

Prepaid expenses and other current assets of $105,189 and $179,105 at March 31, 2018 and September 30, 2017, respectively, consist primarily of costs paid for future services which will occur within a year. Prepaid expenses principally include prepayments for consulting which are being amortized over the terms of their respective agreements. Included in other current assets are deposits of $68,939 and $165,438 at March 31, 2018 and September 30, 2017, respectively. The deposits are related to deposit payments with various unions as security for the payments of all performers and background actors and any unused excess deposits shall be returned following the completion of the Movie which the Company estimates to complete within a year.

Use of estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet, and expenses for the period then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to asset valuations and the fair value of common stock and preferred stock issued, valuation of debt discount, the valuation of derivative liabilities and the valuation of stock-based compensation.

Film Production Costs

The Company capitalizes costs which were used in the production of films according to ASC 926, Entertainment – Films. For films produced by the Company, capitalized costs include all direct production and financing costs, capitalized interest and production overhead. Production overhead includes the costs of individuals or departments with exclusive or significant responsibility for the production of films. Production overhead does not include general and administrative expenses and marketing, selling and distribution costs. Capitalization of interest costs should generally commence when a film is set for production and end when a film is substantially complete and ready for distribution. Generally, the interest eligible for capitalization includes stated interest, imputed interest, and interest related to debt instruments as well as amortization of discounts and other debt issue costs.

Pursuant to ASC 926-20-35, the Company will begin to amortize capitalized film cost when a film is released and it begins to recognize revenue from the film. These costs for an individual film are amortized and participation costs are accrued to direct operating expenses in the proportion that current year’s revenues bear to management’s estimates of the ultimate revenue at the beginning of the current year expected to be recognized from the exploitation, exhibition or sale of such film. Ultimate revenue includes estimates over a period not to exceed ten years following the date of initial release of the motion picture.

Parties involved in the production of a film may be compensated in part by contingent payments based on the financial results of a film pursuant to contractual formulas (participations) and by contingent amounts due under provisions of collective bargaining agreements (residuals). Such parties are collectively referred to as participants, and such costs are collectively referred to as participation costs. Participations may be given to creative talent, such as actors or writers, or to entities from whom distribution rights are licensed. Participation costs are typically recognized evenly as the ultimate revenues are earned.

Unamortized film costs are tested for impairment when there is an indication that the fair value of the film may be less than unamortized costs. Consistent with the rules for recognizing impairment of long-lived assets in ASC 926, the standard sets forth examples of events or changes in circumstances that indicate that the entity must assess whether the fair value of the film (whether it has been completed or is still in production) is less than the carrying amount of its unamortized film costs.

1.	An adverse change in the expected performance of the film prior to its release

2.	Actual costs substantially in excess of budgeted costs

3.	Substantial delays in completion or release schedules

4.	Changes in release plans, such as a reduction in the initial release pattern

5.	Insufficient funding or resources to complete the film and to market it effectively

6.	Actual performance subsequent to release fails to meet prerelease expectations. (ASC 926-20-35-12)

F-5

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH, 31 2018

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

As of March 31, 2018 and September 30, 2017, the carrying value of the film costs was $2,886,501 and $2,931,849, respectively, which included capitalized interest of $149,120 during the six months ended March 31, 2018. During the six months ended March 31, 2018, the Company reduced film cost of $347,880 as a result of the Release and Indemnification Agreement entered into with certain lenders (see Note 5). The Company did not record any impairment losses during the six months ended March 31, 2018 and 2017 as there were no circumstances that indicate whether the fair value of the film is less than the carrying amount in accordance with ASC 926. As of March 31, 2018, the Company was still in post-production phase.

Fair value of financial instruments

The Company adopted ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or Liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company analyzes all financial instruments with features of both liabilities and equity under the FASB’s accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Depending on the product and the terms of the transaction, the fair value of notes payable and derivative liabilities were modeled using a series of techniques, including closed-form analytic formula, such as the Black-Scholes option-pricing model.

The carrying amounts reported in the consolidated balance sheets for cash, prepaid expense, accounts payable and accrued liabilities approximate their estimated fair market value based on the short-term maturity of these instruments. The Company did not identify any other assets or liabilities that are required to be presented on the consolidated balance sheets at fair value in accordance with the accounting guidance.

The Company’s convertible notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at March 31, 2018 and September 30, 2017.

Fair Value of Financial Assets and Liabilities Measured on a Recurring Basis

Level 3 Financial Liabilities - Derivative Liability on Conversion Feature

The Company uses Level 3 of the fair value hierarchy to measure the fair value of the derivative liabilities and revalues its derivative liability on the conversion feature at every reporting period and recognizes gains or losses in the statements of operations that are attributable to the change in the fair value of the derivative liabilities.

The following table presents the derivative financial instruments, measured and recorded at fair value on the Company’s consolidated balance sheets on a recurring basis, and their level within the fair value hierarchy as of March 31, 2018:

	Amount	Level 1	Level 2	Level 3
Derivative liability - Embedded conversion	$2,227,805	$-	$-	$2,227,805

The following table presents the derivative financial instruments, measured and recorded at fair value on the Company’s consolidated balance sheets on a recurring basis, and their level within the fair value hierarchy as of September 30, 2017:

	Amount	Level 1	Level 2	Level 3
Derivative liability - Embedded conversion	$4,224,528	$-	$-	$4,224,528

F-6

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH, 31 2018

Basic and diluted net loss per share

Basic net earnings (loss) per share is computed by dividing the net loss by the weighted average number of common shares during the period. Diluted net earnings (loss) per share is calculated using net income available to common stockholders divided by the diluted weighted average number of common shares outstanding during each period determined using the treasury stock method and the if-converted method. At March 31, 2018 and 2017, the Company has 68,905,331and 10,449,984 potentially dilutive securities outstanding, respectively, related to the convertible promissory notes. The following is a reconciliation of the numerator and denominator used in the basic and diluted earnings per share (“EPS”) calculations.

	Three months ended March 31, 2018	Three months ended March 31, 2017	Six months ended March 31, 2018	Six months ended March 31, 2017
Numerator:
Net income (loss) attributable to All For One Media Corp.	$157,831	$(674,576)	$584,859	$(774,106)
Add: Interest and derivative expense	892,603	-	1,338,457	-
Less: Gain in fair value of derivative liabilities	(1,491,990)	-	(2,659,618)	-
Adjusted net income (loss) attributable to All For One Media Corp.	(441,556)	(674,576)	$(736,302)	$(774,106)

Denominator:
Weighted-average shares of common stock	29,137,404	17,734,428	27,578,635	17,125,521
Dilutive effect of convertible instruments	68,905,331	-	68,905,331	-
Diluted weighted-average of common stock	98,042,735	17,734,428	96,483,966	17,125,521

Net income (loss) per common share from:
Basic	$0.01	$(0.04)	$0.02	$(0.05)
Diluted	(0.00)	(0.04)	(0.01)	(0.05)

Income taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed. The Company currently has no federal or state tax examinations nor has it had any federal or state examinations since its inception. The Company’s 2017, 2016, and 2015 tax years may still be subject to federal and state tax examination.

F-7

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Non-controlling interests in consolidated financial statements

In December 2007, the FASB issued ASC 810-10-65, “Non-controlling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51” (“SFAS No. 160”). This ASC clarifies that a non-controlling (minority) interest in subsidiaries is an ownership interest in the entity that should be reported as equity in the consolidated financial statements. It also requires consolidated net income to include the amounts attributable to both the parent and non-controlling interest, with disclosure on the face of the consolidated income statement of the amounts attributed to the parent and to the non-controlling interest. In accordance with ASC 810-10- 45-21, those losses attributable to the parent and the non-controlling interest in subsidiaries may exceed their interests in the subsidiary’s equity. The excess and any further losses attributable to the parent and the non-controlling interest shall be attributed to those interests even if that attribution results in a deficit non-controlling interest balance. During fiscal year 2017, the Company sold 8 Class A units of membership interest in CFTB Movie and assigned 1 Class B unit in CFTB Movie pursuant to a guarantee agreement which resulted to approximately 27% non-controlling interest. As of March 31, 2018, the Company recorded a non-controlling interest balance of $62,874 in connection with the majority-owned subsidiary, CFTB Movie as reflected in the accompanying consolidated balance sheets and losses attributable to non-controlling interest of $118,328 during the six months ended March 31, 2018 as reflected in the accompanying unaudited consolidated statements of operations.

Revenue Recognition

The Company adopted and implemented on January 1, 2018, ASU Topic 606 – Revenue from Contracts with Customers (“ASU 606”). The Company does not expect ASU 606 to have a material impact on its consolidated financial statements.

Upon implementation of ASU 606, the Company recognizes revenue in accordance with that core principle by applying the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

During the six months ended March 31, 2018, the Company recognize revenue of $1,338 from streaming music sales.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This guidance revises the accounting related to leases by requiring lessees to recognize a lease liability and a right-of-use asset for all leases. The new lease guidance also simplifies the accounting for sale and leaseback transactions. This ASU is effective for annual reporting periods beginning after December 15, 2018 and early adoption is permitted. The Company does not believe the guidance will have a material impact on its consolidated financial statements.

In 2016, the FASB issued new guidance on restricted cash on the statement of cash flows. The new guidance requires the classification and presentation of changes in restricted cash and cash equivalents in the statement of cash flows. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning and ending balances shown on the statement of cash flows. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted. The Company early adopted ASU 2016-18 and its adoption did not have a material impact on the Company’s consolidated financial statements.

F-8

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Non-controlling Interests with a Scope Exception”. The ASU was issued to address the complexity associated with applying generally accepted accounting principles (GAAP) for certain financial instruments with characteristics of liabilities and equity. The ASU, among other things, eliminates the need to consider the effects of down round features when analyzing convertible debt, warrants and other financing instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. The amendments are effective for fiscal years beginning after December 15, 2018, and should be applied retrospectively. Early adoption is permitted, including adoption in an interim period. The Company does not believe the guidance will have a material impact on its consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 – GOING CONCERN

As reflected in the accompanying unaudited consolidated financial statements, the Company had net cash used in operations of $533,749 for the six months ended March 31, 2018. Additionally the Company had an accumulated deficit of $6,885,700 and working capital deficit of $5,017,352 at March 31, 2018. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations.

Uncertainty regarding these matters raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues, there can be no assurances to that effect.

NOTE 4 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable consisted of the following:

	March 31, 2018	September 30, 2017

Convertible notes payable – unrelated party, net of unamortized debt discount of $791,418 and $990,774, respectively	$867,513	$380,516
Less: non-current maturities, net of unamortized debt discount of $200,396 and $480,899, respectively	(206,438)	(196,601)
Convertible notes payable, current maturities	$661,075	$183,915

Convertible notes payable – current

Current portion of convertible notes payable – unrelated party consisted of the following:

	March 31, 2018	September 30, 2017
Principal amount	$1,252,097	$693,790
Less: unamortized debt discount	(591,022)	(509,875)
Convertible notes payable, net – current	$661,075	$183,915

F-9

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 4 – CONVERTIBLE NOTES PAYABLE (continued)

On August 25, 2016, the Company issued a 10% Convertible Promissory Note for principal borrowings of up to $85,000. The 10% convertible promissory note and all accrued interest were due on August 25, 2017. For fiscal year 2017, the Company received additional proceeds of $20,000 which resulted to a total of $85,000 proceeds. The note is secured and bears interest at the rate of 10% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 50% multiplied by the lowest trading price of the Company’s common stock during the 20 trading days immediately preceding the conversion date. During the first 90 to 180 days following the date of these notes the Company had the right to prepay the principal and accrued but unpaid interest due under the note, together with any other amounts that the Company may owe the holder under the terms of the note, at a premium ranging from 150% to 200% as defined in the note agreements. After this initial 180-day period, the Company does not have a right to prepay the notes. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of twenty-two percent (22%) per annum from the due date thereof until the same is paid. The conversion price, however, is subject to full ratchet anti-dilution in the event that the Company issues any securities at a per share price lower than the conversion price then in effect. The Company paid original issuance cost of $5,000 in connection with this note payable which is being amortized over the term of the note. This note is in default. In April 2017, in connection with the conversion of $5,000 principal amount, accrued interest of $5,000 and fees of $600, the Company issued 493,023 shares of common stock to the noteholder. In May 2017, in connection with the conversion of $6,407 principal amount and fees of $600, the Company issued 414,634 shares of common stock to the noteholder. In July 2017, the Company issued an additional 516,501 shares of common stock to the note holder pursuant to the reset conversion terms of the convertible notes. In September 2017, in connection with the conversion $12,803 principal amount and fees of $1,200, the Company issued an aggregate of 2,154,261 shares of common stock to the noteholder. Between November 2017 and March 2018, the Company issued an aggregate of 2,243,176 common stock to the note holder upon the conversion of $45,090 of principal amount, accrued interest of $3,330 and fees of $1,200. As of March 31, 2018, the principal balance of this note is $15,700 after the conversions.

On October 25, 2016, the Company issued a 10% Convertible Promissory Note for principal borrowings of up to $95,000. The 10% convertible promissory note and all accrued interest are due on October 25, 2018. During fiscal year 2017, the Company received proceeds for a total of $95,000. The note is secured and bears interest at the rate of 10% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 50% of the volume weighted average price of the Company’s common stock during the 20 trading days immediately preceding the conversion date. During the first 180 days following the date of the note, the Company has the right to prepay the principal and accrued but unpaid interest due under the note, together with any other amounts that the Company may owe the holder under the terms of the note, at a premium of 150%. After this initial 180-day period, the Company does not have a right to prepay the note. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of 18% per annum from the due date thereof until the same is paid. The conversion price, however, is subject to full ratchet anti-dilution in the event that the Company issues any securities at a per share price lower than the conversion price then in effect. The Company paid original issuance cost of $5,000 in connection with this note payable which will be amortized over the term of the note.

On December 27, 2016, the Company issued a 10% Convertible Promissory Note for principal borrowings of up to $220,000. The 10% convertible promissory note and all accrued interest are due on December 27, 2018. During fiscal 2017, the Company received proceeds for a total of $200,000. The note is secured and bears interest at the rate of 10% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 50% of the volume weighted average price of the Company’s common stock during the 20 trading days immediately preceding the conversion date. During the first 180 days following the date of the note, the Company has the right to prepay the principal and accrued but unpaid interest due under the note, together with any other amounts that the Company may owe the holder under the terms of the note, at a premium of 150%. After this initial 180-day period, the Company does not have a right to prepay the note. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of 18% per annum from the due date thereof until the same is paid. The conversion price, however, is subject to full ratchet anti-dilution in the event that the Company issues any securities at a per share price lower than the conversion price then in effect. The Company paid original issuance cost of $20,000 in connection with this note payable which will be amortized over the term of the note.

F-10

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 4 – CONVERTIBLE NOTES PAYABLE (continued)

Between February 2017 and March 2017, the Company issued 12% Convertible Promissory Notes for aggregate amount of $68,000. The 12% convertible promissory notes and all accrued interest were due in November 2017 and December 2017. The notes were unsecured and bore interest at the rate of 12% per annum from the issuance date thereof until the notes were paid. The note holder had the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 58% of the average of the lowest five trading prices of the Company’s common stock during the 10 trading days immediately preceding the conversion date. During the first 30 to 180 days following the date of these notes, the Company had the right to prepay the principal and accrued but unpaid interest due under these notes, together with any other amounts that the Company may owe the holder under the terms of these notes, at a premium ranging from 115% to 140% as defined in the note agreements. After this initial 180-day period, the Company had no right to prepay the notes. The Company paid original issuance cost of $6,000 in connection with these notes payable which was amortized over the term of the note. Between August 2017 and September 2017, the Company paid off the principal notes of $68,000, accrued interest of $4,058 and additional prepayment interest of $28,823. As of March 31, 2018, the principal balance of these notes was $0.

In June 2017, the Company issued 8% Convertible Promissory Note for principal borrowings of up to $165,000. The 8% convertible promissory note and all accrued interest are due in June 2018. The note is unsecured and bears interest at the rate of 8% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 62% of the volume weighted average price of the Company’s common stock during the 10 trading days immediately preceding the conversion date. During the first 30 to 180 days following the date of this note, the Company has the right to prepay the principal and accrued but unpaid interest due under this note, together with any other amounts that the Company may owe the holder under the terms of this note, at a premium ranging from 115% to 135% as defined in the note agreement. After this initial 180-day period, the Company does not have a right to prepay the note. The Company paid original issuance cost and related loan fees of $30,000 in connection with this note payable which is being amortized over the term of the note. Between January 2018 and March 2018, the Company issued an aggregate of 1,429,378 common stock to the note holder upon the conversion of $38,000 of principal amount and accrued interest of $2,172. As of March 31, 2018, the principal balance of this note is $127,000 after the conversions.

In July 2017, the Company issued 10% Convertible Promissory Note for principal borrowings of up to $60,000. The 10% convertible promissory notes and all accrued interest were due in March 2018. The note was unsecured and bears interest at the rate of 10% per annum from the issuance date thereof until the note was paid. The note holder had the right to convert beginning on the date which was the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which means the lower of: i) 50% discount to the lowest trading price during the previous 20 days trading days to the date of conversion notice or ii) a 50% discount to the lowest trading price during the previous 20 trading days before the date that this note was executed. During the first 90 to 180 days following the date of this note, the Company had the right to prepay the principal and accrued but unpaid interest due under this note, together with any other amounts that the Company may owe the holder under the terms of this note, at a premium ranging from 135% to 150% as defined in the note agreement. After this initial 180-day period, the Company does not have a right to prepay the note. The Company paid original issuance cost and related loan fees of $10,000 in connection with this note payable which is being amortized over the term of the note. Between January 2018 and March 2018, the Company issued an aggregate of 3,128,844 common stock to the note holder upon the conversion of $60,000 of principal amount and accrued interest of $3,990. As of March 31, 2018, the principal balance of this note is $0 after the conversions.

In July 2017, the Company issued 12% Convertible Promissory Note for principal borrowings of up to $110,000. The 12% convertible promissory note and all accrued interest are due in April 2018. The note is unsecured and bears interest at the rate of 12% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 50% of the volume weighted average price of the Company’s common stock during the 20 trading days immediately preceding the conversion date. During the first 30 to 180 days following the date of the notes, the Company has the right to prepay the principal and accrued but unpaid interest due under these notes, together with any other amounts that the Company may owe the holder under the terms of these notes, at a premium ranging from 115% to 135% as defined in the note agreements. After this initial 180-day period, the Company does not have a right to prepay the note. The Company paid original issuance cost and related loan fees of $11,000 in connection with this note payable which is being amortized over the term of the note. Between January 2018 and February 2018, the Company issued an aggregate of 800,000 common stock to the note holder upon the conversion of $4,603 of principal amount, accrued interest of $7,197 and fees of $1,000. As of March 31, 2018, the principal balance of this note is $105,397 after the conversions.

F-11

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 4 – CONVERTIBLE NOTES PAYABLE (continued)

In August 2017, the Company issued 8% Convertible Promissory Notes for principal borrowings of up to $110,000. The 8% convertible promissory notes and all accrued interest are due in August 2018. The notes are unsecured and bears interest at the rate of 8% per annum from the issuance date thereof until the notes are paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 52% of the volume weighted average price of the Company’s common stock during the 15 trading days immediately preceding the conversion date. During the first 60 to 180 days following the date of these notes, the Company has the right to prepay the principal and accrued but unpaid interest due under these notes, together with any other amounts that the Company may owe the holder under the terms of these notes, at a premium ranging from 115% to 135% as defined in the note agreements. After this initial 180-day period, the Company does not have a right to prepay the note. The Company paid original issuance cost and related loan fees of $10,000 in connection with this note payable which is being amortized over the term of the note.

In September 2017, the Company issued 12% Convertible Promissory Notes for principal borrowings of up to $78,000. The 12% convertible promissory notes and all accrued interest were due in June 2018. The notes were unsecured and bears interest at the rate of 12% per annum from the issuance date thereof until the notes are paid. The note holder had the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 58% of the average of the lowest five trading prices of the Company’s common stock during the 10 trading days immediately preceding the conversion date. During the first 30 to 180 days following the date of these notes, the Company had the right to prepay the principal and accrued but unpaid interest due under these notes, together with any other amounts that the Company may owe the holder under the terms of these notes, at a premium ranging from 115% to 140% as defined in the note agreements. After this initial 180-day period, the Company does not have a right to prepay the note. The Company paid original issuance cost and related loan fees of $3,000 in connection with this note payable which is being amortized over the term of the note. In March 2018, the Company paid off the principal notes of $78,000, accrued interest of $4,795 and additional prepayment interest of $32,903. As of March 31, 2018, the principal balance of this note was $0.

In September 2017, the Company issued 12% Convertible Promissory Notes for principal borrowings of up to $110,000. The 12% convertible promissory notes and all accrued interest are due in June 2018. The notes are unsecured and bears interest at the rate of 12% per annum from the issuance date thereof until the notes are paid. The note holder shall have the right to convert beginning on the date which is the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is the lower of (1) 50% of the volume weighted average price of the Company’s common stock during the last 20 trading days prior to the date of conversion or (2) 50% of the lowest closing price during the last 20 trading days immediately preceding the conversion date. During the first 90 to 180 days following the date of this note, the Company has the right to prepay the principal and accrued but unpaid interest due under this note, together with any other amounts that the Company may owe the holder under the terms of this note, at a premium ranging from 135% to 150% as defined in the note agreement. After this initial 180-day period, the Company does not have a right to prepay the note. The Company paid original issuance cost and related loan fees of $11,000 in connection with this note payable which is being amortized over the term of the note.

In November 2017, the Company issued 12% Convertible Promissory Note for principal borrowings of up to $53,000. The 12% convertible promissory note and all accrued interest are due in September 2018. The note is unsecured and bears interest at the rate of 12% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 58% of the average of the lowest five trading prices of the Company’s common stock during the 10 trading days immediately preceding the conversion date. During the first 30 to 180 days following the date of this note, the Company has the right to prepay the principal and accrued but unpaid interest due under this note, together with any other amounts that the Company may owe the holder under the terms of this note, at a premium ranging from 115% to 140% as defined in the note agreement. After this initial 180-day period, the Company does not have a right to prepay the note. The Company paid original issuance cost and related loan fees of $3,000 in connection with this note payable which is being amortized over the term of the note.

Between December 2017 and March 2018, the Company issued 8% Convertible Promissory Notes for principal borrowings of up to $110,000. The 8% convertible promissory notes and all accrued interest are due in December 2018. The notes are unsecured and bears interest at the rate of 8% per annum from the issuance date thereof until the notes are paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 57% of the lowest trading price of the Company’s common stock during the 15 prior trading days including the day of the conversion date. The Company paid total original issuance cost and related loan fees of $10,000 in connection with this note payable which is being amortized over the term of the note.

F-12

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 4 – CONVERTIBLE NOTES PAYABLE (continued)

In December 2017, the Company issued 10% Convertible Promissory Notes for principal borrowings of up to $53,000 which closed on January 3, 2018. The 10% convertible promissory notes and all accrued interest are due in December 2018. The notes are unsecured and bears interest at the rate of 10% per annum from the issuance date thereof until the notes are paid. The note holder shall have the right to convert beginning on the issuance date, the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to the lower of: (i) the closing sale price of the common stock on the trading day immediately on the issuance date, and (ii) 50% of either the lowest sale price for the common stock during the twenty (20) consecutive trading days including and immediately preceding the conversion date, or the closing bid price, whichever is lower. During the first 90 to 180 days following the date of this note, the Company has the right to prepay the principal and accrued but unpaid interest due under this note, together with any other amounts that the Company may owe the holder under the terms of this note, at a premium ranging from 135% to 150% as defined in the note agreement. After this initial 180-day period, the Company does not have a right to prepay the note. The Company paid original issuance cost and related loan fees of $2,650 in connection with this note payable which is being amortized over the term of the note.

In January 2018, the Company issued 10% Convertible Promissory Notes for principal borrowings of up to $40,000. The 10% convertible promissory notes and all accrued interest are due in January 2019. The notes are unsecured and bears interest at the rate of 10% per annum from the issuance date thereof until the notes are paid. The note holder shall have the right to convert beginning on the issuance date, the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to 50% of the lower of: (i) the lowest closing bid price, and (ii) the lowest trading price for the common stock during the twenty (20) consecutive trading days including and immediately preceding the conversion date. During the first 60 to 180 days following the date of this note, the Company has the right to prepay the principal and accrued but unpaid interest due under this note, together with any other amounts that the Company may owe the holder under the terms of this note, at a premium ranging from 115% to 135% as defined in the note agreement. After this initial 180-day period, the Company does not have a right to prepay the note. The Company paid original issuance cost and related loan fees of $2,000 in connection with this note payable which is being amortized over the term of the note.

In January 2018, the Company issued 10% Convertible Promissory Notes for principal borrowings of up to $80,000 and received initial proceeds of $40,000. The 10% convertible promissory notes and all accrued interest are due in January 2019. The notes are unsecured and bears interest at the rate of 10% per annum from the issuance date thereof until the notes are paid. The note holder shall have the right to convert beginning on the issuance date, the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price to a price which is 55% of the lowest trading price of the Company’s common stock during the 25 prior trading days to the conversion date. During the first 90 to 180 days following the date of this note, the Company has the right to prepay the principal and accrued but unpaid interest due under this note, together with any other amounts that the Company may owe the holder under the terms of this note, at a premium ranging from 135% to 150% as defined in the note agreement. After this initial 180-day period, the Company does not have a right to prepay the note. The Company paid original issuance cost and related loan fees of $5,500 in connection with this note payable which is being amortized over the term of the note.

In February 2018, the Company issued 8% Convertible Promissory Notes for principal borrowings of up to $40,000. The 8% convertible promissory notes and all accrued interest are due in February 2019. The notes are unsecured and bears interest at the rate of 8% per annum from the issuance date thereof until the notes are paid. The note holder shall have the right to convert beginning on the issuance date, the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price to a price which is 57% of the lowest trading price of the Company’s common stock during the 15 prior trading days including the day of the conversion date. This note may not be prepaid. The Company paid original issuance cost and related loan fees of $3,000 in connection with this note payable which is being amortized over the term of the note.

In March 2018, the Company issued 10% Convertible Promissory Notes for principal borrowings of up to $80,000. The 10% convertible promissory notes and all accrued interest are due in March 2019. The notes are secured and bears interest at the rate of 10% per annum from the issuance date thereof until the notes are paid. The note holder shall have the right to convert beginning on the issuance date, the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price to a price which is 52% of the lowest trading price of the Company’s common stock during the 18 prior trading days including the day of the conversion date. This note may not be prepaid. The Company paid original issuance cost and related loan fees of $10,000 in connection with this note payable which is being amortized over the term of the note.

F-13

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 4 – CONVERTIBLE NOTES PAYABLE (continued)

In March 2018, the Company issued 12% Convertible Promissory Note for principal borrowings of up to $53,000. The 12% convertible promissory note and all accrued interest are due in December 2018. The note is unsecured and bears interest at the rate of 12% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 58% of the average of the lowest two trading prices of the Company’s common stock during the 10 trading days immediately preceding the conversion date. During the first 30 to 180 days following the date of this note, the Company has the right to prepay the principal and accrued but unpaid interest due under this note, together with any other amounts that the Company may owe the holder under the terms of this note, at a premium ranging from 115% to 140% as defined in the note agreement. After this initial 180-day period, the Company does not have a right to prepay the note. The Company paid original issuance cost and related loan fees of $3,000 in connection with this note payable which is being amortized over the term of the note.

Accrued interest related to all unrelated party convertible note - current amounted to $70,404 and $13,826 at March 31, 2018 and September 30, 2017, respectively, which was included in accrued interest on the accompanying interim consolidated balance sheets.

The Company evaluated whether or not these convertible promissory notes contain embedded conversion features, which meet the definition of derivatives under ASC 815 and related interpretations. The Company determined that the terms of the notes discussed above include a down-round provision under which the conversion price could be affected by future equity offerings undertaken by the Company which cause the embedded conversion options to be accounted for as derivative liabilities. In accordance with ASC 815, the Company has bifurcated the conversion feature of the convertible notes and recorded derivative liabilities on their issuance date and adjusted to fair value through earnings at each reporting date. The Company uses the Binomial Lattice Model to value the derivative liabilities.

Long-term convertible notes payable

Long-term convertible notes payable consisted of the following:

	March 31, 2018	September 30, 2017
Principal amount	$373,750	$677,500
Accrued interest	33,084	37,109
Less: unamortized debt discount	(200,396)	(480,899)
Convertible notes payable, net – long-term	$206,438	$233,710

The Company issued a 10% Convertible Promissory Note for principal borrowings of up to $80,000 on June 21, 2016. The 10% convertible promissory note and all accrued interest are due on June 21, 2018. During fiscal year 2016, the Company received proceeds for a total of $80,000. The note is secured and bears interest at the rate of 10% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 50% of the volume weighted average price of the Company’s common stock during the 20 trading days immediately preceding the conversion date. During the first 180 days following the date of the note, the Company has the right to prepay the principal and accrued but unpaid interest due under the note, together with any other amounts that the Company may owe the holder under the terms of the note, at a premium of 150%. After this initial 180-day period, the Company does not have a right to prepay the note. The conversion price, however, is subject to full ratchet anti-dilution in the event that the Company issues any securities at a per share price lower than the conversion price then in effect. The Company paid original issuance cost of $5,000 in connection with this note payable which is being amortized over the term of the note. On February 14, 2017, the Company issued 681,818 shares of common stock to the note holder upon the conversion of $30,000 principal amount of note pursuant to the conversion terms of the convertible notes. On April 6, 2017, in connection with the conversion of $23,400 principal amount, the Company issued 778,702 shares of common stock to the noteholder. On April 26, 2017, in connection with the conversion of $24,000 principal amount and accrued interest of $2,000, the Company issued 888,889 shares of common stock to the noteholder. On May 5, 2017, in connection with the conversion of $2,600 principal amount and accrued interest of $3,716, the Company issued 247,681 shares of common stock to the noteholder. As of March 31, 2018, the principal balance of this note is $0 after the conversions.

F-14

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 4 – CONVERTIBLE NOTES PAYABLE (continued)

On April 5, 2017, the Company issued a 10% Convertible Promissory Note for principal borrowings of up to $165,000. The 10% convertible promissory note and all accrued interest are due on April 5, 2019. During fiscal 2017, the Company received proceeds for a total of $150,000. The note is secured and bears interest at the rate of 10% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 50% of the volume weighted average price of the Company’s common stock during the 20 trading days immediately preceding the conversion date. During the first 180 days following the date of the note, the Company has the right to prepay the principal and accrued but unpaid interest due under the note, together with any other amounts that the Company may owe the holder under the terms of the note, at a premium of 150%. After this initial 180-day period, the Company does not have a right to prepay the note. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of 18% per annum from the due date thereof until the same is paid. The conversion price, however, is subject to full ratchet anti-dilution in the event that the Company issues any securities at a per share price lower than the conversion price then in effect. The Company paid original issuance cost of $15,000 in connection with this note payable which will be amortized over the term of the note.

On May 2, 2017, the Company issued a 10% Convertible Promissory Note for principal borrowings of up to $110,000. The 10% convertible promissory note and all accrued interest are due on May 2, 2019. During fiscal 2017, the Company received proceeds for a total of $100,000. The note is secured and bears interest at the rate of 10% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 50% of the volume weighted average price of the Company’s common stock during the 20 trading days immediately preceding the conversion date. During the first 180 days following the date of the note, the Company has the right to prepay the principal and accrued but unpaid interest due under the note, together with any other amounts that the Company may owe the holder under the terms of the note, at a premium of 150%. After this initial 180-day period, the Company does not have a right to prepay the note. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of 18% per annum from the due date thereof until the same is paid. The conversion price, however, is subject to full ratchet anti-dilution in the event that the Company issues any securities at a per share price lower than the conversion price then in effect. The Company paid original issuance cost of $10,000 in connection with this note payable which will be amortized over the term of the note.

On May 2, 2017, the Company issued a 10% Convertible Promissory Note for principal borrowings of up to $99,000. The 10% convertible promissory note and all accrued interest are due on May 2, 2019. During fiscal 2017 and January 2018, the Company received proceeds for a total of $87,500 and $11,250, respectively. The note is secured and bears interest at the rate of 10% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 50% of the volume weighted average price of the Company’s common stock during the 20 trading days immediately preceding the conversion date. During the first 180 days following the date of the note, the Company has the right to prepay the principal and accrued but unpaid interest due under the note, together with any other amounts that the Company may owe the holder under the terms of the note, at a premium of 150%. After this initial 180-day period, the Company does not have a right to prepay the note. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of 18% per annum from the due date thereof until the same is paid. The conversion price, however, is subject to full ratchet anti-dilution in the event that the Company issues any securities at a per share price lower than the conversion price then in effect. The Company paid original issuance cost of $9,000 in connection with this note payable which will be amortized over the term of the note. As of March 31, 2018, the principal balance of this note is $98,750.

In June 2017, the note holder of the 10% convertible promissory notes – current and long term entered into a loan and security agreement with the Company whereby the Company has granted a security interest in all the Company’s property, tangible and intangible, existing or subsequently in effect, including but not limited to: 1) all bank accounts, 2) all of the Company’s right under any contract, 3) all accounts payable 4) all chattel paper, documents and instruments related to accounts, 5) all intellectual property now owned such as all rights and title to The Crazy for the Boys Movie 6) all inventory, furniture, fixtures, equipment and supplies, and 7) all proceeds, products and accessions of, and to, any and all of the foregoing.

The Company evaluated whether or not these convertible promissory notes contain embedded conversion features, which meet the definition of derivatives under ASC 815 and related interpretations. The Company determined that the terms of the notes discussed above include a down-round provision under which the conversion prices could be affected by future equity offerings undertaken by the Company which cause the embedded conversion options to be accounted for as derivative liabilities. Additionally, the conversion prices of the notes contain variable rates resulting in an indeterminate number of shares to be issued upon settlement. In accordance with ASC 815, the Company has bifurcated the conversion feature of the convertible notes and recorded derivative liabilities on their issuance date and adjusted to fair value through earnings at each reporting date. The Company uses the Simple Binomial Lattice Model to value the derivative liabilities.

F-15

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 4 – CONVERTIBLE NOTES PAYABLE (continued)

Amortization of debt discount on convertible notes and derivative liabilities

These current and long-term notes were discounted in the total amount of $1,862,129 based on the valuations. The total $1,692,979 debt discount from the valuation of the derivatives and the total of $169,150 original issuance cost and related loan fees are being amortized over the terms of these notes. These derivative liabilities are then revalued on each reporting date. During the six months ended March 31, 2018 and 2017, derivative expense was $549,741 and $198,225, respectively. The gain (loss) resulting from the change in fair value of these convertible instruments was $1,231,779 and $168,281, for the six months ended March 31, 2018 and 2017, respectively. During the six months ended March 31, 2018, the Company reclassified $327,946 of derivative liabilities to additional paid in capital as a result of the conversions of the notes payable into common stock. The Company had recorded derivative liabilities of $2,227,805 at March 31, 2018.

During the six months ended March 31, 2018, the fair value of the derivative liabilities were estimated using the Simple Binomial Lattice Model with the following assumptions:

Dividend rate	0
Term (in years)	0.25 to 1.09 years
Volatility	187% to 189%
Risk-free interest rate	1.39% to 2.09%

For the six months ended March 31, 2018, amortization of debt discounts related to these convertible notes – current and long-term amounted to $679,608, which has been included in interest expense on the accompanying consolidated statements of operations. Accrued interest related to long-term convertible note amounted to $33,084 and $37,109 at March 31, 2018 and September 30, 2017, respectively.

NOTE 5 – NOTE AND LOANS PAYABLE

Note payable

In March 2018, the Company issued an Unsecured Promissory Note for principal borrowings of $200,000 with interest payments of $10,000 per month. The promissory note and all accrued interest are due on May 2, 2018. The Company may prepay without penalty. The Company paid the $10,000 interest in March 2018.

Loans payable

Loans payable consisted of the following:

	March 31, 2018	September 30, 2017
Loan principal amount	$973,465	$1,328,265
Liability to be paid through profit share	300,000	300,000
Profit interest payable	559,408	126,345
Less: unamortized debt discount	-	(14,352)
Loans payable, net	$1,832,873	$1,740,258

In June 2017, through the Company’s subsidiary, CFTB Movie, the Company entered into a 12% loan and security agreement for a loan amount of $400,000. The 12% secured loan and all accrued interest is due on August 15, 2017. The Company received proceeds of $350,000 and paid original issuance cost and related loan fees of $50,000 in connection with this loan which is being amortized over the term of the loan. This loan was used for the production of the Movie. The Company has granted a security interest in all the Company’s property, tangible and intangible, existing or subsequently in effect, including but not limited to : 1) all bank accounts, 2) all of the Company’s right under any contract, 3) all accounts payable 4) all chattel paper, documents and instruments related to accounts, 5) all intellectual property 6) all inventory, furniture, fixtures, equipment and supplies, and 7) all proceeds, products and accessions of, and to, any and all of the foregoing. During fiscal year 2017, amortization of debt discounts related to this 12% secured loan amounted to $50,000 which has been included in film production cost as capitalized interest. Accrued interest related to this loan amounted to $42,062 at March 31, 2018 and has been included in film production cost as capitalized interest.

F-16

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 5 – NOTE AND LOANS PAYABLE (continued)

In July 2017, the Company entered into an Agreement (the “Agreement”), to extend the maturity date to December 1, 2017 from August 15, 2017 and to release the guarantee as discussed below. Beginning on December 1, 2017, and continuing until such time as this loan is repaid, CFTB Movie at its sole option, may choose to make monthly partial payments that will be applied to the outstanding amount, due no later than the first business day of each month, in denominations of no less than $100,000.

In consideration for extending the maturity date to December 1, 2017 and the release of the guarantee, the Company shall pay i) $25,000 fee, ii) 6% of adjusted gross revenue from the Movie as defined in the Agreement and iii) shall be first position of senior secured creditor after repayment of a loan to a certain lender as defined in the Agreement. The $25,000 fee for such extension was amortized up to the extended maturity date of December 1, 2017 and recorded the amortization to film production cost as capitalized interest. For the six months ended March 31, 2018, amortization of the $25,000 debt issuance cost related to this loan amounted to $14,352.

The Company accounted for the 6% profit consideration for the above agreement in accordance with ASC 470-10-35 which requires amounts recorded as debt to be amortized under the interest method as described in ASC 835-30, Interest Method. The Company determined an effective interest rate based on future expected cash flows to be paid to the loan holder. This rate represents the discount rate that equates estimated cash flows with the initial proceeds received from the loan holder and is used to compute the amount of interest to be recognized each period. Estimating the future cash outflows under this agreement requires the Company to make certain estimates and assumptions about future revenues and such estimates are subject to significant variability due to the Movie is still in post-production stage, and thus are subject to significant uncertainty. Therefore, the estimates are likely to change which may result in future adjustments to the accretion of the interest expense and the amortized cost based carrying value of the related loan. Accordingly, the Company has estimated the cash flows associated with the Movie and determined a discount of $537,614 which is being accounted as interest expense over a 5 year estimated life of the Movie based on expected future revenue streams. For the six months ended March 31, 2018, interest expense related to this loan amounted to $154,245 which has been included in interest expense and a corresponding increase in loans payable. As of March 31, 2018, loan payable net of unamortized debt discount amounted $579,245.

Additionally, in July 2017, through the Company’s majority owned subsidiary, CFTB GA, the Company received additional proceeds from issuance of loans for a total of $98,465 from the same lender above. Such loan bears 12% interest per annum and are considered due on demand as there was no set maturity. On December 12, 2017, the Company paid $25,000 towards this loan. As of March 31, 2018, loan payable amounted $73,465 and related accrued interest of $7,058.

In June 2017, through the Company’s majority owned subsidiary, CFTB GA, the Company received initial proceeds for a total of $300,000 from an unrelated party. Additionally, in July 2017, the Company entered into a loan agreement whereby the lender shall provide an additional loan up to $500,000 for the purpose of completing the production of the Movie. Such loans bears no interest and is considered due on demand as there was no set maturity. Between July 2017 and August 2017, through the Company’s majority owned subsidiary, CFTB GA, the Company received additional proceeds from this loan agreement for a total of $450,000. The Company provided this lender a senior secured position with all the tax credits that will be due from the state of Georgia and city of Savannah and all excess deposits posted related to the filming of the Movie. In return for providing the additional loan of $500,000, the Company agreed to 1) issue a note payable of $25,000 to the lender and 2) the lender shall be entitled to a 50% net profit from the Movie. In the event, the $525,000 gets repaid, the lender’s percentage ownership will decrease to 37%. However, the percentage of ownership shall remain at 50% if such additional loan was not paid within 90 days. During fiscal year 2017, the Company recorded capitalized interest of $25,000 in production film cost and a corresponding increase in debt of $25,000 in connection with the issuance of this loan. The Company accounts for the above agreement in accordance with ASC 470-10-25, which requires that cash received from an investor in exchange for the future payment of a specified percentage or amount of future revenue shall be classified as debt. The Company does not purport the arrangements to be a sale and the Company has significant continuing involvement in the generation of cash flows due to the loan holder or investor.

Consequently, the initial proceeds of $300,000 is accounted for as liability or debt to be paid through the profit share arrangement. Additionally, ASC 470-10-35 requires amounts recorded as debt to be amortized under the interest method as described in ASC 835-30, Interest Method. The Company determined an effective interest rate based on future expected cash flows to be paid to the investor. This rate represents the discount rate that equates estimated cash flows with the initial proceeds received from the investor and is used to compute the amount of interest to be recognized each period. Estimating the future cash outflows under this agreement requires the Company to make certain estimates and assumptions about future revenues and such estimates are subject to significant variability due to the Movie is still in post-production stage, and thus are subject to significant uncertainty. Therefore, the estimates are likely to change which may result in future adjustments to the accretion of the interest expense and the amortized cost based carrying value of the related loan. Accordingly, the Company has estimated the cash flows associated with the Movie and determined a discount of $2,173,808 which is being accounted as interest expense over the 5 year estimated life of the Movie based on expected future revenue streams. For the six months ended March 31, 2018, interest expense related to this loan amounted to $405,163 which has been included in interest expense and a corresponding increase in loans payable. As of March 31, 2018, loan payable to such lender net of unamortized debt discount amounted $1,180,163.

F-17

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 5 – NOTE AND LOANS PAYABLE (continued)

Between June 2017 and July 2017, through the Company’s majority owned subsidiary, CFTB GA, the Company received proceeds from loans for a total of $284,800 from an unrelated party. Such loans bear no interest and are due on demand. In November 2017, the Company entered into a Release and Indemnification Agreement, whereby both parties settle, fully release and discharges any present, future or potential claims, causes of all actions, debts, sums of money, accounts, covenants, contracts, controversies, agreements, promises, trespasses, damages, judgments, and demands that either parties may have against each other. In November 2017, the loan from this lender for $284,800 was discharged and considered paid off. Consequently, the Company reduced loans payable of $284,800, accounts payable of $43,080 and a corresponding decrease in film production cost for a total of $327,880.

In July 2017, through the Company’s majority owned subsidiary, CFTB GA, the Company received proceeds from issuance of notes for a total of $20,000 from an unrelated party. Such loans bear no interest and were due 2 weeks after the date of loan. In November 2017, the Company entered into a Release and Indemnification Agreement, whereby both parties settle, fully release and discharges any present, future or potential claims, causes of all actions, debts, sums of money, accounts, covenants, contracts, controversies, agreements, promises, trespasses, damages, judgments, and demands that either parties may have against each other. In November 2017, the loan from this lender for $20,000 was discharged and considered paid off. Consequently, the Company reduced loans payable of $20,000 and a corresponding decrease in film production cost.

In July 2017, through the Company’s majority owned subsidiary, CFTB GA, the Company received proceeds from issuance of notes for a total of $25,000 from an unrelated party. Such loans bear no interest and were due 2 weeks after the date of loan. The Organizer of CFTB GA is the manager of this lender. In November 2017, such loan was repaid for $25,000.

NOTE 6 – RELATED PARTY TRANSACTIONS

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as compensation or distribution to related parties depending on the transaction.

In December 2015, the Company through its wholly owned subsidiaries, Tween Entertainment, executed a month to month operating lease agreement with the CEO of the Company. The lease premise is located in Mt. Kisco, New York and the initial term was for a period of 12 months commencing in December 2015 and expiring in December 2016. The lease is currently on a month to month lease.

The lease requires the Company to pay a monthly base rent of $1,000. The Company has paid rent of $6,000 and $6,000 during the six months ended March 31, 2018 and 2017 respectively.

On January 5, 2016, the Company entered into a 2 month consulting agreement with a consultant company to provide business advisory services. Pursuant to the consulting agreement, the Company paid a total of $5,000 during the term of the agreement. One of the members of CFTB is an affiliate of this consulting company.

During April 2016, the CEO and a director of the Company loaned $201 and $2,500, respectively, to the Company for working capital purposes. This loan is non-interest bearing and is due on demand.

The CEO of the Company, who is the creator, writer and also acted as a producer of the Movie is entitled to receive a writer’s fee of $25,000 and producer’s fee of $100,000 to be paid from gross revenues derived from the Movie or the sale of ancillary products. As of March 31, 2018, the Company recorded a total of $125,000 in accrued expenses for services rendered by the CEO of the Company and a corresponding increase in film cost.

F-18

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 7 – STOCKHOLDERS’ DEFICIT

Preferred stock

In July 2017, the Board of Directors of the Company designated 51 shares of its Series A Preferred Stock (“Series A Preferred Stock”). The Series A Preferred Stock has no rights to receive dividends. Each one (1) share of the Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (“Numerator”) divided by (y) 0.49 minus (z) the Numerator. The Series A Preferred Stock does not convert into equity of the Company. The Series A Preferred Stock does not contain any redemption provision and shall have no liquidation preference.

Common stock

Between October 2017 and March 2018, the Company issued an aggregate of 36,000 shares of the Company’s common stock to the three directors of the Company as payment for services rendered pursuant to corporate director agreements (see Note 9). The Company valued these common shares at the fair value ranging from $0.05 to $0.09 per common share or $1,518 based on the quoted trading price on the dates of grants. The Company recorded stock based compensation of $2,724 during the six months ended March 31, 2018.

Between October 2017 and March 2018, the Company issued 120,000 shares and 2,000,000 shares of the Company’s common stock to the CEO and COO of the Company, respectively, as payment for services rendered pursuant to Employment agreements (see Note 8). The Company valued these common shares at the fair value ranging from $0.05 to $0.09 per common share or $116,120 based on the quoted trading price on the dates of grants. The Company recorded stock based compensation of $121,180 during the six months ended March 31, 2018.

In October 2017, the Company entered into a consulting agreement for investor relations services. The initial term of the consulting agreement is for 15 days and shall be automatically extended for an additional 75 days. The consultant received compensation for the initial term equivalent to 400,000 shares of the Company’s common stock. The Company valued these common shares at the fair value of $0.065 per common share or $26,000 based on the quoted trading price on the dates of grants. The Company recorded stock based compensation of $26,000 during the six months ended March 31, 2018.

In November 2017, the Company issued 846,667 common stock to the note holder upon the conversion of $17,690 of principal amount, $3,300 accrued interest and $600 in fees pursuant to the conversion terms of the convertible notes (see Note 5).

In February 2018, the Company entered into a 24 month consulting agreement for investor relations services. The consultant shall receive compensation of 25,000 shares of the Company’s common stock per month. The Company issued an aggregate of 50,000 shares of the Company’s common stock valued at the fair value ranging from $0.05 to $0.06 per common share or $2,803 based on the quoted trading price on the dates of grants. The Company recorded stock based compensation of $2,803 during the six months ended March 31, 2018.

Between January 2018 and March 2018, the Company issued an aggregate of 6,754,731 common stock to various note holders upon the conversion of $130,003 of principal amount, $13,359 accrued interest and $1,600 in fees pursuant to the conversion terms of the convertible notes (see Note 5).

2017 Stock Incentive Plan

In February 2017, the Company’s Board of Directors authorized the 2017 Incentive Stock Plan covering 1,000,000 shares of common stock. The purpose of the plan is designed to retain directors, executives and selected employees and consultants and reward them for making major contributions to the success of the Company. These objectives are accomplished by making long-term incentive awards under the Plan thereby providing Participants with a proprietary interest in the growth and performance of the Company.

F-19

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Employment agreements

In October 2015, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Brian Lukow, the CEO of the Company. As compensation for his services per the terms of the Employment Agreement, the Company shall pay $5,000 per month and 20,000 shares of the Company’s common stock calculated at $0.25 per share (see Note 7). The Employment Agreement may be terminated by either party upon two months written notice. On February 16, 2018, the Company amended this Employment Agreement to increase Mr. Lukow’s base salary from $5,000 to $8,000 per month. As of March 31, 2018, accrued salaries to Mr. Lukow amounted to $5,651 and was included in accounts payable and accrued liabilities as reflected in the accompanying consolidated balance sheets.

On January 31, 2018, the Company entered into a 5 year employment agreement with Mr. Howard Kra, the COO of the Company. As compensation for his services per the terms of the employment agreement, the Company shall pay $96,000 per annum and entitled to additional compensation of 1,000,000 shares of the Company’s common stock for the first 4 months and then 20,000 shares of the Company’s common stock every month thereafter (see Note 7). The employment agreement may be terminated by either party upon 14 days written notice. As of March 31, 2018, accrued salaries to Mr. Kra amounted to $8,000 and was included in accounts payable and accrued liabilities as reflected in the accompanying consolidated balance sheets.

Corporate director agreements

In October 2015, the Company entered into three corporate director agreements with Mr. Brian Lukow, Mr. Brian Gold and Ms. Aimee O’Brien to serve as members of the Company’s board of directors. The term of the agreements shall continue until September 30, 2016 unless earlier terminated by the Company. As compensation for their services per the terms of their respective corporate director agreements, the Company pays fees to i) Mr. Lukow of 2,000 shares of the Company’s common stock per month ii) Ms. O’Brien of 2,000 shares of the Company’s common stock per month and iii) Mr. Gold of 2,000 shares of the Company’s common stock per month during the month of service. Pursuant to the agreement, the director who will introduce and arrange for equity funding and acquisitions shall be entitled with a 10% commission fee as defined in the agreement.

Consulting agreements

In October 2016, the Company entered into a video production agreement with a third party vendor. The vendor provided production and post production services to the Company. The fees for such services were cash payment of $15,000 and 100,000 shares of the Company’s common stock. The Company has paid $15,000 during fiscal year 2017. The Company has not issued the 100,000 shares as of March 31, 2018 but has accrued the value of the 100,000 shares of common stock upon completion of the services which amounted to $4,000.

In November 2016, the Company entered into a Directors Loan-Out Agreement (the “Director Agreement”) with a movie directing company for directing services with regards to a theatrical motion picture entitled Crazy for the Boys (the “Picture”). The term of this agreement shall continue until the completion of all the movie director’s required services on the Picture. The Organizer of CFTB GA is a manager of the movie directing company. The Company agreed to pay the following:

a)

Guaranteed Compensation: $100,000 upon commencement of the official pre-production, beginning with a 5% deposit upon execution of this agreement and the full balance shall be paid no later than the delivery of the movie director’s final cut of the Picture. The Company has paid the $100,000 during fiscal year 2017 and was included in production film cost.

b)

Contingent Compensation: Subject to the production and release of the Picture. The movie director shall be entitled to receive as contingent compensation an amount equal to 5% of the net profits of the Picture, if any. Such contingent compensation is considered a participation cost which is recognized evenly as the ultimate revenues are earned in accordance with ASC 926.

c)	Box Office Bonuses upon meeting certain box office sales threshold as defined in this agreement.

F-20

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 8 – COMMITMENTS AND CONTINGENCIES (continued)

In January 2017, the Company entered into a Producer Agreement (the “Producer Agreement”) with a producer to render all services that are customarily rendered by producers of first-class feature-length motion pictures. The term of this agreement shall continue until the completion of all the producer’s required services on the Picture. The Organizer of CFTB GA is also the producer. The Company agreed to pay the following:

a)

Fixed Compensation of $75,000 payable during the pre-production, production and post production stage of the Movie as reflected in the Producer Agreement. The Company has paid the $75,000 during fiscal year 2017 and was included in production film cost.

b)

Contingent Compensation: Subject to the production and release of the Picture. The producer shall be entitled to receive as contingent compensation an amount equal to 2% of the producer’s net proceeds of the Picture, if any. Such contingent compensation is considered a participation cost which is recognized evenly as the ultimate revenues are earned in accordance with ASC 926.

In July 2017, the Company entered into an Executive Producer Agreement (the “Executive Producer Agreement”) with an executive producer to provide executive producing services, which are usually and customarily performed by executive producers in the motion picture industry. The term of this agreement shall continue until the completion of all the executive producer’s required services on the Picture. The Company agreed to pay the following:

a)	Fixed Compensation of $50,000 payable in five equal installments.

b)

Adjusted gross receipts: The executive producer shall be entitled to receive 2% of adjusted gross receipts with a cap of $100,000 as defined in the Executive Producer Agreement. Such contingent compensation is considered a participation cost which is recognized evenly as the ultimate revenues are earned in accordance with ASC 926.

In February 2018, the Company entered into a 24 month consulting agreement for investor relations services. The consultant shall receive compensation of 25,000 shares of the Company’s common stock per month. This consulting agreement may be terminated by either party upon 30 days written notice.

Loan agreements

In June 2017, in connection with a loan agreement (see Note 5), through the Company’s majority owned subsidiary, CFTB GA, the Company agreed to 1) issue a note payable of $25,000 to the lender and 2) the lender shall be entitled to a 50% net profit from the Movie. In the event, the loan gets repaid, the lender’s percentage ownership will decrease to 37%. However, the percentage of ownership shall remain at 50% if such additional loan was not paid within 90 days. Additionally, the initial proceeds of $300,000 received from the lender is accounted for as liability or debt to be paid through the profit share arrangement (see Note 5).

In July 2017, the Company entered into an Agreement, to extend the maturity date of a loan into December 1, 2017 from August 15, 2017 and to release a guarantee arrangement. In consideration for extending the maturity date to December 1, 2017 and the release of the guarantee, the Company shall pay i) $25,000 ii) 6% of adjusted gross revenue from the Movie as defined in the Agreement and iii) shall be first position of senior secured creditor after repayment of a loan to a certain lender as defined in the Agreement (see Note 5).

Operating Lease

In December 2015, the Company through its wholly owned subsidiaries, Tween Entertainment, executed a month to month operating lease agreement located in Boca Raton, Florida. The lease is for a period of 12 months commencing in December 2015 and expiring in December 2016. The lease requires the Company to pay a monthly rent of $1,000. The Company terminated the month to month lease agreement for the Boca Raton office in February 2016.

In December 2015, the Company through its wholly owned subsidiaries, Tween Entertainment, executed a month to month operating lease agreement with the CEO of the Company. The lease premise is located in Mt. Kisco, New York and the initial term was for a period of 12 months commencing in December 2015 and expiring in December 2016. The lease is currently on a month to month lease. The lease requires the Company to pay a monthly rent of $1,000. Rent expense was $6,000 and $6,000 for the six months ended March 31, 2018 and 2017 respectively.

F-21

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 9 – SUBSEQUENT EVENTS

Subsequent to March 31, 2018, the Company issued an aggregate of 9,804,105 common stock to various note holders upon the conversion of $219,893 of principal amount, $10,660 accrued interest and $1,200 in fees pursuant to the conversion terms of the convertible notes (see Note 5).

In April 2018, the Company entered into an amendment agreement with a certain note holder of convertible notes issued in July 2017 and September 2017 whereby the Company agreed to grant 5 year 400,000 warrants to purchase the Company’s common stock in exchange for the forbearance from converting the notes into shares of common stock of the Company until October 1, 2018 unless an event of default as defined in the note agreements occurs or the Company’s stocks trades at a price less than $0.02 per share. The warrants had a term of 5 years from the date of grant and was exercisable at an exercise price of $0.02.

On April 11, 2018, we entered into an Equity Financing Agreement and Registration Rights with GHS Investments LLC. Although we are not mandated to sell shares under the Financing Agreement, the Financing Agreement gives us the option to sell to GHS, up to $4,000,000 worth of our common stock over the period ending twenty-four (24) months after the date this Registration Statement is deemed effective.

On May 7, 2018, the Company issued a 12% Convertible Promissory Note with Power Up Lending Group, Ltd. for principal borrowings of up to $78,000. The 12% convertible promissory note and all accrued interest is due on February 15, 2019. The note are unsecured and bears interest at the rate of 12% per annum from the issuance date thereof until the notes are paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 58% of the average of the lowest five trading prices of the Company’s common stock during the 10 trading days immediately preceding the conversion date. During the first 30 to 180 days following the date of these notes, the Company has the right to prepay the principal and accrued but unpaid interest due under these notes, together with any other amounts that the Company may owe the holder under the terms of these notes, at a premium ranging from 115% to 140% as defined in the note agreements. After this initial 180-day period, the Company does not have a right to prepay the note. The Company paid original issuance cost and related loan fees of $3,000 in connection with this note payable which is being amortized over the term of the note.

On May 16, 2018, the Company issued a 12% Convertible Promissory Note with JSJ Investment Inc. for principal borrowings of up to $85,000. The 12% convertible promissory note and all accrued interest is due on March 29, 2019. The note are unsecured and bears interest at the rate of 12% per annum from the issuance date thereof until the notes are paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 50% of the lowest 20 trading days immediately preceding the conversion date. During the first 90 to 180 days following the date of these notes, the Company has the right to prepay the principal and accrued but unpaid interest due under these notes, together with any other amounts that the Company may owe the holder under the terms of these notes, at a premium ranging from 135% to 150% as defined in the note agreements. After this initial 180-day period, the Company does not have a right to prepay the note. The Company paid original issuance cost and related loan fees of $8,000 in connection with this note payable which is being amortized over the term of the note.

On June 15, 2018, the Company issued a 12% Convertible Promissory Note with Power Up Lending Group, Ltd. for principal borrowings of up to $78,000. The 12% convertible promissory note and all accrued interest is due on March 30, 2019. The note are unsecured and bears interest at the rate of 12% per annum from the issuance date thereof until the notes are paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 58% of the average of the lowest 2 trading prices of the Company’s common stock during the 10 trading days immediately preceding the conversion date. During the first 30 to 180 days following the date of these notes, the Company has the right to prepay the principal and accrued but unpaid interest due under these notes, together with any other amounts that the Company may owe the holder under the terms of these notes, at a premium ranging from 115% to 140% as defined in the note agreements. After this initial 180-day period, the Company does not have a right to prepay the note. The Company paid original issuance cost and related loan fees of $3,000 in connection with this note payable which is being amortized over the term of the note.

On June 1, 2018, the Company issued a 10% Convertible Promissory Note with GS Capital Partners, LLC for principal borrowings of up to $90,000. The 10% convertible promissory note and all accrued interest are due on June 1, 2019. The note are unsecured and bears interest at the rate of 10% per annum from the issuance date thereof until the notes are paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 54% of the lowest trading price during the 18 prior trading days immediately preceding including the day of the conversion date. The Company does not have a right to prepay the note. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of 18% per annum from the due date thereof until the same is paid. The Company paid original issuance cost of $7,000 in connection with this note payable which will be amortized over the term of the note.

On April 1, 2018, the Company issued a due on demand 5% promissory note to an affiliated company. The Company may prepay the note without a prepayment penalty. The COO of the Company is a trustee of the affiliated company.

On June 27, 2018, the Company entered into an Amended Promissory Note with GHS Investments LLC in the amount of $16,500 for principal borrowings of up to $16,500. The Amended Promissory Note amended a certain 10% Convertible Promissory Note entered into on May 21, 2018 by removing to variability of the conversion feature of the note and establishing a fixed conversion price of $0.041 per share. Principal and all accrued interest is due on January 24, 2019. The note is unsecured and bears interest at the rate of 10% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to $0.041 per share.

On July 30, 2018, the Company entered into a Promissory Note with GHS Investments LLC in the amount of $40,000. The note is unsecured and bears interest at the rate of 8% per annum from the issuance date thereof until the note is paid. The maturity date of the note is January 30, 2019. The note is not convertible. We do not intend that the securities being registered herein will be issued in satisfaction of this debt obligation to GHS or by another promissory note.

Between April 2018 and June 2018, the Company issued an aggregate of 18,000 shares of the Company’s common stock to the three directors of the Company as payment for services rendered pursuant to corporate director agreements (see Note 9). Additionally, between April 2018 and June 2018, the Company issued 60,000 shares of the Company’s common stock to the CEO of the Company as payment for services rendered pursuant to Employment agreements (see Note 8).

The Company issued an aggregate of 75,000 shares of the Company’s common stock for services from April 2018 to June 2018 in connection with a 24 month consulting agreement dated in February 2018 for investor relations services. The consultant shall receive compensation of 25,000 shares of the Company’s common stock per month.

F-22

ALL FOR ONE MEDIA CORP.

F-23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

All for One Media Corp. and Subsidiaries

We have audited the accompanying consolidated balance sheets of All for One Media Corp. and its subsidiaries (collectively, the “Company”) as of September 30, 2017 and 2016, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of All for One Media Corp. and its subsidiaries as of September 30, 2017 and 2016, and the consolidated results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 15, 2018

F-24

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2017	2016

ASSETS

Current assets:
Cash and cash equivalents	$109,785	$44,323
Prepaid expenses and other current assets	179,105	24,380
Total current assets	288,890	68,703
Other assets:
Film production costs	2,931,849	-

TOTAL ASSETS	$3,220,739	$68,703

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued liabilities	$256,273	$36,599
Accrued interest	30,380	352
Convertible notes payable, net of debt discounts - current	183,915	10,834
Loans payable, net of debt discount	1,740,258	-
Due to related parties	2,701	2,701
Derivative liabilities	4,224,528	221,374
Total current liabilities	6,438,055	271,860

Long-term liabilities:
Convertible notes payable including accrued interest, net of debt discounts - long term	233,710	10,299
Total liabilities	6,671,765	282,159

Commitments and Contingencies (see Note 8)

Stockholders' deficit:
Preferred stock, $0.001 par value; 5,000,000 shares
Series A Preferred stock ($0.001 Par Value; 51 Share Authorized;
51 and 0 shares issued and outstanding
at September 30, 2017 and 2016, respectively)	-	-
Common stock, $0.001, 700,000,000 shares authorized:
25,235,361 shares and 16,509,852 shares issued and ouststanding
as of September 30, 2017 and 2016, respectively	25,236	16,510
Additional paid-in capital	3,813,095	2,350,889
Accumulated deficit	(7,470,559)	(2,580,855)
Total All For One Media Corp. Stockholders' deficit	(3,632,228)	(213,456)

Non-controlling interest in subsidiary	181,202	-

Total Stockholders' deficit	(3,451,026)	(213,456)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$3,220,739	$68,703

See accompanying notes to consolidated financial statements.

F-25

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended September 30,
	2017	2016

Operating expenses:
Compensation expense	$174,040	$713,701
Professional and consulting expense	488,704	1,400,701
General and administrative expense	305,459	60,704
Total operating expense	968,203	2,175,106
Loss from operations	(968,203)	(2,175,106)

Other income (expense)
Derivative expense	(1,773,794)	(204,947)
Change in fair value of derivative liabilities	(1,363,996)	118,573
Interest income	5	-
Other expense from loan guarantee	(100,000)	-
Interest expense	(747,944)	(21,796)
Total other income (expense)	(3,985,729)	(108,170)

Loss before provision for income taxes	(4,953,932)	(2,283,276)

Provision for income taxes	-	-
Net loss	(4,953,932)	(2,283,276)

Loss attributable to non-controlling interest	64,228	-

Net loss attributable to All For One Media Corp.	$(4,889,704)	$(2,283,276)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - Basic and Diluted	19,465,939	10,367,847

NET LOSS PER COMMON SHARE OUTSTANDING - Basic and Diluted	$(0.25)	$(0.22)

See accompanying notes to consolidated financial statements.

F-26

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED SEPTEMBER 30, 2017 AND 2016

	Preferred Stock
	Series A		Common Stock		Additional		Non-	Total
	$0.001 Par Value		$0.001 Par Value		Paid-in	Accumulated	controlling	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit

Balance, September 30, 2015	-	$-	998,500	$999	$171,893	$(297,579)	$-	$(124,687)

Issuance of common stock for cash	-	-	580,000	580	138,495	-	-	139,075

Issuance of common stock for cash and services	-	-	6,288,500	6,289	1,320,637	-	-	1,326,926

Issuance of common stock in connection with asset exchange agreement	-	-	5,201,500	5,201	(5,201)	-	-	-

Issuance of common stock for prepaid services	-	-	12,000	12	4,368	-	-	4,380

Issuance of common stock for services	-	-	3,429,352	3,429	720,697	-	-	724,126

Net loss for the year ended September 30, 2016	-	-	-	-	-	(2,283,276)	-	(2,283,276)

Balance, September 30, 2016	-	-	16,509,852	16,510	2,350,889	(2,580,855)	-	(213,456)

Issuance of preferred stock for services	51	-	-	-	84,580	-	-	84,580

Issuance of common stock for services	-	-	2,550,000	2,550	225,391	-	-	227,941

Sale of membership interest in subsidiary	-	-	-	-	581,840	-	218,160	800,000

Issuance of membership interest in subsidiary in connection with loan guarantee	-	-	-	-	72,730	-	27,270	100,000

Issuance of common stock in connection with conversion of note payable	-	-	6,175,509	6,176	111,150	-	-	117,326

Reclassification of derivative liabilities to equity	-	-	-	-	386,515	-	-	386,515

Net loss for the year ended September 30, 2017	-	-	-	-	-	(4,889,704)	(64,228)	(4,953,932)

Balance, September 30, 2017	51	$-	25,235,361	$25,236	$3,813,095	$(7,470,559)	$181,202	$(3,451,026)

See accompanying notes to consolidated financial statements

F-27

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended September 30,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,953,932)	$(2,283,276)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discounts	526,854	19,250
Stock-based compensation	316,902	1,984,427
Derivative expense	1,773,794	204,947
Change in fair value of derivative liabilities	1,363,996	(118,573)
Non-cash interest expense	128,745	-
Non-cash other expense from loan guarantee	100,000	-
Changes in assets and liabilities:
Prepaid expenses and other current assets	(159,105)	(20,000)
Film production costs	(2,829,647)	-
Accounts payable and accrued liabilities	219,674	18,794
Accounts payable and accrued liabilities - related parties	-	(12,273)
Accrued interest	59,416	1,744
Accrued interest - related party	-	(13,870)
NET CASH USED IN OPERATING ACTIVITIES	(3,453,303)	(218,830)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from related party	-	2,701
Proceeds from loans payable, net of issuance cost	1,228,265	-
Proceeds received in connection with a profit share arrangement	300,000	-
Payments on convertible notes	(68,000)	(80,350)
Proceeds from convertible notes payable, net of issuance cost	1,258,500	135,000
Proceeds from sale of membership interest in subsidiary	800,000	-
Proceeds from sale of common stock, net of issuance costs	-	205,700
NET CASH PROVIDED BY FINANCING ACTIVITIES	3,518,765	263,051

NET CHANGE IN CASH AND CASH EQUIVALENTS	65,462	44,221

CASH AND CASH EQUIVALENTS - beginning of year	44,323	102

CASH AND CASH EQUIVALENTS - end of year	$109,785	$44,323

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$32,881	$14,672
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock in connection with asset exchange agreement	$-	$5,201
Issuance of common stock for accrued salaries	$-	$7,500
Issuance of common stock for prepaid services	$-	$4,380
Discount on derivative liabilities	$1,251,879	$135,000
Reclassification of derivative liabilities to equity upon conversion	$386,515	$-
Issuance of common stock in connection with conversion of note payable	$117,326	$-
Capitalized interest related to production included in film cost	$102,202	$-
Expenses directly paid on behalf of the Company	$64,465	$-

See accompanying notes to consolidated financial statements.

F-28

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

All for One Media Corp. (the “Company”) was incorporated in the State of Utah on March 2, 2004. The Company is a media and entertainment company focused on creating, launching and marketing original pop music groups commonly referred to as “boy bands” and “girl groups.” The Company’s former operations were in the business of acquiring, training, and reselling horses with an emphasis in the purchase of thoroughbred weanlings or yearlings that were resold as juveniles.

On October 26, 2015, the Company entered into an Asset Exchange Agreement (the “Asset Exchange”) with Crazy For The Boys, LLC (“CFTB”), a privately held company, and certain members owning membership interest in CFTB whereby the Company acquired certain assets from CFTB in exchange for 5,201,500 shares of the Company’s common stock. The assets that were acquired included a movie screenplay, master recordings, trademarks, and web domain names (the “CFTB Assets”).

On December 15, 2015, the Company organized a wholly owned subsidiaries in the state of Florida, Tween Entertainment Brands, Inc. (“Tween Entertainment”). To date, Tween Entertainment has minimal operating activities and the Company plans to discontinue this subsidiaries.

On December 7, 2016, the Company organized a subsidiaries in the state of Nevada, Crazy for the Boys Movie, LLC (“CFTB Movie”) which was created for the sole purpose of financing, producing and commercially exploiting (via all distribution sources and other means of revenue generation) one feature-length motion picture as a coming of age, musical dramedy, entitled “Crazy For The Boys” (the “Movie”) and all of its allied, ancillary, subsidiaries and merchandising rights. The Company is the Managing Member of CFTB Movie and will have the sole and exclusive right to operate CFTB Movie. As of September 30, 2017, the Company owns approximately 73% of CFTB Movie, the Company’s majority owned subsidiary.

In May 2017, the Company entered into an Assignment and Transfer Agreement with Crazy for the Boys GA LLC (“CFTB GA”), a company organized in the state of Georgia, whereby CFTB GA assigned and transferred all ownership, asset rights and other interest in CFTB GA to CFTB Movie. CFTB GA was created for the sole purpose of producing the one feature-length motion picture entitled “Crazy For The Boys” in the State of Georgia, in the city of Savannah, which offers production incentives up to 30% of Georgia production expenditures in transferable tax credits. The Georgia tax incentive program is available for qualifying projects, including feature films, television series, commercials, music videos, animation and game development. Consequently, CFTB GA became a wholly owned subsidiary of CFTB Movie and as of September 30, 2017, the consolidated financial statements of the Company include the accounts of CFTB GA. Filming for the Movie has been completed in July 2017 and is now in post-production phase.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation

The Company’s consolidated financial statements include the financial statements of its wholly-owned subsidiaries. In the preparation of consolidated financial statements of the Company, intercompany transactions and balances are eliminated and net earnings are reduced by the portion of the net loss of subsidiaries applicable to non-controlling interests.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company did not have cash equivalents at September 30, 2017. The Company places its cash with high credit quality financial institutions. The Company’s accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At September 30, 2017, the Company had not reached bank balances exceeding the FDIC insurance limit on interest bearing accounts. To reduce its risk associated with the failure of such financial institutions, the Company evaluates at least annually the rating of the financial institutions in which it holds deposits.

F-29

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Prepaid expenses and other current assets

Prepaid expenses and other current assets of $179,105 and $24,380 at September 30, 2017 and September 30, 2016, respectively, consist primarily of costs paid for future services which will occur within a year. Prepaid expenses principally include prepayments for consulting which are being amortized over the terms of their respective agreements. Included in other current assets are deposits of $165,438 and $0 at September 30, 2017 and September 30, 2016, respectively. The deposits are related to deposit payments with various unions as security for the payments of all performers and background actors and any unused excess deposits shall be returned following the completion of the Movie which the Company estimates to complete within a year.

Use of estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet, and expenses for the period then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to asset valuations and the fair value of common stock and preferred stock issued, valuation of debt discount, the valuation of derivative liabilities and the valuation of stock-based compensation.

Film Production Costs

The Company capitalizes costs which were used in the production of films according to ASC 926, Entertainment – Films. For films produced by the Company, capitalized costs include all direct production and financing costs, capitalized interest and production overhead. Production overhead includes the costs of individuals or departments with exclusive or significant responsibility for the production of films. Production overhead does not include general and administrative expenses and marketing, selling and distribution costs. Capitalization of interest costs should generally commence when a film is set for production and end when a film is substantially complete and ready for distribution. Generally, the interest eligible for capitalization includes stated interest, imputed interest, and interest related to debt instruments as well as amortization of discounts and other debt issue costs.

Pursuant to ASC 926-20-35, the Company will begin to amortize capitalized film cost when a film is released and it begins to recognize revenue from the film. These costs for an individual film are amortized and participation costs are accrued to direct operating expenses in the proportion that current year’s revenues bear to management’s estimates of the ultimate revenue at the beginning of the current year expected to be recognized from the exploitation, exhibition or sale of such film. Ultimate revenue includes estimates over a period not to exceed ten years following the date of initial release of the motion picture.

Parties involved in the production of a film may be compensated in part by contingent payments based on the financial results of a film pursuant to contractual formulas (participations) and by contingent amounts due under provisions of collective bargaining agreements (residuals). Such parties are collectively referred to as participants, and such costs are collectively referred to as participation costs. Participations may be given to creative talent, such as actors or writers, or to entities from whom distribution rights are licensed. Participation costs are typically recognized evenly as the ultimate revenues are earned.

Unamortized film costs are tested for impairment when there is an indication that the fair value of the film may be less than unamortized costs. Consistent with the rules for recognizing impairment of long-lived assets in ASC 926, the standard sets forth examples of events or changes in circumstances that indicate that the entity must assess whether the fair value of the film (whether it has been completed or is still in production) is less than the carrying amount of its unamortized film costs.

1.	An adverse change in the expected performance of the film prior to its release

2.	Actual costs substantially in excess of budgeted costs

3.	Substantial delays in completion or release schedules

4.	Changes in release plans, such as a reduction in the initial release pattern

5.	Insufficient funding or resources to complete the film and to market it effectively

6.	Actual performance subsequent to release fails to meet prerelease expectations. (ASC 926-20-35-12)

F-30

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

As of September 30, 2017 and September 30, 2016 the carrying value of the film costs was $2,931,849 and $0, respectively, which included capitalized interest of $102,202 during the year ended September 30, 2017. The Company did not record any impairment losses during the years ended September 30, 2017 and 2016.

Fair value of financial instruments

The Company adopted ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or Liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company analyzes all financial instruments with features of both liabilities and equity under the FASB’s accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Depending on the product and the terms of the transaction, the fair value of notes payable and derivative liabilities were modeled using a series of techniques, including closed-form analytic formula, such as the Black-Scholes option-pricing model.

The carrying amounts reported in the consolidated balance sheets for cash, prepaid expense, accounts payable and accrued liabilities approximate their estimated fair market value based on the short-term maturity of these instruments. The Company did not identify any other assets or liabilities that are required to be presented on the consolidated balance sheets at fair value in accordance with the accounting guidance.

The Company’s convertible notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at September 30, 2017 and 2016.

Fair Value of Financial Assets and Liabilities Measured on a Recurring Basis

Level 3 Financial Liabilities - Derivative Liability on Conversion Feature

The Company uses Level 3 of the fair value hierarchy to measure the fair value of the derivative liabilities and revalues its derivative liability on the conversion feature at every reporting period and recognizes gains or losses in the statements of operations that are attributable to the change in the fair value of the derivative liabilities.

The following table presents the derivative financial instruments, measured and recorded at fair value on the Company’s consolidated balance sheets on a recurring basis, and their level within the fair value hierarchy as of September 30, 2016:

	Amount	Level 1	Level 2	Level 3
Derivative liability - Embedded conversion	$221,374	$-	$-	$221,374

F-31

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The following table presents the derivative financial instruments, measured and recorded at fair value on the Company’s consolidated balance sheets on a recurring basis, and their level within the fair value hierarchy as of September 30, 2017:

	Amount	Level 1	Level 2	Level 3
Derivative liability - Embedded conversion	$4,224,528	$-	$-	$4,224,528

Basic and diluted net loss per share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares during the period. Diluted net loss per share is computed using the weighted average number of common shares and potentially dilutive securities outstanding during the period. At September 30, 2017 and September 30, 2016, the Company has 133,580,149 and 656,338 potentially dilutive securities outstanding, respectively, related to the convertible promissory notes. Those potentially dilutive common stock equivalents were excluded from the dilutive loss per share calculation as they would be antidilutive due to the net loss.

Income taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed. The Company currently has no federal or state tax examinations nor has it had any federal or state examinations since its inception. The Company’s 2016, 2015, and 2014 tax years may still be subject to federal and state tax examination.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

F-32

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Non-controlling interests in consolidated financial statements

In December 2007, the FASB issued ASC 810-10-65, “Non-controlling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51” (“SFAS No. 160”). This ASC clarifies that a non-controlling (minority) interest in a subsidiaries is an ownership interest in the entity that should be reported as equity in the consolidated financial statements. It also requires consolidated net income to include the amounts attributable to both the parent and non-controlling interest, with disclosure on the face of the consolidated income statement of the amounts attributed to the parent and to the non-controlling interest. In accordance with ASC 810-10- 45-21, those losses attributable to the parent and the non-controlling interest in subsidiaries may exceed their interests in the subsidiary’s equity. The excess and any further losses attributable to the parent and the non-controlling interest shall be attributed to those interests even if that attribution results in a deficit non-controlling interest balance. During the year ended September 30, 2017, the Company sold 8 Class A units of membership interest in CFTB Movie and assigned 1 Class B unit in CFTB Movie pursuant to a guarantee agreement which resulted to approximately 27% non-controlling interest. As of September 30, 2017, the Company recorded a non-controlling interest balance of $181,202 in connection with the majority-owned subsidiary, CFTB Movie as reflected in the accompanying consolidated balance sheet and losses attributable to non-controlling interest of $64,228 during the year ended September 30, 2017 as reflected in the accompanying consolidated statements of operations.

One class of Membership Interests in CFTB Movie were offered for sale through a Private Placement Memorandum with a Minimum offering of $400,000 of LLC Class A Units and Maximum Offering of $2.5 Million of LLC Class A Units at $100,000 per unit. A Maximum of Twenty-Five (25) Class A Units were offered for sale. These Class A Units have a price of $100,000 per Unit. The units were sold at minimum of ½ for $50,000 for each ½ Class A unit (see Note 7).

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This guidance revises the accounting related to leases by requiring lessees to recognize a lease liability and a right-of-use asset for all leases. The new lease guidance also simplifies the accounting for sale and leaseback transactions. This ASU is effective for annual reporting periods beginning after December 15, 2018 and early adoption is permitted. The Company does not believe the guidance will have a material impact on its consolidated financial statements.

In 2016, the FASB issued new guidance on restricted cash on the statement of cash flows. The new guidance requires the classification and presentation of changes in restricted cash and cash equivalents in the statement of cash flows. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning and ending balances shown on the statement of cash flows. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted. The Company early adopted ASU 2016-18 for the year ended September 30, 2017 and its adoption did not have a material impact on the Company’s consolidated financial statements.

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Non-controlling Interests with a Scope Exception”. The ASU was issued to address the complexity associated with applying generally accepted accounting principles (GAAP) for certain financial instruments with characteristics of liabilities and equity. The ASU, among other things, eliminates the need to consider the effects of down round features when analyzing convertible debt, warrants and other financing instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. The amendments are effective for fiscal years beginning after December 15, 2018, and should be applied retrospectively. Early adoption is permitted, including adoption in an interim period. The Company does not believe the guidance will have a material impact on its consolidated financial statements.

F-33

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 – GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company had a net loss and net cash used in operations of $4,889,704 and $3,453,303 respectively, for the year ended September 30, 2017. Additionally the Company had an accumulated deficit of $7,470,559 and working capital deficit of $6,149,165 at September 30, 2017. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations.

Uncertainty regarding these matters raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues, there can be no assurances to that effect.

NOTE 4 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following:

	September 30, 2017	September 30, 2016
Accounts payable	$97,522	$8,147
Accrued salaries	5,051	15,752
Accrued production related expenses	145,000	-
Accrued rent	2,000	2,700
Accrued professional fees	6,700	10,000
Total	$256,273	$36,599

NOTE 5 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable consisted of the following:

	September 30, 2017	September 30, 2016

Convertible notes payable – unrelated party, net of debt discount of $990,774 and $125,750, respectively	$380,516	$21,113
Less: non-current maturities, net of debt discount of $480,899 and $81,584, respectively	(196,601)	(10,299)
Convertible notes payable, current maturities	$183,915	$10,834

F-34

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 5 – CONVERTIBLE NOTES PAYABLE (continued)

Convertible note payable – current

At September 30, 2017 and September 30, 2016, current portion of convertible notes payable – unrelated party consisted of the following:

	September 30, 2017	September 30, 2016
Principal amount	$693,790	$65,000
Less: unamortized debt discount	(509,875)	(54,166)
Convertible notes payable, net – current	$183,915	$10,834

On August 25, 2016, the Company issued a 10% Convertible Promissory Note for principal borrowings of up to $85,000. The 10% convertible promissory note and all accrued interest were due on August 25, 2017. For the year ended September 30, 2017, the Company received additional proceeds of $20,000 which totals to $85,000 as of September 30, 2017. The note is secured and bears interest at the rate of 10% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 50% multiplied by the lowest trading price of the Company’s common stock during the 20 trading days immediately preceding the conversion date. During the first 90 to 180 days following the date of these notes the Company had the right to prepay the principal and accrued but unpaid interest due under the note, together with any other amounts that the Company may owe the holder under the terms of the note, at a premium ranging from 150% to 200% as defined in the note agreements. After this initial 180-day period, the Company does not have a right to prepay the notes. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of twenty-two percent (22%) per annum from the due date thereof until the same is paid. The conversion price, however, is subject to full ratchet anti-dilution in the event that the Company issues any securities at a per share price lower than the conversion price then in effect. The Company paid original issuance cost of $5,000 in connection with this note payable which is being amortized over the term of the note. This note is in default. In April 2017, in connection with the conversion of $5,000 principal amount, accrued interest of $5,000 and fees of $600, the Company issued 493,023 shares of common stock to the noteholder. In May 2017, in connection with the conversion of $6,407 principal amount and fees of $600, the Company issued 414,634 shares of common stock to the noteholder. In July 2017, the Company issued an additional 516,501 shares of common stock to the note holder pursuant to the reset conversion terms of the convertible notes. In September 2017, in connection with the conversion $12,803 principal amount and fees of $1,200, the Company issued an aggregate of 2,154,261 shares of common stock to the noteholder. As of September 30, 2017, the principal balance of this note is $60,790 after the conversions.

Between February 2017 and March 2017, the Company issued 12% Convertible Promissory Notes for aggregate amount of $68,000. The 12% convertible promissory notes and all accrued interest were due in November 2017 and December 2017. The notes were unsecured and bore interest at the rate of 12% per annum from the issuance date thereof until the notes were paid. The note holder had the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 58% of the average of the lowest five trading prices of the Company’s common stock during the 10 trading days immediately preceding the conversion date. During the first 30 to 180 days following the date of these notes, the Company had the right to prepay the principal and accrued but unpaid interest due under these notes, together with any other amounts that the Company may owe the holder under the terms of these notes, at a premium ranging from 115% to 140% as defined in the note agreements. After this initial 180-day period, the Company had no right to prepay the notes. The Company paid original issuance cost of $6,000 in connection with these notes payable which was amortized over the term of the note. Between August 2017 and September 2017, the Company paid off the principal notes of $68,000, accrued interest of $4,058 and additional prepayment interest of $28,823. As of September 30, 2017, the principal balance of these notes was $0.

F-35

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 5 – CONVERTIBLE NOTES PAYABLE (continued)

In June 2017, the Company issued 8% Convertible Promissory Note for principal borrowings of up to $165,000. The 8% convertible promissory note and all accrued interest are due in June 2018. The note is unsecured and bears interest at the rate of 8% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 62% of the volume weighted average price of the Company’s common stock during the 10 trading days immediately preceding the conversion date. During the first 30 to 180 days following the date of this note, the Company has the right to prepay the principal and accrued but unpaid interest due under this note, together with any other amounts that the Company may owe the holder under the terms of this note, at a premium ranging from 115% to 135% as defined in the note agreement. After this initial 180-day period, the Company does not have a right to prepay the note. The Company paid original issuance cost and related loan fees of $30,000 in connection with this note payable which is being amortized over the term of the note.

In July 2017, the Company issued 10% Convertible Promissory Note for principal borrowings of up to $60,000. The 10% convertible promissory notes and all accrued interest are due in March 2018. The note is unsecured and bears interest at the rate of 10% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which means the lower of: i) 50% discount to the lowest trading price during the previous 20 days trading days to the date of conversion notice or ii) a 50% discount to the lowest trading price during the previous 20 trading days before the date that this note was executed. During the first 90 to 180 days following the date of this note, the Company has the right to prepay the principal and accrued but unpaid interest due under this note, together with any other amounts that the Company may owe the holder under the terms of this note, at a premium ranging from 135% to 150% as defined in the note agreement. After this initial 180-day period, the Company does not have a right to prepay the note. The Company paid original issuance cost and related loan fees of $10,000 in connection with this note payable which is being amortized over the term of the note.

In July 2017, the Company issued 12% Convertible Promissory Note for principal borrowings of up to $110,000. The 12% convertible promissory note and all accrued interest are due in April 2018. The note is unsecured and bears interest at the rate of 12% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 50% of the volume weighted average price of the Company’s common stock during the 20 trading days immediately preceding the conversion date. During the first 30 to 180 days following the date of the notes, the Company has the right to prepay the principal and accrued but unpaid interest due under these notes, together with any other amounts that the Company may owe the holder under the terms of these notes, at a premium ranging from 115% to 135% as defined in the note agreements. After this initial 180-day period, the Company does not have a right to prepay the note. The Company paid original issuance cost and related loan fees of $11,000 in connection with this note payable which is being amortized over the term of the note.

In August 2017, the Company issued 8% Convertible Promissory Notes for principal borrowings of up to $110,000. The 8% convertible promissory notes and all accrued interest are due in August 2018. The notes are unsecured and bears interest at the rate of 8% per annum from the issuance date thereof until the notes are paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 52% of the volume weighted average price of the Company’s common stock during the 15 trading days immediately preceding the conversion date. During the first 60 to 180 days following the date of these notes, the Company has the right to prepay the principal and accrued but unpaid interest due under these notes, together with any other amounts that the Company may owe the holder under the terms of these notes, at a premium ranging from 115% to 135% as defined in the note agreements. After this initial 180-day period, the Company does not have a right to prepay the note. The Company paid original issuance cost and related loan fees of $10,000 in connection with this note payable which is being amortized over the term of the note.

F-36

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 5 – CONVERTIBLE NOTES PAYABLE (continued)

In September 2017, the Company issued 12% Convertible Promissory Notes for principal borrowings of up to $78,000. The 12% convertible promissory notes and all accrued interest are due in June 2018. The notes are unsecured and bears interest at the rate of 12% per annum from the issuance date thereof until the notes are paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 58% of the average of the lowest five trading prices of the Company’s common stock during the 10 trading days immediately preceding the conversion date. During the first 30 to 180 days following the date of these notes, the Company has the right to prepay the principal and accrued but unpaid interest due under these notes, together with any other amounts that the Company may owe the holder under the terms of these notes, at a premium ranging from 115% to 140% as defined in the note agreements. After this initial 180-day period, the Company does not have a right to prepay the note. The Company paid original issuance cost and related loan fees of $3,000 in connection with this note payable which is being amortized over the term of the note.

In September 2017, the Company issued 12% Convertible Promissory Notes for principal borrowings of up to $110,000. The 12% convertible promissory notes and all accrued interest are due in June 2018. The notes are unsecured and bears interest at the rate of 12% per annum from the issuance date thereof until the notes are paid. The note holder shall have the right to convert beginning on the date which is the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is the lower of (1) 50% of the lowest closing price during the last 20 trading days prior to the date of hte note or (2) 50% of the lowest closing price during the last 20 trading days preceding the conversion date. During the first 90 to 180 days following the date of this note, the Company has the right to prepay the principal and accrued but unpaid interest due under this note, together with any other amounts that the Company may owe the holder under the terms of this note, at a premium ranging from 135% to 150% as defined in the note agreement. After this initial 180-day period, the Company does not have a right to prepay the note. The Company paid original issuance cost and related loan fees of $11,000 in connection with this note payable which is being amortized over the term of the note.

Accrued interest related to all unrelated party convertible note - current amounted to $13,826 and $352 at September 30, 2017 and 2016 respectively, which was included in accrued interest on the accompanying interim consolidated balance sheets.

The Company evaluated whether or not these convertible promissory notes contain embedded conversion features, which meet the definition of derivatives under ASC 815 and related interpretations. The Company determined that the terms of the notes discussed above include a down-round provision under which the conversion price could be affected by future equity offerings undertaken by the Company which cause the embedded conversion options to be accounted for as derivative liabilities. In accordance with ASC 815, the Company has bifurcated the conversion feature of the convertible notes and recorded derivative liabilities on their issuance date and adjusted to fair value through earnings at each reporting date. The Company uses the Black-Scholes option-pricing model to value the derivative liabilities and such value under the Black-scholes option-pricing model were not materially different using the Simple Binomial Lattice Model.

Long-term convertible note payable

At September 30, 2017 and September 30, 2016, long-term convertible notes payable consisted of the following:

	September 30, 2017	September 30, 2016
Principal amount	$677,500	$80,000
Accrued interest	37,109	1,883
Less: unamortized debt discount	(480,899)	(71,584)
Convertible notes payable, net – long-term	$233,710	$10,299

F-37

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 5 – CONVERTIBLE NOTES PAYABLE (continued)

The Company issued a 10% Convertible Promissory Note for principal borrowings of up to $80,000 on June 21, 2016. The 10% convertible promissory note and all accrued interest are due on June 21, 2018. During fiscal year 2016, the Company received proceeds for a total of $80,000. The note is secured and bears interest at the rate of 10% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 50% of the volume weighted average price of the Company’s common stock during the 20 trading days immediately preceding the conversion date. During the first 180 days following the date of the note, the Company has the right to prepay the principal and accrued but unpaid interest due under the note, together with any other amounts that the Company may owe the holder under the terms of the note, at a premium of 150%. After this initial 180-day period, the Company does not have a right to prepay the note. The conversion price, however, is subject to full ratchet anti-dilution in the event that the Company issues any securities at a per share price lower than the conversion price then in effect. The Company paid original issuance cost of $5,000 in connection with this note payable which is being amortized over the term of the note. On February 14, 2017, the Company issued 681,818 shares of common stock to the note holder upon the conversion of $30,000 principal amount of note pursuant to the conversion terms of the convertible notes. On April 6, 2017, in connection with the conversion of $23,400 principal amount, the Company issued 778,702 shares of common stock to the noteholder. On April 26, 2017, in connection with the conversion of $24,000 principal amount and accrued interest of $2,000, the Company issued 888,889 shares of common stock to the noteholder. On May 5, 2017, in connection with the conversion of $2,600 principal amount and accrued interest of $3,716, the Company issued 247,681 shares of common stock to the noteholder. As of September 30, 2017, the principal balance of this note is $0 after the conversions.

On October 25, 2016, the Company issued a 10% Convertible Promissory Note for principal borrowings of up to $95,000. The 10% convertible promissory note and all accrued interest are due on October 25, 2018. As of September 30, 2017, the Company received proceeds for a total of $95,000. The note is secured and bears interest at the rate of 10% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 50% of the volume weighted average price of the Company’s common stock during the 20 trading days immediately preceding the conversion date. During the first 180 days following the date of the note, the Company has the right to prepay the principal and accrued but unpaid interest due under the note, together with any other amounts that the Company may owe the holder under the terms of the note, at a premium of 150%. After this initial 180-day period, the Company does not have a right to prepay the note. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of 18% per annum from the due date thereof until the same is paid. The conversion price, however, is subject to full ratchet anti-dilution in the event that the Company issues any securities at a per share price lower than the conversion price then in effect. The Company paid original issuance cost of $5,000 in connection with this note payable which will be amortized over the term of the note.

On December 27, 2016, the Company issued a 10% Convertible Promissory Note for principal borrowings of up to $220,000. The 10% convertible promissory note and all accrued interest are due on December 27, 2018. As of September 30, 2017, the Company received proceeds for a total of $200,000. The note is secured and bears interest at the rate of 10% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 50% of the volume weighted average price of the Company’s common stock during the 20 trading days immediately preceding the conversion date. During the first 180 days following the date of the note, the Company has the right to prepay the principal and accrued but unpaid interest due under the note, together with any other amounts that the Company may owe the holder under the terms of the note, at a premium of 150%. After this initial 180-day period, the Company does not have a right to prepay the note. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of 18% per annum from the due date thereof until the same is paid. The conversion price, however, is subject to full ratchet anti-dilution in the event that the Company issues any securities at a per share price lower than the conversion price then in effect. The Company paid original issuance cost of $20,000 in connection with this note payable which will be amortized over the term of the note.

F-38

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 5 – CONVERTIBLE NOTES PAYABLE (continued)

On April 5, 2017, the Company issued a 10% Convertible Promissory Note for principal borrowings of up to $165,000. The 10% convertible promissory note and all accrued interest are due on April 5, 2019. As of September 30, 2017, the Company received proceeds for a total of $150,000. The note is secured and bears interest at the rate of 10% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 50% of the volume weighted average price of the Company’s common stock during the 20 trading days immediately preceding the conversion date. During the first 180 days following the date of the note, the Company has the right to prepay the principal and accrued but unpaid interest due under the note, together with any other amounts that the Company may owe the holder under the terms of the note, at a premium of 150%. After this initial 180-day period, the Company does not have a right to prepay the note. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of 18% per annum from the due date thereof until the same is paid. The conversion price, however, is subject to full ratchet anti-dilution in the event that the Company issues any securities at a per share price lower than the conversion price then in effect. The Company paid original issuance cost of $15,000 in connection with this note payable which will be amortized over the term of the note.

On May 2, 2017, the Company issued a 10% Convertible Promissory Note for principal borrowings of up to $110,000. The 10% convertible promissory note and all accrued interest are due on May 2, 2019. As of September 30, 2017, the Company received proceeds for a total of $100,000. The note is secured and bears interest at the rate of 10% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 50% of the volume weighted average price of the Company’s common stock during the 20 trading days immediately preceding the conversion date. During the first 180 days following the date of the note, the Company has the right to prepay the principal and accrued but unpaid interest due under the note, together with any other amounts that the Company may owe the holder under the terms of the note, at a premium of 150%. After this initial 180-day period, the Company does not have a right to prepay the note. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of 18% per annum from the due date thereof until the same is paid. The conversion price, however, is subject to full ratchet anti-dilution in the event that the Company issues any securities at a per share price lower than the conversion price then in effect. The Company paid original issuance cost of $10,000 in connection with this note payable which will be amortized over the term of the note.

On May 2 2017, the Company issued a 10% Convertible Promissory Note for principal borrowings of up to $99,000. The 10% convertible promissory note and all accrued interest are due on May 2, 2019. As of September 30, 2017, the Company received proceeds for a total of $87,500. The note is secured and bears interest at the rate of 10% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 50% of the volume weighted average price of the Company’s common stock during the 20 trading days immediately preceding the conversion date. During the first 180 days following the date of the note, the Company has the right to prepay the principal and accrued but unpaid interest due under the note, together with any other amounts that the Company may owe the holder under the terms of the note, at a premium of 150%. After this initial 180-day period, the Company does not have a right to prepay the note. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of 18% per annum from the due date thereof until the same is paid. The conversion price, however, is subject to full ratchet anti-dilution in the event that the Company issues any securities at a per share price lower than the conversion price then in effect. The Company paid original issuance cost of $9,000 in connection with this note payable which will be amortized over the term of the note.

In June 2017, the note holder of the 10% convertible promissory notes – current and long term entered into a loan and security agreement with the Company whereby the Company has granted a security interest in all the Company’s property, tangible and intangible, existing or subsequently in effect, including but not limited to: 1) all bank accounts, 2) all of the Company’s right under any contract, 3) all accounts payable 4) all chattel paper, documents and instruments related to accounts, 5) all intellectual property now owned such as all rights and title to The Crazy for the Boys Movie 6) all inventory, furniture, fixtures, equipment and supplies, and 7) all proceeds, products and accessions of, and to, any and all of the foregoing.

F-39

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 5 – CONVERTIBLE NOTES PAYABLE (continued)

The Company evaluated whether or not these convertible promissory notes contain embedded conversion features, which meet the definition of derivatives under ASC 815 and related interpretations. The Company determined that the terms of the notes discussed above include a down-round provision under which the conversion prices could be affected by future equity offerings undertaken by the Company which cause the embedded conversion options to be accounted for as derivative liabilities. Additionally, the conversion prices of the notes contain variable rates resulting in an indeterminate number of shares to be issued upon settlement. In accordance with ASC 815, the Company has bifurcated the conversion feature of the convertible notes and recorded derivative liabilities on their issuance date and adjusted to fair value through earnings at each reporting date. The Company uses the Black-Scholes option-pricing model to value the derivative liabilities and such value under the Black-Scholes option-pricing model were not materially different using the Simple Binomial Lattice Model.

Amortization of debt discount on convertible notes and derivative liabilities

These current and long-term notes were discounted in the total amount of $1,386,879 based on the valuations. The total $1,251,879 debt discount from the valuation of the derivatives and the total of $135,000 original issuance cost and related loan fees are being amortized over the terms of these notes. These derivative liabilities are then revalued on each reporting date. During the year ended September 30, 2017 and 2016, loss due to derivative liabilities was $1,773,794 and $204,947, respectively. The gain (loss) resulting from the change in fair value of these convertible instruments was ($1,363,996) and $118,573, for the year ended September 30, 2017 and 2016, respectively. The Company had recorded derivative liabilities of $4,224,528 and $221,374 at September 30, 2017 and 2016, respectively.

During the year ended September 30, 2017, the fair value of the derivative liabilities were estimated using the Black-Scholes pricing model with the following assumptions:

Dividend rate	0
Term (in years)	0.25 to 2.00 years
Volatility	184% to 191%
Risk-free interest rate	0.44% to 1.47%

During the year ended September 30, 2016, the fair value of the derivative liabilities were estimated using the Black-Scholes pricing model with the following assumptions:

Dividend rate	0
Term (in years)	0.41 to 0.49 year
Volatility	194% to 197%
Risk-free interest rate	0.45% to 0.51%

For the year ended September 30, 2017 and 2016, amortization of debt discounts related to these convertible notes – current and long-term amounted to $526,854 and $19,250, respectively, which has been included in interest expense on the accompanying consolidated statements of operations. Accrued interest related to long-term convertible note amounted to $37,109 and $1,883 at September 30, 2017 and 2016, respectively.

NOTE 6 – LOANS PAYABLE

	September 30, 2017	September 30, 2016
Loan principal amount	$1,328,265	$-
Liability to be paid through profit share	300,000	-
Profit interest payable	126,345	-
Less: unamortized debt discount	(14,352)	-
Loans payable, net	$1,740,258	$-

F-40

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 6 – LOANS PAYABLE (continued)

In June 2017, through the Company’s subsidiary, CFTB Movie, the Company entered into a 12% loan and security agreement for a loan amount of $400,000. The 12% secured loan and all accrued interest is due on August 15, 2017. The Company received proceeds of $350,000 and paid original issuance cost and related loan fees of $50,000 in connection with this loan which is being amortized over the term of the loan. This loan was used for the production of the Movie. The Company has granted a security interest in all the Company’s property, tangible and intangible, existing or subsequently in effect, including but not limited to : 1) all bank accounts, 2) all of the Company’s right under any contract, 3) all accounts payable 4) all chattel paper, documents and instruments related to accounts, 5) all intellectual property 6) all inventory, furniture, fixtures, equipment and supplies, and 7) all proceeds, products and accessions of, and to, any and all of the foregoing. For the year ended September 30, 2017, amortization of debt discounts related to this 12% secured loan amounted to $50,000 which has been included in film production cost as capitalized interest on the accompanying consolidated statements of operations. Accrued interest related to this loan amounted to $14,488 at September 30, 2017 and has been included in film production cost as capitalized interest.

In July 2017, the Company entered into an Agreement (the “Agreement”), to extend the maturity date to December 1, 2017 from August 15, 2017 and to release the guarantee as discussed below. Beginning on December 1, 2017, and continuing until such time as this loan is repaid, CFTB Movie at its sole option, may choose to make monthly partial payments that will be applied to the outstanding amount, due no later than the first business day of each month, in denominations of no less than $100,000.

In consideration for extending the maturity date to December 1, 2017 and the release of the guarantee, the Company shall pay i) $25,000 fee, ii) 6% of adjusted gross revenue from the Movie as defined in the Agreement and iii) shall be first position of senior secured creditor after repayment of a loan to a certain lender as defined in the Agreement. The $25,000 fee for such extension shall be amortized up to the extended maturity date of December 1, 2017 and is being amortized to film production cost as capitalized interest. For the year ended September 30, 2017, amortization of the $25,000 debt issuance cost related to this loan amounted to $10,648.

The Company accounted for the 6% profit consideration for the above agreement in accordance with ASC 470-10-35 which requires amounts recorded as debt to be amortized under the interest method as described in ASC 835-30, Interest Method. The Company determined an effective interest rate based on future expected cash flows to be paid to the loan holder. This rate represents the discount rate that equates estimated cash flows with the initial proceeds received from the loan holder and is used to compute the amount of interest to be recognized each period. Estimating the future cash outflows under this agreement requires the Company to make certain estimates and assumptions about future revenues and such estimates are subject to significant variability due to the Movie is still in post-production stage, and thus are subject to significant uncertainty. Therefore, the estimates are likely to change which may result in future adjustments to the accretion of the interest expense and the amortized cost based carrying value of the related loan. Accordingly, the Company has estimated the cash flows associated with the Movie and determined a discount of $537,614 which is being accounted as interest expense over a 5 year estimated life of the Movie based on expected future revenue streams. For the year ended September 30, 2017, interest expense related to this loan amounted to $28,078 which has been included in interest expense and a corresponding increase in loans payable. As of September 30, 2017, loan payable net of unamortized debt discount amounted $438,726.

Additionally, on December 12, 2017, the Company paid $25,000 towards the principal of this 12% loan.

Additionally, in connection with the $400,000 loan above, the Company’s majority owned subsidiary, CFTB Movie entered into a Guarantee Agreement whereby the Company agreed to transfer its 1 Class B unit of membership interest in CFTB Movie as consideration for the guarantee of loan to a guarantor. The Company valued the transferred 1 Class B unit at the fair value of $100,000 based on the sale of Class A units in the recent private placement on the date of grant and deemed as other expense from loan guarantee (see Note 8). Furthermore, in connection with the guarantee agreement above, the guarantor would have received an additional 1 Class B unit of membership interest in CFTB Movie if the guarantee was called or exercise by the lender thereby the guarantor would have to pay back the lender the $400,000 and such loan would have been transferred to the guarantor. If the loan was transferred, the guarantor would have been paid $10,000 per week starting from September 1, 2017 towards any balance due until paid in full including 8% interest. The Company’s CEO had pledged his own stock as a collateral upon exercise of the guarantee. As of September 30, 2017, the lender did not exercise or call such guarantee and such guarantee was released in July 2017.

Additionally, in July 2017, through the Company’s majority owned subsidiary, CFTB GA, the Company received additional proceeds from issuance of loans for a total of $98,465 from the same lender above. Such loan bears 12% interest per annum and are considered due on demand as there was no set maturity.

F-41

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 6 – LOANS PAYABLE (continued)

In June 2017, through the Company’s majority owned subsidiary, CFTB GA, the Company received initial proceeds for a total of $300,000 from an unrelated party. Additionally, in July 2017, the Company entered into a loan agreement whereby the lender shall provide an additional loan up to $500,000 for the purpose of completing the production of the Movie. Such loans bears no interest and is considered due on demand as there was no set maturity. Between July 2017 and August 2017, through the Company’s majority owned subsidiary, CFTB GA, the Company received additional proceeds from this loan agreement for a total of $450,000. The Company provided this lender a senior secured position with all the tax credits that will be due from the state of Georgia and city of Savannah and all excess deposits posted related to the filming of the Movie. In return for providing the additional loan of $500,000, the Company agreed to 1) issue a note payable of $25,000 to the lender and 2) the lender shall be entitled to a 50% net profit from the Movie. In the event, the $525,000 gets repaid, the lender’s percentage ownership will decrease to 37%. However, the percentage of ownership shall remain at 50% if such additional loan was not paid within 90 days. As of September 30, 2017, the Company recorded capitalized interest of $25,000 in production film cost and a corresponding increase in debt of $25,000 in connection with the issuance of this loan. The Company accounts for the above agreement in accordance with ASC 470-10-25, which requires that cash received from an investor in exchange for the future payment of a specified percentage or amount of future revenue shall be classified as debt. The Company does not purport the arrangements to be a sale and the Company has significant continuing involvement in the generation of cash flows due to the loan holder or investor.

Consequently, the initial proceeds of $300,000 is accounted for as liability or debt to be paid through the profit share arrangement. Additionally, ASC 470-10-35 requires amounts recorded as debt to be amortized under the interest method as described in ASC 835-30, Interest Method. The Company determined an effective interest rate based on future expected cash flows to be paid to the investor. This rate represents the discount rate that equates estimated cash flows with the initial proceeds received from the investor and is used to compute the amount of interest to be recognized each period. Estimating the future cash outflows under this agreement requires the Company to make certain estimates and assumptions about future revenues and such estimates are subject to significant variability due to the Movie is still in post-production stage, and thus are subject to significant uncertainty. Therefore, the estimates are likely to change which may result in future adjustments to the accretion of the interest expense and the amortized cost based carrying value of the related loan. Accordingly, the Company has estimated the cash flows associated with the Movie and determined a discount of $2,173,808 which is being accounted as interest expense over the 5 year estimated life of the Movie based on expected future revenue streams. For the year ended September 30, 2017, interest expense related to this loan amounted to $98,267 which has been included in interest expense and a corresponding increase in loans payable. As of September 30, 2017, loan payable to such lender net of unamortized debt discount amounted $873,267.

Between June 2017 and July 2017, through the Company’s majority owned subsidiary, CFTB GA, the Company received proceeds from loans for a total of $284,800 from an unrelated party. Such loans bear no interest and are due on demand. In November 2017, the Company entered into a Release and Indemnification Agreement, whereby both parties settle, fully release and discharges any present, future or potential claims, causes of all actions, debts, sums of money, accounts, covenants, contracts, controversies, agreements, promises, trespasses, damages, judgments, and demands that either parties may have against each other.

In July 2017, through the Company’s majority owned subsidiary, CFTB GA, the Company received proceeds from issuance of notes for a total of $20,000 from an unrelated party. Such loans bear no interest and were due 2 weeks after the date of loan. In November 2017, the Company entered into a Release and Indemnification Agreement, whereby both parties settle, fully release and discharges any present, future or potential claims, causes of all actions, debts, sums of money, accounts, covenants, contracts, controversies, agreements, promises, trespasses, damages, judgments, and demands that either parties may have against each other.

In July 2017, through the Company’s majority owned subsidiary, CFTB GA, the Company received proceeds from issuance of notes for a total of $25,000 from an unrelated party. Such loans bear no interest and were due 2 weeks after the date of loan. The Organizer of CFTB GA is the manager of this lender. In November 2017, such loan was repaid for $25,000.

F-42

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 7 – RELATED PARTY TRANSACTIONS

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as compensation or distribution to related parties depending on the transaction.

In December 2015, the Company through its wholly owned subsidiaries, Tween Entertainment, executed a month to month operating lease agreement with the CEO of the Company. The lease premise is located in Mt. Kisco, New York and the initial term was for a period of 12 months commencing in December 2015 and expiring in December 2016. The lease is currently on a month to month lease. The lease requires the Company to pay a monthly base rent of $1,000. The Company has paid rent $12,000 and $6,700 during the year ended September 30, 2017 and September 30, 2016 respectively.

On January 5, 2016, the Company entered into a 2 month consulting agreement with a consultant company to provide business advisory services. Pursuant to the consulting agreement, the Company paid a total of $5,000 during the term of the agreement. One of the members of CFTB is an affiliate of this consulting company.

During April 2016, the CEO and a director of the Company loaned $201 and $2,500, respectively, to the Company for working capital purposes. This loan is non-interest bearing and is due on demand.

On April 5, 2016, the Company sold 40,000 shares of the Company’s common stock to a director of the Company for gross proceeds of $4,000 (see Note 8).

In June 2016, the Company sold 1,000,000 shares of the Company’s common stock to a consultant at $0.0025 per common share or $2,500. The Company received the proceeds of $2,500 as of September 30, 2016 from the consultant. The consultant is one of the members of CFTB (see Note 8).

In July 2017, the Company sold 1and ½ Class A units of membership interest in CFTB Movie to an affiliated company for $150,000. The affiliated company is owned by a director of the Company (see Note 8).

The CEO of the Company, who is the creator, writer and also acted as a producer of the Movie is entitled to receive a writer’s fee of $25,000 and producer’s fee of $100,000 to be paid from gross revenues derived from the Movie or the sale of ancillary products. As of September 30, 2017, the Company recorded a total of $125,000 in accrued expenses for services rendered by the CEO of the Company and a corresponding increase in film cost.

F-43

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 8 – STOCKHOLDERS’ DEFICIT

In March 2017, the Board of Directors of the Company approved to increase the authorized shares of the Company to 205,000,000 shares of authorized capital stock. In July 2017, the Board of Directors of the Company approved and further increase the authorized shares to 705,000,000 shares of authorized capital stock. Consequently, the authorized capital stock consists of 700,000,000 shares of common stock and 5,000,000 shares of preferred stock.

Common stock

On October 26, 2015, the Company entered into the Asset Exchange with CFTB and certain members owning membership interest in CFTB whereby the Company acquired certain assets from CFTB in exchange for 5,201,500 shares of the Company’s common stock (see Note 1). The assets that were acquired included a movie screenplay, master recordings, trademarks, and web domain names. Consequently, the issuance of 5,201,500 shares of the Company’s common stock to CFTB accounted for approximately 66% of the total issued and outstanding stock of the Company as of October 26, 2015 and the Company became a majority owned subsidiary of CFTB. Upon the closing of the Asset Exchange, the Company’s directors resigned and a new board of directors and new officers were appointed which consists of Brian Lukow, Brian Gold and Aimee O’Brien. Following the closing, Mr. Lukow was also appointed as Chief Executive Officer and President of the Company. Mr. Lukow and Mr. Gold own approximately 17% and 20% membership interest in CFTB, respectively.

The Company accounted for the acquisition of the CFTB Assets pursuant to the Asset Exchange under Accounting Standards Codification (“ASC”) 805-50 whereby measurement shall be based on either the cost which shall be measured based on the fair value of the consideration given or the fair value of the assets acquired, whichever is more clearly evident and, thus, more reliably measurable. The Company recorded the acquired CFTB assets at their fair value which amounted to $0. Consequently, the Company valued the issuance of 5,201,500 shares of common stock in connection with the Asset Exchange at $0. Additionally, the Company evaluated this acquisition transaction in accordance with ASC 805 and determined that the CFTB Assets do not constitute a business. The assets acquired have no processes and no outputs but rather comprised of certain assets consisting of a movie screenplay, master recordings, trademarks, and web domain names.

In October 2015, the Company sold an aggregate of 440,000 shares of the Company’s common stock for cash and received net proceeds of $104,075. The Company paid $5,000 legal fees and $925 escrow fees in connection with the sale. The Company used these proceeds to pay certain debts, convertible notes and accrued interest owed by the Company.

In October 2015, the Company sold an aggregate 1,248,500 shares of the Company’s common stock to three unrelated parties with purchase prices ranging from $0.001 to $0.08 per common share for $50,124. The Company recorded stock based compensation of $262,001 which is equal to the fair value of shares issued in excess of the purchase price of $50,124. The Company has determined that the fair value of the common stock is $0.25 per share which is based on the sale of common stock in the recent private placement.

In December 2015, the Company sold an aggregate of 140,000 shares of the Company’s common stock for gross proceeds of $30,000 and subscription receivable of $5,000. The Company collected the subscription receivable of $5,000 in January 2016. The Company used these proceeds for working capital purposes.

Between October 2015 and January 2016, the Company issued 65,806 shares of the Company’s common stock to the CEO of the Company as payment for services rendered pursuant to the Employment agreement (see Note 9). The Company valued these common shares at the fair value of $16,452 or $0.25 per common share based on the sale of common stock in a private placement at $0.25 per common share and was recorded as stock based compensation.

Between October 2015 and January 2016, the Company issued 65,806 shares of the Company’s common stock to a consultant as payment for services rendered. The Company valued these common shares at the fair value of $16,452 or $0.25 per common share based on the sale of common stock in a private placement at $0.25 per common share and was recorded as stock based compensation.

Between October 2015 and January 2016, the Company issued an aggregate of 19,740 shares of the Company’s common stock to the three directors of the Company as payment for services rendered pursuant to corporate director agreements (see Note 9). The Company valued these common shares at the fair value of $4,935 or $0.25 per common share based on the sale of common stock in a private placement at $0.25 per common share and was recorded as stock based compensation.

F-44

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 8 – STOCKHOLDERS’ DEFICIT (continued)

In February 2016, the Company issued 20,000 shares of the Company’s common stock to the CEO of the Company as payment for services rendered pursuant to the Employment agreement (see Note 8). The Company valued these common shares at the fair value of $5,000 or $0.25 per common share based on the sale of common stock in a private placement at $0.25 per common share and was recorded as stock based compensation.

In February 2016, the Company issued 20,000 shares of the Company’s common stock to a consultant as payment for services rendered. The Company valued these common shares at the fair value of $5,000 or $0.25 per common share based on the sale of common stock in a private placement at $0.25 per common share and was recorded as stock based compensation.

In February 2016, the Company issued an aggregate of 6,000 shares of the Company’s common stock to the three directors of the Company as payment for services rendered pursuant to corporate director agreements (see Note 8). The Company valued these common shares at the fair value of $1,500 or $0.25 per common share based on the sale of common stock in a private placement at $0.25 per common share and was recorded as stock based compensation.

Between March 2016 and May 2016, the Company issued 60,000 shares of the Company’s common stock to the CEO of the Company as payment for services rendered pursuant to the Employment agreement (see Note 9). The Company valued these common shares at the fair value ranging from $0.17 to $0.37 per common share or $14,800 based on the quoted trading price on the date of grants and was recorded as stock based compensation.

Between March 2016 and May 2016, the Company issued an aggregate of 18,000 shares of the Company’s common stock to the three directors of the Company as payment for services rendered pursuant to corporate director agreements (see Note 9). The Company valued these common shares at the fair value ranging from $0.17 to $0.37 per common share based on the quoted trading price on the date of grants and was recorded as stock based compensation.

In April 2016, the Company issued 50,000 shares of the Company’s common stock to a consultant as payment for financial advisory services rendered. These shares vested immediately on the date of issuance. The Company valued these common shares at the fair value of $18,500 or $0.37 per common share based on the quoted trading price on the date of grant and was recorded as stock based compensation.

In April 2016, the Company sold 40,000 shares of the Company’s common stock to a director of the Company for gross proceeds of $4,000. The Company recorded stock based compensation of $10,800 which is equal to the fair value of shares issued in excess of the purchase price of $4,000. The Company has determined that the fair value of the common stock is $0.37 per share which is based on the quoted trading price on the date of grant and was recorded as stock based compensation.

In June 2016, the Company sold an aggregate of 4,000,000 shares of its common stock at $0.0025 per common share for proceeds of $10,000 which was paid by 2 directors of the Company. Additionally, in June 2016, the Company sold an aggregate of 3,000,000 shares of its common stock at $0.0025 per common share for a settlement of accrued salaries to the CEO of the Company for $7,500. The Company recorded stock based compensation of $1,382,500 which is equal to the fair value of shares issued in excess of the total purchase price of $17,500. ASC 718 establishes that share-based payment transactions with employees shall be measured at the fair value of the equity instruments issued. The Company has determined that the fair value of the common stock is $0.20 per share which is based on the quoted trading price on the date of grant.

In June 2016, the Company sold 1,000,000 shares of the Company’s common stock to a consultant at $0.0025 per common share or $2,500. The Company recorded stock based compensation of $197,500 which is equal to the fair value of shares issued in excess of the purchase price of $2,500. The Company has determined that the fair value of the common stock is $0.20 per share which is based on the quoted trading price on the date of grant. The Company received proceeds of $2,500 as of September 30, 2016. The consultant is one of the members of CFTB.

In June 2016, the Company issued 20,000 shares of the Company’s common stock to the CEO of the Company as payment for services rendered pursuant to the Employment agreement (see Note 9). The Company valued these common shares at the fair value of $5,000 or $0.25 per common share based on the quoted trading price on the date of grant and was recorded as stock based compensation.

F-45

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 8 – STOCKHOLDERS’ DEFICIT (continued)

In June 2016, the Company issued an aggregate of 6,000 shares of the Company’s common stock to the three directors of the Company as payment for services rendered and to be rendered for future services pursuant to corporate director agreements (see Note 9). The Company valued these common shares at the fair value of $1,500 or $0.25 per common share based on the quoted trading price on the date of grant and was recorded as stock based compensation.

In July 2016, the Company issued 20,000 shares of the Company’s common stock to the CEO of the Company as payment for services rendered pursuant to the Employment agreement (see Note 9). The Company valued these common shares at the fair value of $3,938 or $0.20 per common share based on the quoted trading price on the date of grant and was recorded as stock based compensation.

In July 2016, the Company issued an aggregate of 30,000 shares of the Company’s common stock to the three directors of the Company as payment for services rendered and to be rendered for future services pursuant to corporate director agreements (see Note 9). The Company valued these common shares at the fair value ranging from $0.20 to $0.54 per common share or $11,430 based on the quoted trading price on the dates of grants and was recorded as stock based compensation. During the year ended September 30, 2016, the Company recorded stock based compensation of $7,050 and prepaid expense of $4,380 to be amortized over the term of the service period. During the year ended September 30, 2017, the Company amortized the $4,380 as stock based compensation.

In August 2016, the Company issued 20,000 shares of the Company’s common stock to the CEO of the Company as payment for services rendered pursuant to the Employment agreement (see Note 9). The Company valued these common shares at the fair value of $10,700 or $0.54 per common share based on the quoted trading price on the date of grant.

In September 2016, the Company issued 20,000 shares of the Company’s common stock to the CEO of the Company as payment for services rendered pursuant to the Employment agreement (see Note 9). The Company valued these common shares at the fair value of $8,860 or $0.44 per common share based on the quoted trading price on the date of grant.

Between October 2016 and December 2016, the Company issued an aggregate of 60,000 shares of the Company’s common stock to the CEO of the Company as payment for services rendered pursuant to the Employment agreement (see Note 9). The Company valued these common shares at the fair value ranging from $0.15 to $0.38 per common share or $17,520 based on the quoted trading price on the dates of grants. The Company recorded stock based compensation of $17,520 during the year ended September 30, 2017.

In December 2016, the Company issued an aggregate of 6,000 shares of the Company’s common stock to the three directors of the Company as payment for services rendered pursuant to corporate director agreements (see Note 9). The Company valued these common shares at the fair value of $900 or $0.15 per common share based on the quoted trading price on the date of grant and was recorded as stock based compensation.

Between January 2017 and March 2017, the Company issued 60,000 shares of the Company’s common stock to the CEO of the Company as payment for services rendered pursuant to the Employment agreement (see Note 9). The Company valued these common shares at the fair value ranging from $0.08 to $0.16 per common share or $7,000 based on the quoted trading price on the dates of grants. The Company recorded stock based compensation of $7,000 during the year ended September 30, 2017.

Between January 2017 and March 2017, the Company issued an aggregate of 18,000 shares of the Company’s common stock to the three directors of the Company as payment for services rendered pursuant to corporate director agreements (see Note 9). The Company valued these common shares at the fair value ranging from $0.08 to $0.16 per common share or $2,100 based on the quoted trading price on the dates of grants. The Company recorded stock based compensation of $2,100 during the year ended September 30, 2017.

On February 2, 2017, the Company issued 250,000 shares of common stock to its legal counsel as payment for legal services previously rendered to the Company during January 2017. The Company valued these common shares at the fair value of $30,000 or $0.12 per common share based on the quoted trading price on the date of grant and was recorded as stock based compensation.

In February 2017, the Company issued 681,818 shares of common stock to the note holder upon the conversion of $30,000 principal amount of note pursuant to the conversion terms of the convertible notes (see Note 5).

F-46

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 8 – STOCKHOLDERS’ DEFICIT (continued)

On March 29, 2016, the Company entered into a nine-month consulting agreement with a consultant who agreed to provide strategic planning and business development consulting services to the Company. The term of the agreement commenced on June 1, 2016. In August 2016, the Company entered into an amendment agreement with such consultant to amend the compensation terms whereby both parties agree that the consultant, in exchange for his services will be issued 1,000,000 shares of the Company’s common stock upon effectiveness of the Company’s registration statement and another 1,000,000 shares to be issued upon the effectiveness of another registration statement as defined in the consulting agreement. An additional 2,000,000 share of the Company’s common stock will be issued if the Company renews and extends the term of this agreement. In no event shall the consultant receive at one time an amount of shares that would result in beneficial ownership of more than 4.99% of the outstanding shares of common stock of the Company. The consultant shall not be entitled to receive additional shares due under this agreement until such time as the Company has more issued and outstanding shares. On February 14, 2017, the 1,000,000 shares were earned under this agreement and the Company valued the 1,000,000 common shares at the fair value of $120,000 or $0.12 per common share based on the quoted trading price on the date of grant and was recorded as stock based compensation.

Between April 2017 and June 2017, the Company issued an aggregate of 18,000 shares of the Company’s common stock to the three directors of the Company as payment for services rendered pursuant to corporate director agreements (see Note 9). The Company valued these common shares at the fair value ranging from $0.04 to $0.08 per common share or $909 based on the quoted trading price on the dates of grants. The Company recorded stock based compensation of $909 during the year ended September 30, 2017.

Between April 2017 and June 2017, the Company issued 60,000 shares of the Company’s common stock to the CEO of the Company as payment for services rendered pursuant to the Employment agreement (see Note 9). The Company valued these common shares at the fair value ranging from $0.04 to $0.08 per common share or $3,032 based on the quoted trading price on the dates of grants. The Company recorded stock based compensation of $3,032 during the year ended September 30, 2017.

In April 2017, the Company issued 778,702 shares of common stock to the note holder upon the conversion of $23,400 principal amount of note pursuant to the conversion terms of the convertible notes (see Note 5).

In April 2017, the Company issued 888,889 shares of common stock to the note holder upon the conversion of $24,000 principal amount and $2,000 of interest pursuant to the conversion terms of the convertible notes (see Note 5).

In May 2017, the Company issued 247,681shares of common stock to the note holder upon the conversion of $2,600 principal amount and $3,716 of interest pursuant to the conversion terms of the convertible notes (see Note 5).

In May 2017, the Company issued 493,023 shares of common stock to the note holder upon the conversion of $5,000 principal amount, $5,000 in interest and $600 in fees pursuant to the conversion terms of the convertible notes (see Note 5). In July 2017, the Company issued an additional 516,501 shares of common stock to the note holder pursuant to the reset conversion terms of the convertible notes.

In May 2017, the Company issued 414,634 shares of common stock to the note holder upon the conversion of $6,407 principal amount and $600 in fees pursuant to the conversion terms of the convertible notes (see Note 5).

Between July 2017 and September 2017, the Company issued 60,000 shares of the Company’s common stock to the CEO of the Company as payment for services rendered pursuant to the Employment agreement (see Note 9). The Company valued these common shares at the fair value ranging from $0.02 to $0.04 per common share or $1,908 based on the quoted trading price on the dates of grants. The Company recorded stock based compensation of $1,908 during the year ended September 30, 2017.

Between July 2017 and September 2017, the Company issued an aggregate of 18,000 shares of the Company’s common stock to the three directors of the Company as payment for services rendered pursuant to corporate director agreements (see Note 9). The Company valued these common shares at the fair value ranging from $0.02 to $0.04 per common share or $573 based on the quoted trading price on the dates of grants. The Company recorded stock based compensation of $573 during the year ended September 30, 2017.

In July 2017, the Company issued 1,000,000 shares of common stock to a consultant under a Registration Statement on Form S-8 pursuant to a six-month consulting agreement dated on March 29, 2016. Subsequent to September 30, 2017, the 1,000,000 shares were earned under this agreement. The Company valued these common shares at the fair value at $0.04 per common share or $44,000 based on the quoted trading price on the dates of grants. The Company recorded stock based compensation of $44,000 during the year ended September 30, 2017.

F-47

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 8 – STOCKHOLDERS’ DEFICIT (continued)

In September 2017, the Company issued 1,261,539 shares of common stock to the note holder upon the conversion of $7,600 of principal amount and $600 in fees pursuant to the conversion terms of the convertible notes (see Note 5).

In September 2017, the Company issued 892,722 shares of common stock to the note holder upon the conversion of $5,203 of principal amount and $600 in fees pursuant to the conversion terms of the convertible notes (see Note 5).

During the year ended September 30, 2017, the Company reclassified $386,515 to paid-in capital due to the conversion of convertible note into common stock discussed above.

During the year ended September 30, 2017, the Company sold 8 Class A units of membership interest in CFTB Movie for $800,000 in cash and assigned 1 Class B unit in CFTB Movie pursuant to a guarantee agreement deemed as other expense of $100,000 (see Note 6) which resulted to approximately 27% non-controlling interest. One class of Membership Interests in CFTB Movie were offered for sale through a Private Placement Memorandum with a Minimum offering of $400,000 of LLC Class A Units and Maximum Offering of $2.5 Million of LLC Class A Units at $100,000 per unit. A Maximum of Twenty-Five (25) Class A Units were offered for sale. These Class A Units have a price of $100,000 per Unit. The units were sold at minimum of ½ for $50,000 for each ½ Class A unit (see Note 2).

Included in the $800,000 sale of Class A units of membership discussed above was a sale to an affiliated company for $150,000. The affiliated company is owned by a director of the Company (see Note 7).

Preferred stock

In July 2017, the Board of Directors of the Company designated 51 shares of its Series A Preferred Stock (“Series A Preferred Stock”). The Series A Preferred Stock has no rights to receive dividends. Each one (1) share of the Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (“Numerator”) divided by (y) 0.49 minus (z) the Numerator. The Series A Preferred Stock does not convert into equity of the Company. The Series A Preferred Stock does not contain any redemption provision and shall have no liquidation preference.

In July 2017, the Company issued 51 shares of the Company’s Series A Preferred Stock to the CEO of the Company for services provided. The CEO had 15.57% of total voting rights prior to the issuance of these Series A Preferred Stock. Consequently, after such issuance, the CEO’s percentage voting rights increased to 58.63% of total voting rights.

The Company valued the Series Preferred Stock at par value. In connection with the issuance of super voting control preferred stock in July 2017 (herein referred to as the “Valuation Date”), the Company assessed the fair value of the issued preferred stock issued to the CEO of the Company for purposes of determining the valuation as set forth in ASC 820–10–35–37 Fair Value in Financial Instruments. Based on an independent appraisal report which utilized the market approach to estimate fair values on the Valuation Date, and for the year ended September 30, 2017, the Company recorded stock-based compensation of $84,580. The preferred stock issued was valued based upon industry specific control premiums and the Company’s estimated equity value at the time of the transaction. The market approach was utilized to arrive at an indication of equity value based on recent transactions involving the Company’s common stock. The control premium for the Company was based on publicly traded companies in a similar industry which have been recently acquired in arm’s–length transactions. The Company estimated the control premium for the voting control of the preferred stock based on Entertainment Production industries at 20% which was reduced to 10% control premium to consider synergistic premium as of July 2017, based on comparable publicly traded data, adjusted for company-specific factors.

The control valuation of the Series A Preferred Stock as of July 26, 2017 used the following inputs:

1.	The trading price of the Company’s common stock was $0.0399 as of July 26, 2017;

2.	The Company’s share of common stock issued and outstanding totaled 21,197,507 as of July 27, 2017.

3.	A 10.00% premium over the equity value for the voting preferences;

4.	The Company has no warrants or other Preferred Stock outstanding as of this valuation date.

5.	The CEO also held 3,300,000 common shares of the Company.

The Company valued the share at the fair value of $84,580 and recorded stock-based compensation of $84,580 for the year ended September 30, 2017.

F-48

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 8 – STOCKHOLDERS’ DEFICIT (continued)

2017 Stock Incentive Plan

In February 2017, the Company’s Board of Directors authorized the 2017 Incentive Stock Plan covering 1,000,000 shares of common stock. The purpose of the plan is designed to retain directors, executives and selected employees and consultants and reward them for making major contributions to the success of the Company. These objectives are accomplished by making long-term incentive awards under the Plan thereby providing Participants with a proprietary interest in the growth and performance of the Company.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Employment agreement

In October 2015, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Brian Lukow, the CEO of the Company. As compensation for his services per the terms of the Employment Agreement, the Company shall pay $5,000 per month and 20,000 shares of the Company’s common stock calculated at $0.25 per share. The Employment Agreement may be terminated by either party upon two months written notice. As of September 30, 2017, accrued salaries to Mr. Lukow amounted to $5,051 and was included in accounts payable and accrued liabilities as reflected in the accompanying consolidated balance sheets.

Corporate director agreements

In October 2015, the Company entered into three corporate director agreements with Mr. Brian Lukow, Mr. Brian Gold and Ms. Aimee O’Brien to serve as members of the Company’s board of directors. The term of the agreements shall continue until September 30, 2016 unless earlier terminated by the Company. As compensation for their services per the terms of their respective corporate director agreements, the Company pays fees to i) Mr. Lukow of 2,000 shares of the Company’s common stock per month ii) Ms. O’Brien of 2,000 shares of the Company’s common stock per month and iii) Mr. Gold of 2,000 shares of the Company’s common stock per month during the month of service. Pursuant to the agreement, the director who will introduce and arrange for equity funding and acquisitions shall be entitled with a 10% commission fee as defined in the agreement.

Consulting agreements

In October 2016, the Company entered into a video production agreement with a third party vendor. The vendor provided production and post production services to the Company. The fees for such services were cash payment of $15,000 and 100,000 shares of the Company’s common stock. The Company has paid $15,000 as of September 30, 2017. The Company has not issued the 100,000 shares as of September 30, 2017 but has accrued the value of the 100,000 shares of common stock upon completion of the services which amounted to $4,000.

In November 2016, the Company entered into a Directors Loan-Out Agreement (the “Director Agreement”) with a movie directing company for directing services with regards to a theatrical motion picture entitled Crazy For The Boys (the “Picture”). The term of this agreement shall continue until the completion of all the movie director’s required services on the Picture. The Organizer of CFTB GA is a manager of the movie directing company. The Company agreed to pay the following:

a)

Guaranteed Compensation: $100,000 upon commencement of the official pre-production, beginning with a 5% deposit upon execution of this agreement and the full balance shall be paid no later than the delivery of the movie director’s final cut of the Picture. The Company has paid the $100,000 as of September 30, 2017 and was included in production film cost.

b)

Contingent Compensation: Subject to the production and release of the Picture. The movie director shall be entitled to receive as contingent compensation an amount equal to 5% of the net profits of the Picture, if any. Such contingent compensation is considered a participation cost which is recognized evenly as the ultimate revenues are earned in accordance with ASC 926.

c)	Box Office Bonuses upon meeting certain box office sales threshold as defined in this agreement.

F-49

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 9 – COMMITMENTS AND CONTINGENCIES (continued)

In January 2017, the Company entered into a Producer Agreement (the “Producer Agreement”) with a producer to render all services that are customarily rendered by producers of first-class feature-length motion pictures. The term of this agreement shall continue until the completion of all the producer’s required services on the Picture. The Organizer of CFTB GA is also the producer. The Company agreed to pay the following:

a)

Fixed Compensation of $75,000 payable during the pre-production, production and post production stage of the Movie as reflected in the Producer Agreement. The Company has paid the $75,000 as of September 30, 2017 and was included in production film cost.

b)

Contingent Compensation: Subject to the production and release of the Picture. The producer shall be entitled to receive as contingent compensation an amount equal to 2% of the producer’s net proceeds of the Picture, if any. Such contingent compensation is considered a participation cost which is recognized evenly as the ultimate revenues are earned in accordance with ASC 926.

In July 2017, the Company entered into an Executive Producer Agreement (the “Executive Producer Agreement”) with an executive producer to provide executive producing services, which are usually and customarily performed by executive producers in the motion picture industry. The term of this agreement shall continue until the completion of all the executive producer’s required services on the Picture. The Company agreed to pay the following:

a)

Fixed Compensation of $50,000 payable in five equal installments. The Company has paid $10,000 and recorded $20,000 in accrued expenses for services rendered as of September 30, 2017 which were included in production film cost.

b)

Adjusted gross receipts: The executive producer shall be entitled to receive 2% of adjusted gross receipts with a cap of $100,000 as defined in the Executive Producer Agreement. Such contingent compensation is considered a participation cost which is recognized evenly as the ultimate revenues are earned in accordance with ASC 926.

Loan agreements

In June 2017, in connection with a loan agreement (see Note 6), through the Company’s majority owned subsidiary, CFTB GA, the Company agreed to 1) issue a note payable of $25,000 to the lender and 2) the lender shall be entitled to a 50% net profit from the Movie. In the event, the loan gets repaid, the lender’s percentage ownership will decrease to 37%. However, the percentage of ownership shall remain at 50% if such additional loan was not paid within 90 days. Additionally, the initial proceeds of $300,000 received from the lender is accounted for as liability or debt to be paid through the profit share arrangement (see Note 6).

In July 2017, the Company entered into an Agreement, to extend the maturity date of a loan into December 1, 2017 from August 15, 2017 and to release a guarantee arrangement. In consideration for extending the maturity date to December 1, 2017 and the release of the guarantee, the Company shall pay i) $25,000 ii) 6% of adjusted gross revenue from the Movie as defined in the Agreement and iii) shall be first position of senior secured creditor after repayment of a loan to a certain lender as defined in the Agreement (see Note 6).

Operating Lease

In December 2015, the Company through its wholly owned subsidiaries, Tween Entertainment, executed a month to month operating lease agreement located in Boca Raton, Florida. The lease is for a period of 12 months commencing in December 2015 and expiring in December 2016. The lease requires the Company to pay a monthly rent of $1,000. The Company terminated the month to month lease agreement for the Boca Raton office in February 2016.

In December 2015, the Company through its wholly owned subsidiaries, Tween Entertainment, executed a month to month operating lease agreement with the CEO of the Company. The lease premise is located in Mt. Kisco, New York and the initial term was for a period of 12 months commencing in December 2015 and expiring in December 2016. The lease is currently on a month to month lease. The lease requires the Company to pay a monthly rent of $1,000. Rent expense was $12,000 and $6,700 for the year ended September 30, 2017 and 2016 respectively.

F-50

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 10 – INCOME TAXES

Management believes that the realization of the benefits from these losses appears not more than likely due to the Company’s limited operating history and continuing losses for United States income tax purposes. Accordingly, the Company has provided a 100% valuation allowance on the deferred tax asset to reduce the asset to zero. Management will review this valuation allowance periodically and make adjustments as necessary.

The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes were as follows:

	Year Ended September 30, 2017	Year Ended September 30, 2016
Income tax benefit at U.S. statutory rate of 34%	$(1,662,499)	$(776,314)
Income tax benefit - State	(244,485)	(114,164)
Non-deductible expenses	1,630,705	815,287
Increase in valuation allowance	276,279	75,191
Total provision for income tax	$-	$-

The Company’s approximate net deferred tax asset was as follows:

Deferred Tax Asset:	September 30, 2017	September 30, 2016
Net operating loss carryforward	$460,814	$184,535
Valuation allowance	(460,814)	(184,535)
Net deferred tax asset	$-	$-

The net operating loss carryforward was approximately $1,182,000 at September 30, 2017. The Company provided a valuation allowance equal to the deferred income tax asset for the year ended September 30, 2017 and 2016 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. The increase in the allowance was $276,279 in fiscal 2017. The potential tax benefit arising from the loss carryforward will expire in 2037.

Additionally, the future utilization of the net operating loss carryforward to offset future taxable income may be subject to an annual limitation as a result of ownership changes that could occur in the future. If necessary, the deferred tax assets will be reduced by any carryforward that expires prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance. The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position

NOTE 11 – SUBSEQUENT EVENTS

In October 2017, the Company entered into a consulting agreement for investor relations services. The initial term of the consulting agreement is for 15 days and shall be automatically extended for an additional 350 days. The consultant shall receive compensation for the initial term equivalent to 400,000 shares of the Company’s common stock.

In November 2017, the Company entered into a Release and Indemnification Agreement with two lenders (see Note 6), whereby the parties settle, fully release and discharges any present, future or potential claims, causes of all actions, debts, sums of money, accounts, covenants, contracts, controversies, agreements, promises, trespasses, damages, judgments, and demands that either parties may have against each other. Consequently, the loans from two lenders for $284,800 and $20,000 were discharged and considered paid off.

F-51

ALL FOR ONE MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND 2016

NOTE 11 – SUBSEQUENT EVENTS (continued)

In November 2017, the Company issued 12% Convertible Promissory Note for principal borrowings of up to $53,000. The 12% convertible promissory note and all accrued interest are due in September 2018. The note is unsecured and bears interest at the rate of 12% per annum from the issuance date thereof until the note is paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 58% of the average of the lowest five trading prices of the Company’s common stock during the 10 trading days immediately preceding the conversion date. During the first 30 to 180 days following the date of this note, the Company has the right to prepay the principal and accrued but unpaid interest due under this note, together with any other amounts that the Company may owe the holder under the terms of this note, at a premium ranging from 115% to 140% as defined in the note agreement. After this initial 180-day period, the Company does not have a right to prepay the note. The Company paid original issuance cost and related loan fees of $3,000 in connection with this note payable which is being amortized over the term of the note.

In November 2017, the Company paid off a loan for $25,000 (see Note 6).

In November 2017, the Company issued 846,667 common stock to the note holder upon the conversion of $17,690 of principal amount, $3,300 accrued interest and $600 in fees pursuant to the conversion terms of the convertible notes (see Note 5).

In December 2017, the Company issued 8% Convertible Promissory Notes for principal borrowings of up to $55,000. The 8% convertible promissory notes and all accrued interest are due in December 2018. The notes are unsecured and bears interest at the rate of 8% per annum from the issuance date thereof until the notes are paid. The note holder shall have the right to convert beginning on the date which is 180 days following the issuance date the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to a price which is 57% of the lowest trading price of the Company’s common stock during the 15 prior trading days including the day of the conversion date. The Company paid original issuance cost and related loan fees of $5,000 in connection with this note payable which is being amortized over the term of the note.

In December 2017, the Company issued 10% Convertible Promissory Notes for principal borrowings of up to $53,000. The 10% convertible promissory notes and all accrued interest are due in December 2018. The notes are unsecured and bears interest at the rate of 10% per annum from the issuance date thereof until the notes are paid. The note holder shall have the right to convert beginning on the issuance date, the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price equal to the lower of: (i) the closing sale price of the common stock on the trading day immediately on the issuance date, and (ii) 50% of either the lowest sale price for the common stock during the twenty (20) consecutive trading days including and immediately preceding the conversion date, or the closing bid price, whichever is lower. During the first 90 to 180 days following the date of this note, the Company has the right to prepay the principal and accrued but unpaid interest due under this note, together with any other amounts that the Company may owe the holder under the terms of this note, at a premium ranging from 135% to 150% as defined in the note agreement. After this initial 180-day period, the Company does not have a right to prepay the note. The Company paid original issuance cost and related loan fees of $2,650 in connection with this note payable which is being amortized over the term of the note.

F-52

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a summary of the fees billed to us by our principal accountants during the fiscal years ended September 30, 2017, and 2016:

Fee Category	2016	2017
Audit Fees	$15,773	$20,000
Audit-related Fees	$0	$20,600
Tax Fees	$0	$0
All Other Fees	$50	$850
Total Fees	$15,773	$41,450

Audit Fees - Consists of fees for professional services rendered by our principal accountants for the audit of our annual financial statements and review of the financial statements included in our Forms 10-Q or services that are normally provided by our principal accountants in connection with statutory and regulatory filings or engagements.

Audit-related Fees - Consists of fees for assurance and related services by our principal accountants that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit fees.”

Tax Fees - Consists of fees for professional services rendered by our principal accountants for tax compliance, tax advice and tax planning.

All Other Fees - Consists of fees for products and services provided by our principal accountants, other than the services reported under “Audit fees,” “Audit-related fees,” and “Tax fees” above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

We have not adopted an Audit Committee; therefore, there is no Audit Committee policy in this regard. However, we do require approval in advance of the performance of professional services to be provided to us by our principal accountant. Additionally, all services rendered by our principal accountant are performed pursuant to a written engagement letter between us and the principal accountant.

Item 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 145 of the Utah General Corporation Law, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

Item 15. RECENT SALES OF UNREGISTERED SECURITIES

Issuance of Shares

On May 15, 2018, the Company issued 1,254,330 shares of common stock to GS Capital Partners, LLC upon the conversion of $20,000 in principal, $ 2,196.16 in accrued interest and $0 in fees pursuant to the conversion terms of the convertible notes described herein. The issuance was made in reliance on the exemption from registration provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act as the common stock was issued in exchange for debt securities of the Company held by each shareholder, there was no additional consideration for the exchange, there was no remuneration for the solicitation of the exchange, there was no general solicitation, and the transactions did not involve a public offering. The holders provided legal opinions pursuant to Rule 144 promulgated under Section 4(a)(1) of the Securities Act.

On May 23, 2018, the Company issued 1,875,000 shares of common stock to Apollo Capital Corp. upon the conversion of $32,400 in principal, $1,372.50 in accrued interest and $0 in fees pursuant to the conversion terms of the convertible notes described herein. The issuance was made in reliance on the exemption from registration provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act as the common stock was issued in exchange for debt securities of the Company held by each shareholder, there was no additional consideration for the exchange, there was no remuneration for the solicitation of the exchange, there was no general solicitation, and the transactions did not involve a public offering. The holders provided legal opinions pursuant to Rule 144 promulgated under Section 4(a)(1) of the Securities Act.

On June 1, 2018, the Company issued 1,010,695 shares of common stock to GS Capital Partners, LLC upon the conversion of $43,000 in principal, $ 3,308.05 accrued interest and $600 in fees pursuant to the conversion terms of the convertible notes described herein. The issuance was made in reliance on the exemption from registration provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act as the common stock was issued in exchange for debt securities of the Company held by each shareholder, there was no additional consideration for the exchange, there was no remuneration for the solicitation of the exchange, there was no general solicitation, and the transactions did not involve a public offering. The holders provided legal opinions pursuant to Rule 144 promulgated under Section 4(a)(1) of the Securities Act.

On June 14, 2018, the Company issued 2,044,551 shares of common stock to EMA Financial upon the conversion of $40,993 in principal, $0 accrued interest and $0 in fees pursuant to the conversion terms of the convertible notes described herein. The issuance was made in reliance on the exemption from registration provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act as the common stock was issued in exchange for debt securities of the Company held by each shareholder, there was no additional consideration for the exchange, there was no remuneration for the solicitation of the exchange, there was no general solicitation, and the transactions did not involve a public offering. The holders provided legal opinions pursuant to Rule 144 promulgated under Section 4(a)(1) of the Securities Act.

Purchases of Equity Securities by Us and Affiliated Purchasers

None; not applicable.

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Item 16. Exhibits

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Incorporation (1)

3.2	By-Laws (1)

3.3	Articles of Amendment (1)

5.1	Opinion of Counsel on Legality of Securities Being Registered

10.1	Asset Exchange Agreement with Crazy For the Boys, LLC dated October 26, 2015 (1)

10.2	Employment Agreement with Brian Lukow (1)

10.3	Board of Directors Agreement with Brian Lukow (1)

10.4	Board of Directors Agreement with Brian Gold (1)

10.5	Consulting Agreement (1)

10.6	Amendment to Consulting Agreement (1)

10.7	Promissory Note with Apollo Capital Corp. dated June 27, 2016 (1)

10.8	Promissory Note with Apollo Capital Corp. dated August 25, 2016(1)

10.9	Promissory Note with Apollo Capital Corp. dated October 25, 2016 (1)

10.10	Promissory Note with Apollo Capital Corp. dated January 5, 2017(3)

10.11	Promissory Note with Power Up Lending Group dated February 23, 2017 (2)

10.12	Promissory Note with Power Up Lending Group dated March 23, 2017 (2)

10.13	Promissory Note with Apollo Capital dated April 5, 2017(3)

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10.14	Promissory Note with Apollo Capital dated May 2, 2017(3)

10.15	Promissory Note with Apollo Capital dated May 2, 2017(3)

10.16	Loan and Security Agreement with Apollo Capital dated June 13, 2017(3)

10.17	Extension and Release to Loan and Security Agreement with Apollo Capital dated July 25, 2017(3)

10.18	Promissory Note with GS Capital Partners dated June 12, 2017(3)

10.19	Executive Producer Agreement dated July 5, 2017(3)

10.20	Promissory Note with JSJ Investments dated July 6, 2017(3)

10.21	Promissory Note with Auctus Fund I dated July 18, 2017(3)

10.22	Promissory Note with GS Capital Partners dated August 18, 2017(3)

10.23	Promissory Note with Power Up Lending Group dated September 20, 2017(3)

10.24	Promissory Note with Auctus Fund II dated September 25, 2017(3)

10.25	Release and Indemnification Agreement dated November 9, 2017(3)

10.26	Release and Indemnification Agreement dated November 9, 2017(3)

10.27	Promissory Note with Power Up Lending Group dated November 28, 2017(3)

10.28	Promissory Note with EMA Financial dated December 20, 2017(3)

10.29	Promissory Note with GS Capital Partners dated December 6, 2017(3)

10.30	Promissory Note with Crown Bridge Partners, LLC dated January 15, 2018 (4)

10.31	Promissory Note with Adar Bays, LLC dated January 29, 2018 (4)

10.32	Promissory Note with GS Capital Partners, LLC dated February 12, 2018 (4)

10.33	Promissory Note with Power Up Lending Group, Ltd. dated March 22, 2018 (4)

10.34	Promissory Note with GS Capital Partners, LLC dated March 26, 2018 (4)

10.35	Equity Financing Agreement with GHS Investments, LLC dated April 11, 2018 (6)

10.36	Equity Registration Rights Agreement with GHS Investments, LLC dated April 11, 2018 (6)

10.37	Promissory Note with GHS Investments, LLC, as amended on June 27, 2018 (6)

10.38	Promissory Note dated April 1, 2018 (6)

10.39	Promissory Note with GHS Investments, LLC dated July 30, 2018*

14.1	Code of Ethics (3)

23.1	Consent of Malone Bailey, LLP

101	Interactive data files pursuant to Rule 405 of Regulation S-T

__________

(1)	As filed with our Form 10 on January 3, 2017, as amended, and incorporated herein by reference.
(2)	As filed with our Form 10-Q filed on May 11, 2017 and incorporated herein by reference.
(3)	As filed with our form 10-K filed on January 16, 2018 and incorporated herein by reference.
(4)	As filed with our Form 10-Q filed on May 14, 2018 and incorporated herein by reference.
(5)	As filed with our Form S-1 Registration Statement filed on May 29, 2018 and incorporated herein by reference.
(6)	As filed with our Form S-1/A Registration Statement filed on July 17, 2018.

* Filed herewith.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

37

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on  August 3, 2018.

ALL FOR ONE MEDIA CORP.

By:	/s/ Brian Lukow
Name:	Brian Lukow
Its:	President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

DATE	SIGNATURE	TITLE

August 3, 2018	/s/ Brian Lukow	President, Chief Executive Officer, Acting Chief Financial
	Brian Lukow	Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

August 3, 2018	/s/ Aimee Ventura O’Brien	Director
Aimee Ventura O’Brien

38